Filed Pursuant to Rule 424(b)(5)
Registration No. 333-296672

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are part of an effective registration statement filed with the Securities and Exchange Commission and are not offers to sell nor solicitations of offers to buy these securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 10, 2026

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus dated June 10, 2026)

$250,000,000

PureCycle Technologies, Inc.

 % Convertible Senior Notes due 2032

We are offering $250,000,000 principal amount of our % Convertible Senior Notes due 2032 (the “notes”). The notes will bear interest at a rate of % per year, payable semiannually in arrears on January 1 and July 1 of each year, beginning on January 1, 2027. The notes will mature on July 1, 2032, unless earlier converted, redeemed or repurchased.

Holders may convert all or any portion of their notes at their option at any time prior to the close of business on the second scheduled trading day immediately preceding the maturity date. Upon conversion, we will pay or deliver, as the case may be, cash, shares of our common stock, par value $0.001 per share (our “common stock”) or a combination of cash and shares of our common stock, at our election, as described in this prospectus supplement.

The conversion rate will initially be     shares of common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $  per share of common stock). The conversion rate will be subject to adjustment in some events but will not be adjusted for any accrued and unpaid interest. In addition, following certain corporate events that occur prior to the maturity date or if we deliver a notice of redemption, we will, in certain circumstances, increase the conversion rate for a holder who elects to convert its notes in connection with such a corporate event or convert its notes called (or deemed called) for redemption during the related redemption period (as defined in this prospectus supplement), as the case may be.

We may not redeem the notes prior to July 6, 2029. We may redeem for cash all or any portion of the notes (subject to the partial redemption limitation described in this prospectus supplement), at our option, on a redemption date on or after July 6, 2029 if the last reported sale price of our common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which we provide notice of redemption, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. No sinking fund is provided for the notes.

On July 8, 2030 or if we undergo a “fundamental change” (as defined in this prospectus supplement), then, subject to certain conditions and except as described in this prospectus supplement, holders may require us to repurchase for cash all or any portion of their notes at a specified repurchase date repurchase price or fundamental change repurchase price, as applicable, equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the relevant repurchase date.

The notes will be our general unsecured obligations and will rank senior in right of payment to all of our indebtedness that is expressly subordinated in right of payment to the notes; equal in right of payment with all of our existing and future liabilities that are not so subordinated, including the Green Convertible Notes (as defined in this prospectus supplement); effectively junior to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness, including any borrowings under the Revolving Credit Facility (as defined in this prospectus supplement); and structurally junior to all indebtedness and other liabilities (including trade payables) of our current or future subsidiaries, including the Revenue Bonds.

Concurrently with this offering, we are conducting an underwritten public offering (the “Concurrent Stock Offering”) of $145.0 million of shares of our common stock (or up to $163.75 million of shares of our common stock if the underwriters in the Concurrent Stock Offering exercise their option to purchase additional shares in full) pursuant to a separate prospectus supplement. We expect to use a portion of the net proceeds from this offering and the Concurrent Stock Offering, if consummated, to repurchase for cash $   million in aggregate principal amount at maturity of our 7.25% Green Convertible Senior Notes due 2030 (the “Green Convertible Notes”) including $   million in aggregate principal amount at maturity of Green Convertible Notes held by certain entities affiliated with Sylebra Capital Management (the “affiliated investors”), in privately negotiated transactions (the “Note Repurchase Transactions”). The terms of each Note Repurchase Transaction will depend on a variety of factors. No assurance can be given as to how much, if any, of the Green Convertible Notes will be repurchased or the terms on which they will be repurchased. Neither the completion of this offering nor the Concurrent Stock Offering is contingent on the completion of the other or the Note Repurchase Transactions. No assurance can be given that the Concurrent Stock Offering will be completed on the terms described herein or at all. This prospectus supplement does not constitute an offer to sell, or the solicitation of an offer to buy, any shares of our common stock in the Concurrent Stock Offering, and does not constitute an offer to buy, or the solicitation of an offer to sell, any of the Green Convertible Notes.

We do not intend to apply to list the notes on any securities exchange or any automated dealer quotation system. Our common stock is listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “PCT”. The last reported sale price of our common stock on June 9, 2026 was $10.80 per share.

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully read and consider the risks and uncertainties described under the caption “Risk Factors” beginning on page S-10 of this prospectus supplement and on page 5 of the accompanying prospectus, as well as the risks and uncertainties described in the documents incorporated by reference herein and therein, including the risk factors incorporated by reference from our most recent Annual Report on Form 10-K and, where applicable, subsequent Quarterly Reports on Form 10-Q.

PRICE: %, PLUS ACCRUED INTEREST, IF ANY, FROM JUNE    , 2026

	Per Note	Total(3)
Public offering price(1)	$	$
Underwriting discounts and commissions(2)	$	$
Proceeds, before expenses, to us	$	$

(1)	Plus accrued interest, if any, from June , 2026.
(2)	See the caption “Underwriting” for additional information regarding the underwriting discounts and commissions and estimated offering expenses.
(3)	Does not give effect to the underwriters’ over-allotment option.

We have granted the underwriters the right to purchase, exercisable within a 30-day period, up to an additional $37,500,000 principal amount of notes, solely to cover over-allotments.

We expect that delivery of the notes will be made to investors in book-entry form through The Depository Trust Company on or about June , 2026, which will be the second business day following the initial trade date for the notes offered pursuant to this prospectus supplement (this settlement cycle being referred to as “T+2”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes offered hereby prior to the business day preceding the settlement date will be required, by virtue of the fact that the notes initially will settle T+2, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to the business day preceding the settlement date should consult their own advisors.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Sole Bookrunner

Morgan Stanley

June  , 2026

PROSPECTUS SUPPLEMENT

PROSPECTUS

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is part of an automatic registration statement on Form S-3 that we have filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process available to us as a “well-known seasoned issuer,” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”).

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering. The second part is the accompanying prospectus, dated June 10, 2026, including the documents incorporated by reference therein, which provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus supplement, we are referring to both parts of this document combined. If the description of this offering varies between this prospectus supplement and the accompanying prospectus or any document incorporated by reference into it or into this prospectus supplement that was filed with the SEC before the date of this prospectus supplement, you should rely on the information in this prospectus supplement, which supersedes the information in the accompanying prospectus. This prospectus supplement contains information about the notes offered in this offering and may add, update or change information in the accompanying prospectus. Before you invest in any of the notes offered under this prospectus supplement, you should carefully read both this prospectus supplement and the accompanying prospectus together with the additional information under the captions “Where You Can Find More Information” and “Information We Incorporate By Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus supplement and in the accompanying prospectus or any free writing prospectus that we may provide. We have not, and the underwriters have not, authorized anyone to provide you with different information. No dealer, salesperson or any other person is authorized to give any information or to represent anything not contained in this prospectus supplement and the accompanying prospectus or any free writing prospectus that we may provide. If anyone provides you with different or additional information, you should not rely on it. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus, any free writing prospectus that we may provide or any document incorporated by reference is accurate as of any date other than the date mentioned on the cover page of these documents. We are not, and the underwriters are not, making offers to sell the notes in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

We are offering to sell our notes only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the notes in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement or the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the notes and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are generally required to settle in one business day, unless the parties to any such trade expressly agree otherwise.

Documents incorporated by reference herein include information and statistics regarding our industry and other information. We obtained this statistical, market and other industry data and forecasts from publicly available information. While we believe that the statistical data, market data and other industry data and forecasts are reliable, we have not independently verified the data. Any such data and other information is subject to change based on various factors, including those described in this prospectus supplement and the accompanying

S-ii

prospectus under the caption “Risk Factors” and under Item 1A. “Risk Factors” in our most recent Annual Report on Form 10-K filed with the SEC, which is incorporated herein by reference.

References in this prospectus supplement to the terms “we,” “us,” “our,” “PCT” or “the Company” or other similar terms mean PureCycle Technologies, Inc. and its consolidated subsidiaries, unless we state otherwise or the context indicates otherwise.

S-iii

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC an automatic registration statement on Form S-3 under the Securities Act, with respect to the notes being offered by this prospectus supplement. This prospectus supplement, which constitutes part of the registration statement, does not contain all of the information in the registration statement and its exhibits. For further information with respect to the Company and the notes offered by this prospectus supplement, we refer you to the registration statement and its exhibits. Statements contained in this prospectus supplement as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference. You can read our SEC filings, including the registration statement, over the internet at the SEC’s website at www.sec.gov.

We are subject to the informational reporting requirements of the Exchange Act. We file reports, proxy statements and other information with the SEC. Our SEC filings are available at the SEC’s website at http://www.sec.gov. We make available, free of charge, on our website at http://www.purecycle.com, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports and statements as soon as reasonably practicable after they are filed with the SEC. The contents of our website are not part of this prospectus supplement, and the reference to our website does not constitute incorporation by reference into this prospectus supplement any of the information contained at that site, other than documents we otherwise file with the SEC that are incorporated by reference into this prospectus supplement.

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INFORMATION WE INCORPORATE BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in or omitted from this prospectus supplement or the accompanying prospectus, any free writing prospectus, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We incorporate by reference the documents listed below and any future documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (1) after the date of the initial filing of the registration statement of which this prospectus supplement forms a part prior to the effectiveness of the registration statement and (2) after the date of this prospectus supplement until the offering of the notes is terminated:

•	our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on February 26, 2026;

•

our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March  27, 2026 (solely with respect to those portions specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2025);

•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026 filed with the SEC on May 6, 2026; and

•	our Current Reports on Form 8-K filed with the SEC on January 13, 2026, February 26, 2026 (Items 1.01, 3.03, 5.02 and 8.01 and related exhibits only), April 17, 2026 and May 11, 2026.

We will not, however, incorporate by reference in this prospectus supplement any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our Current Reports on Form 8-K unless, and except to the extent, specified in such Current Reports.

We will provide you with a copy of any of these filings (other than an exhibit to these filings, unless the exhibit is specifically incorporated by reference into the filing requested) at no cost, if you submit a request to us by writing or telephoning us at the following address and telephone number:

PureCycle Technologies, Inc.

20 North Orange Ave.

Suite 106

Orlando, Florida 32801

Phone: (877) 648-3565

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in the notes. For a more complete understanding of our Company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference in this prospectus supplement and the accompanying prospectus, and the information included in any free writing prospectus that we have authorized for use in connection with this offering, including the information under the caption “Risk Factors” in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. When used in this prospectus supplement, the terms “we,” “us,” “our,” “PCT” and “the Company” mean PureCycle Technologies, Inc. and its consolidated subsidiaries, collectively.

The Company

PCT is a Florida-based corporation focused on commercializing a patented dissolution recycling technology for polypropylene to physically separate the polymer from other plastics, colors, odors, and impurities (the “Technology”). The Technology was originally developed by The Procter & Gamble Company (“P&G”), for restoring waste polypropylene into resin, called PureFive® resin, which has similar properties and applicability for reuse as virgin polypropylene. PCT has a global license for the Technology from P&G (the “P&G license”), which was amended during 2025 to permanently waive the possible clawback of PCT’s exclusivity for plants located in North America and extend the time in which PCT’s plants must begin construction and commence sales in other regions to avoid a clawback of exclusivity under the Amended and Restated Patent License Agreement, dated July 28, 2020 (as amended, the “License Agreement”). PCT has introduced an important new product to the global polypropylene market that will assist corporations in meeting their sustainability goals as well as federal and state regulations and mandates, providing consumers with polypropylene-based products that are sustainable, and reducing overall polypropylene waste in the world’s landfills and oceans.

PCT’s process includes the following steps: Feed Pre-Processing (“Feed PreP”), and the use of PCT’s recycling technology for purification and compounding. The Feed PreP step collects, sorts, and prepares polypropylene waste (“feedstock”) for the dissolution recycling process (“Purification”). The Purification step is a dissolution recycling process that uses a combination of solvent, temperature, and pressure to return the feedstock to near-virgin condition through a novel configuration of commercially-available equipment and unit operations. The Purification process puts the plastic through a physical extraction process using supercritical fluids that both extract and filter out other plastics and additives to purify the color, opacity, and odor of the plastic without changing the bonds of the polymer. By not altering the chemical makeup of the polymer, PCT is able to use significantly less energy and reduce production costs as compared to virgin resin. Compounding, which involves blending PCT’s resin with either virgin resin or additives, is a step that can be used on a case-by-case basis. Compounding allows for the modification of the resin to meet the end-user’s qualifications with melt flow, flexibility, clarity, color and strength.

Recent Developments

Concurrent Offering of Common Stock and Note Repurchase Transactions

Concurrently with this offering, we are conducting an underwritten public offering of $145.0 million of shares of our common stock (or up to $163.75 million of shares of our common stock if the underwriters in the Concurrent Stock Offering exercise their option to purchase additional shares in full) pursuant to a separate prospectus supplement. We expect to use a portion of the net proceeds from this offering and the Concurrent

Stock Offering, if consummated, to repurchase for cash $   million in aggregate principal amount at maturity of the Green Convertible Notes, including $    million in aggregate principal amount at maturity of the Green Convertible Notes held by the affiliated investors, in the Note Repurchase Transactions, which we expect to enter into concurrently with the pricing of this offering.

The terms of each Note Repurchase Transaction will depend on a variety of factors. No assurance can be given as to how much, if any, of the Green Convertible Notes will be repurchased or the terms on which they will be repurchased. Neither the completion of this offering nor the Concurrent Stock Offering is contingent on the completion of the other or the Note Repurchase Transactions. No assurance can be given that the Concurrent Stock Offering will be completed on the terms described herein or at all. This prospectus supplement does not constitute an offer to sell, or the solicitation of an offer to buy, any shares of our common stock in the Concurrent Stock Offering, and does not constitute an offer to buy, or the solicitation of an offer to sell, any of the Green Convertible Notes.

After giving effect to the Note Repurchase Transactions, approximately $  million aggregate principal amount at maturity of the Green Convertible Notes are expected to remain outstanding.

In connection with any Note Repurchase Transaction, we expect that the holders of the Green Convertible Notes who agree to have their Green Convertible Notes repurchased and who have hedged their equity price risk with respect to such notes (the “hedged holders”) will unwind all or part of their hedge positions by buying shares of our common stock, including pursuant to the Concurrent Stock Offering, and/or entering into or unwinding various derivative transactions with respect to our common stock. The amount of our common stock to be purchased by the hedged holders or in connection with such derivative transactions may be substantial in relation to the historic average daily trading volume of our common stock. This activity by the hedged holders could increase (or reduce the size of any decrease in) the market price of our common stock, including concurrently with the pricing of the notes, which could result in a higher effective conversion price for the notes. We cannot predict the magnitude of such market activity or the overall effect it will have on the price of the notes offered hereby or our common stock. See the caption “Risk Factors—Risks Related to the Notes and This Offering—Any repurchases of the Green Convertible Notes may affect the value of the notes and our common stock” and “The Concurrent Transactions.”

Amendment to Revolving Credit Agreement

We are party to that certain Credit Agreement (as amended, the “Revolving Credit Agreement”) dated as of March 15, 2023, with PureCycle Technologies Holdings Corp., PureCycle Technologies, LLC, PureCycle Augusta, LLC and PureCycle (Thailand) Company Limited (collectively, the “Revolving Credit Facility Guarantors”), Sylebra Capital Partners Master Fund, LTD, Sylebra Capital Parc Master Fund, and Sylebra Capital Menlo Master Fund (collectively, the “Lenders”), and Kroll Trustee Services (HK) Limited (the “Administrative Agent” and “Security Agent”), providing the Company with a revolving credit facility pursuant to which the Company can borrow up to $200 million (the “Revolving Credit Facility”). On June 10, 2026, the Company, the Revolving Credit Facility Guarantors, the Administrative Agent, the Security Agent and the Lenders executed a Limited Consent and Eleventh Amendment to Credit Agreement, which amends the Revolving Credit Agreement to, among other things, (i) permit this offering and the Concurrent Stock Offering and (ii) remove as secured obligations certain obligations in respect of the Company’s Series A Preferred Stock, par value $0.001 per share (“Series A Preferred Stock”), Series C Warrants and Pre-Funded Warrants, in each case, owed by the affiliated investors.

New Jersey Recycled Content Approval

On May 14, 2026, the New Jersey Department of Environmental Protection (“NJDEP”) designated PCT’s PureFive® resin as “postconsumer recycled content” (“PCR”) under the state of New Jersey’s Recycled Content Law (the “Recycled Content Law”).

The Recycled Content Law requires manufacturers of rigid plastic containers, beverage containers and other regulated packaging to meet minimum thresholds of postconsumer recycled content. The mandates started at 10% for rigid plastics in 2024 and rise by 10% every three years until reaching 50% in 2036. Food-contact packaging is exempt from the new regulations until 2027.

NJDEP’s PCR designation is a one-year conditional approval. During the 12 month period following receipt of conditional approval on May 14, 2026, PCT expects to provide NJDEP with documentation of feedstock sources, the type of feedstock processed, PureFive® end-use applications, as well as certain compliance information as requested as part of the permanent approval process.

Thailand Facility

PCT plans to construct a 130 million pound polypropylene recycling facility in Rayong, Thailand (the “Thailand Facility”). PCT intends to develop the facility at the IRPC Public Company Limited (“IRPC”) eco-industrial zone in Rayong. IRPC is an integrated petrochemical operator in Southeast Asia. Its production structure comprises petroleum and petrochemical complexes, complete with utilities and infrastructure supporting the operations, including a deep-sea port and ample steam and power capacity. PCT intends to leverage this existing site infrastructure to reduce the costs of certain construction activities. The permitting process has begun for the Thailand Facility, and the Thailand Facility is expected to be completed in late 2027. PCT currently estimates a total investment of $250 million for the Thailand Facility and is seeking project financing to fund a portion of the investment.

Corporate Information

Our principal executive offices are located at 20 North Orange Avenue, Suite 106, Orlando, Florida 32801. Our telephone number is (877) 648-3565. Our website is http://www.purecycle.com. The information contained on or accessible through our website is not part of this prospectus supplement or the accompanying prospectus, other than the documents that we file with the SEC that are specifically incorporated by reference into the registration statement of which this prospectus supplement is a part.

THE OFFERING

The summary below describes the principal terms of the notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The “Description of Debt Securities” section of the accompanying prospectus, as supplemented by the “Description of Notes” section of this prospectus supplement, contains a more detailed description of the terms and conditions of the notes. As used in this section, “we,” “our,” and “us” refer to PureCycle Technologies, Inc. and not to its consolidated subsidiaries, and the common stock of PureCycle Technologies, Inc., par value $0.001 per share, is referred to as our “common stock.”

Issuer	PureCycle Technologies, Inc., a Delaware corporation.

Securities	$250,000,000 principal amount of % Convertible Senior Notes due 2032.

Over-Allotment Option

We have granted to the underwriters an over-allotment option to purchase up to $37,500,000 aggregate principal amount of additional notes (equal to 15% of the aggregate principal amount of initial notes offered hereby).

Maturity	July 1, 2032, unless earlier converted, redeemed or repurchased.

Interest

 % per year. Interest will accrue from June , 2026 and will be payable semiannually in arrears on January 1 and July 1 of each year, beginning on January 1, 2027. We will pay additional interest, if any, at our election as the sole remedy relating to the failure to comply with our reporting obligations as described under the caption “Description of Notes—Events of Default.”

Conversion Rights

Holders may convert all or any portion of their notes, in integral multiples of $1,000 principal amount, at their option at any time prior to the close of business on the second scheduled trading day immediately preceding the maturity date.

The conversion rate for the notes is initially    shares of common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $  per share of common stock), subject to adjustment as described in this prospectus supplement.

Upon conversion, we will pay or deliver, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election. If we satisfy our conversion obligation solely in cash or through payment and delivery, as the case may be, of a combination of cash and shares of our common stock, the amount of cash and shares of common stock, if any, due upon conversion will be based on a “daily conversion value” (as defined under the caption “Description of Notes—Conversion Rights—Settlement upon Conversion”) calculated on a proportionate basis for each trading day in a 30 trading day “observation period” (as defined under the caption “Description of Notes—Conversion

Rights—Settlement upon Conversion”). See the caption “Description of Notes—Conversion Rights—Settlement upon Conversion.”

In addition, following certain corporate events that occur prior to the maturity date or if we deliver a notice of redemption, we will, in certain circumstances, increase the conversion rate for a holder who elects to convert its notes in connection with such a corporate event or convert its notes called (or deemed called) for redemption during the related redemption period (as defined under the caption “Description of Notes—Conversion Rights—General”), as the case may be, as described under the caption “Description of Notes—Conversion Rights—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change or Notice of Redemption.”

You will not receive any additional cash payment or additional shares representing accrued and unpaid interest, if any, upon conversion of a note, except in limited circumstances. Instead, interest will be deemed to be paid by the cash, shares of our common stock or a combination of cash and shares of our common stock paid or delivered, as the case may be, to you upon conversion of a note.

Redemption at Our Option

We may not redeem the notes prior to July 6, 2029. We may redeem for cash all or any portion of the notes (subject to the partial redemption limitation described in the next succeeding sentence), at our option, on a redemption date on or after July 6, 2029 if the last reported sale price of our common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which we provide notice of redemption, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. If we redeem less than all the outstanding notes, at least $75.0 million aggregate principal amount of notes must be outstanding and not subject to redemption as of, and after giving effect to, delivery of the relevant notice of redemption. No “sinking fund” is provided for the notes, which means that we are not required to redeem or retire the notes periodically. See the caption “Description of Notes—Optional Redemption.”

Specified Repurchase Date Repurchase

On July 8, 2030 (the “specified repurchase date”), holders may require us to repurchase for cash all or any portion of their notes in principal amounts of $1,000 or an integral multiple thereof at a repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the specified repurchase date (the “specified repurchase date repurchase price”). See the caption “Description of Notes—Repurchase at the Option of Holders—Repurchase on July 8, 2030.”

Fundamental Change

If we undergo a “fundamental change” (as defined under the caption “Description of Notes—Repurchase at the Option of Holders—Fundamental Change Permits Holders to Require Us to Repurchase Notes”), then, subject to certain conditions and except as described in this prospectus supplement, holders may require us to repurchase for cash all or any portion of their notes in principal amounts of $1,000 or an integral multiple thereof. The fundamental change repurchase price will be equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date. See the caption “Description of Notes—Repurchase at the Option of Holders—Fundamental Change Permits Holders to Require Us to Repurchase Notes.”

Ranking	The notes will be our general unsecured obligations and will rank:

•	senior in right of payment to all of our indebtedness that is expressly subordinated in right of payment to the notes;

•	equal in right of payment with all of our liabilities that are not so subordinated, including the Green Convertible Notes;

•

effectively junior to any of our secured indebtedness (including all secured debt we incur in the future) to the extent of the value of the assets securing such indebtedness, including any borrowings under the Revolving Credit Facility; and

•

structurally junior to all indebtedness and other liabilities (including trade payables) of our current or future subsidiaries, including the certain revenue bonds (the “Revenue Bonds”) pursuant to the Indenture of Trust, dated as of October 1, 2020, between the Southern Ohio Port Authority (“SOPA”) and UMB Bank, N.A., as trustee, which proceeds for their sale were loaned to PureCycle: Ohio LLC, an Ohio limited liability company (“PCO”), pursuant to the loan agreement, dated as of October 1, 2020, between SOPA and PCO.

See the caption “Description of Other Indebtedness” in this prospectus supplement for a description of the material terms of the Green Convertible Notes, Revolving Credit Facility and Revenue Bonds.

As of March 31, 2026, the outstanding principal amount of our total consolidated indebtedness for borrowed money was approximately $403.8 million, of which approximately $153.8 million was secured indebtedness consisting of the Revenue Bonds and certain equipment financing. As of March 31, 2026, our subsidiaries had approximately $248.9 million of liabilities (including trade payables, but excluding intercompany obligations and liabilities of a type not required to be reflected on a balance sheet of such subsidiaries in accordance with GAAP) to which the notes would have been structurally subordinated. After giving effect to the issuance of the notes (assuming no exercise of the underwriters’ over-allotment option and without giving effect to the use of the proceeds therefrom), the outstanding principal amount of our total consolidated indebtedness for borrowed money as of March 31, 2026 would have been $653.8 million.

The indenture that will govern the notes will not limit the amount of debt or other liabilities that we or our current or future subsidiaries may incur.

Use of Proceeds

We estimate that the net proceeds from this offering will be approximately $  million (or approximately $  million if the underwriters exercise their over-allotment option in full), after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

We expect to use the net proceeds from this offering, together with the net proceeds from the Concurrent Stock Offering, if consummated: (i) to pay the approximately $  million cost of repurchasing for cash approximately $  million in aggregate principal amount at maturity of the Green Convertible Notes in the Note Repurchase Transactions as described below under the caption “The Concurrent Transactions”; (ii) to repurchase additional Green Convertible Notes from time to time; and (iii) for working capital and other general corporate purposes. See the caption “Use of Proceeds.”

Note Repurchase Transactions

Concurrently with the pricing of the notes in this offering, we expect to enter into privately negotiated transactions to repurchase for cash approximately $  million in aggregate principal amount at maturity of the Green Convertible Notes (including $   million in aggregate principal amount at maturity of the Green Convertible Notes held by the affiliated investors) for approximately $  million (including $   million payable to the affiliated investors). The terms of each Note Repurchase Transaction will depend on a variety of factors. No assurance can be given as to how much, if any, of the Green Convertible Notes will be repurchased or the terms on which they will be repurchased. Neither the completion of this offering nor the Concurrent Stock Offering is contingent on the completion of the other or the Note Repurchase Transactions. This prospectus supplement does not constitute an offer to buy, or the solicitation of an offer to sell, any of our Green Convertible Notes.

In connection with any Note Repurchase Transaction, we expect that the hedged holders will unwind all or part of their hedge positions by buying shares of our common stock, including pursuant to the Concurrent Stock Offering, and/or entering into or unwinding various derivative transactions with respect to our common stock. The amount of our common stock to be purchased by the hedged holders or in connection with such derivative transactions may be substantial in relation to the historic average daily trading volume of our common stock. This activity by the hedged holders could increase (or reduce the size of any decrease in) the market price of our common stock, including concurrently with the pricing of the notes, which could result in a higher effective conversion price for the notes. We cannot predict the magnitude of such market activity or the overall effect it will have on the price of the notes offered hereby or our common stock. See the caption “Risk Factors—Risks Related to the Notes and This Offering—Any repurchases of the Green Convertible Notes may affect the value of the notes and our common stock.”

See the caption “The Concurrent Transactions” for a further description of the Note Repurchase Transactions.

Concurrent Stock Offering

Concurrently with this offering, we are conducting an underwritten public offering of $145.0 million of shares of our common stock (or up to $163.75 million of shares of our common stock if the underwriters in the Concurrent Stock Offering exercise their option to purchase additional shares in full) pursuant to a separate prospectus supplement.

Neither the completion of this offering nor the Concurrent Stock Offering is contingent on the completion of the other or the Note Repurchase Transactions. No assurance can be given that the Concurrent Stock Offering will be completed on the terms described herein or at all This prospectus supplement does not constitute an offer to sell, or the solicitation of an offer to buy, any shares of our common stock in the Concurrent Stock Offering.

See the caption “The Concurrent Transactions” for a further description of the Concurrent Stock Offering.

Book-Entry Form

The notes will be issued in book-entry form and will be represented by permanent global certificates deposited with, or on behalf of, The Depository Trust Company (“DTC”), and registered in the name of a nominee of DTC. Beneficial interests in any of the notes will be shown on, and transfers will be effected only through, records maintained by DTC or its nominee and any such interest may not be exchanged for certificated securities, except in limited circumstances.

Absence of a Public Market for the Notes

The notes are new securities, and there is currently no established market for the notes. Accordingly, we cannot assure you as to the development or liquidity of any market for the notes. Certain of the underwriters have advised us that they currently intend to make a market in the notes. However, they are not obligated to do so, and they may discontinue any market making with respect to the notes without notice. We do not intend to apply for a listing of the notes on any securities exchange or any automated dealer quotation system.

Material U.S. Federal Income Tax Considerations	For a discussion of the material U.S. federal income tax consequences of the ownership, disposition and conversion of the notes, and the ownership and disposition of shares of our common stock into which the notes may be converted, see the caption “Material U.S. Federal Income Tax Considerations.”

Trading Symbol for Our Common Stock	Our common stock is listed on Nasdaq under the symbol “PCT.”

Trustee, Paying Agent, Security Registrar and Conversion Agent	U.S. Bank Trust Company, National Association.

Governing Law

The indenture and the notes, and any claim, controversy or dispute arising under or related to the indenture or the notes, will be governed by and construed in accordance with the laws of the State of New York.

Risk Factors

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully read and consider the risks and uncertainties described under the caption “Risk Factors” beginning on page S-10 of this prospectus supplement and on page 5 of the accompanying prospectus, as well as the risks and uncertainties described in the documents incorporated by reference herein, including the risk factors incorporated by reference from our most recent Annual Report on Form 10-K and, where applicable, subsequent Quarterly Reports on Form 10-Q.

RISK FACTORS

Investing in our securities involves risk. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the caption “Risk Factors” in our most recent Annual Report on Form 10-K for the year ended December 31, 2025 (the “Annual Report”) and our other filings with the SEC from time to time, which are incorporated by reference in this prospectus supplement and the accompanying prospectus and may be amended, supplemented or superseded from time to time by our Quarterly Reports on Form 10-Q and other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only risks to which we are exposed. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. If any of these risks actually occur, our business, results of operations and financial condition could suffer. In that case, the trading price of our securities could decline, and you could lose all or a part of your investment.

Risks Related to the Notes and This Offering

The notes are effectively subordinated to our secured debt and any liabilities of our subsidiaries.

The notes will be our general unsecured obligations and will rank senior in right of payment to all of our indebtedness that is expressly subordinated in right of payment to the notes; equal in right of payment with all of our existing and future liabilities that are not so subordinated, including the Green Convertible Notes; effectively junior to any of our secured indebtedness (including all secured debt we incur in the future) to the extent of the value of the assets securing such indebtedness, including any borrowings under the Revolving Credit Facility; and structurally junior to all indebtedness and other liabilities (including trade payables) of our current or future subsidiaries, including the Revenue Bonds. In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure debt ranking senior or equal in right of payment to the notes will be available to pay obligations on the notes only after the secured debt has been repaid in full from such assets. There may not be sufficient assets remaining to pay amounts due on any or all of the notes then outstanding. The indenture governing the Green Convertible Notes does not, and the indenture that will govern the notes will not, prohibit us from incurring additional senior debt or secured debt, nor does it prohibit any of our current or future subsidiaries from incurring additional liabilities.

As of March 31, 2026, the outstanding principal amount of our total consolidated indebtedness for borrowed money was approximately $403.8 million, of which approximately $153.8 million was secured indebtedness consisting of the Revenue Bonds and certain equipment financing. As of March 31, 2026, our subsidiaries had approximately $248.9 million of liabilities (including trade payables, but excluding intercompany obligations and liabilities of a type not required to be reflected on a balance sheet of such subsidiaries in accordance with GAAP) to which the notes would have been structurally subordinated. After giving effect to the issuance of the notes (assuming no exercise of the underwriters’ over-allotment option and without giving effect to the use of the proceeds therefrom), the outstanding principal amount of our total consolidated indebtedness for borrowed money as of March 31, 2026 would have been $653.8 million.

The notes are our obligations only, and substantially all of our operations are conducted through, and substantially all of our consolidated assets are held by, our subsidiaries.

The notes are our obligations exclusively and are not guaranteed by any of our operating subsidiaries. Substantially all of our operations are conducted through, and substantially all of our consolidated assets are held by, our subsidiaries. Accordingly, our ability to service our debt, including the notes, depends on the results of operations of our subsidiaries and upon the ability of such subsidiaries to provide us with cash, whether in the form of dividends, loans or otherwise, to pay amounts due on our obligations, including the notes. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to make payments on the notes or to make any funds available for that purpose. In addition, dividends, loans or other distributions to us from such subsidiaries may be subject to contractual and other restrictions, including restrictions in the Revolving Credit Facility and any of our future debt instruments, and are subject to other business considerations.

Servicing our debt requires a significant amount of cash, and we may not have sufficient cash flow from our business to pay our substantial debt, including the notes.

Our ability to make scheduled payments of the principal of, to pay interest on or to refinance our indebtedness, including the notes, and to pay cash amounts due upon conversion of the notes, depends on our future performance, which is subject to economic, financial, competitive and other factors, many of which are beyond our control. Our business may not continue to generate cash flow from operations in the future sufficient to service our debt and make necessary capital expenditures. If we are unable to generate such cash flow, we may be required to adopt one or more alternatives, such as selling assets, refinancing or restructuring debt or obtaining additional debt financing or equity capital on terms that may be onerous or highly dilutive. Our ability to refinance or restructure our indebtedness will depend on the capital markets and our financial condition at such time. We may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on our debt obligations. In addition, any of our existing or future debt agreements may contain restrictive covenants that may prohibit us from adopting any of these alternatives. Our failure to comply with these covenants could result in an event of default which, if not cured or waived, could result in the acceleration of our debt.

Regulatory actions and other events may adversely affect the trading price and liquidity of the notes.

We expect that many investors in, and potential purchasers of, the notes will employ, or seek to employ, a convertible arbitrage strategy with respect to the notes. Investors would typically implement such a strategy by selling short the common stock underlying the notes and dynamically adjusting their short position while continuing to hold the notes. Investors may also implement this type of strategy by entering into swaps on our common stock in lieu of or in addition to short selling shares of common stock. We cannot assure you that market conditions will permit investors to implement this type of strategy, on favorable terms or at all. If market conditions do not permit investors to implement this type of strategy, on favorable terms or at all, at any time while the notes are outstanding, the trading price and liquidity of the notes may be adversely affected.

The SEC and other regulatory and self-regulatory authorities have implemented various rules and taken certain actions, and may in the future adopt additional rules and take other actions, that may affect those engaging in short selling activity involving equity securities (including our common stock). Such rules and actions include Rule 201 of SEC Regulation SHO, the adoption by the Financial Industry Regulatory Authority, Inc. and the national securities exchanges of a “Limit Up-Limit Down” program, the imposition of market-wide circuit breakers that halt trading of securities for certain periods following specific market declines, and the implementation of certain regulatory reforms required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Any governmental or regulatory action that restricts or otherwise affects the ability of investors in, or potential purchasers of, the notes to effect short sales of our common stock, borrow shares of our common stock or enter into swaps on our common stock could adversely affect the trading price and the liquidity of the notes.

In addition, the number of shares of our common stock available for lending in connection with short sale transactions and the number of counterparties willing to enter into an equity swap on our common stock with a note investor may not be sufficient for the implementation of a convertible arbitrage strategy. These and other market events could make implementing a convertible arbitrage strategy prohibitively expensive or infeasible. We cannot assure you that a sufficient number of shares of our common stock will be available to borrow on commercial terms, or at all, to potential purchasers in this offering or holders of the notes. If investors in this offering or potential purchasers of the notes that seek to employ a convertible arbitrage strategy are unable to do so on commercial terms, or at all, then the trading price of, and the liquidity of the market for, the notes may significantly decline.

Volatility in the market price and trading volume of our common stock, the condition of the financial markets, prevailing interest rates and other factors could adversely affect the trading price of the notes.

We expect that the trading price of the notes will be significantly affected by the market price of our common stock. The stock market in recent years has experienced significant price and volume fluctuations that have often been unrelated to the operating performance of companies. The market price of our common stock has been and may continue to be highly volatile and could fluctuate or decline significantly for many reasons, including in response to the risks described in this section, elsewhere in this prospectus supplement or in the documents we have incorporated by reference in this prospectus supplement or for reasons unrelated to our operations, many of which are beyond our control, such as reports by industry analysts, investor perceptions or negative announcements by our customers, competitors or suppliers regarding their own performance, as well as industry conditions and general financial, economic and political instability and other factors not currently known to us or that we do not currently believe are material.

A decrease in the market price of our common stock would likely adversely impact the trading price of the notes. The market price of our common stock could also be affected by possible sales of our common stock by investors who view the notes as a more attractive means of equity participation in us and by hedging or arbitrage trading activity that we expect to develop involving our common stock. This trading activity could, in turn, affect the trading price of the notes. In addition, if investors and potential purchasers seeking to employ a convertible arbitrage strategy are unable to borrow or enter into swaps on our common stock, in each case on commercially reasonable terms, the trading price and liquidity of the notes may be adversely affected.

In addition, the condition of the financial markets and changes in prevailing interest rates can have an adverse effect on the trading price of the notes. In general, as market interest rates rise, notes bearing interest at a fixed rate generally decline in value because the premium, if any, over market interest rates will decline. Consequently, if you purchase the notes and market interest rates increase, the market value of your notes may decline. We cannot predict the future level of market interest rates.

Despite our current debt levels, we may still incur substantially more debt or take other actions following this offering, which would intensify the risks discussed above.

Despite our current consolidated debt levels, we and our subsidiaries may be able to incur substantial additional debt in the future, subject to the restrictions contained in our existing or future debt instruments, some of which may be secured debt. We are not restricted under the terms of the indenture governing the Green Convertible Notes, and will not be restricted under the terms of the indenture that will govern the notes offered hereby from incurring additional debt, securing existing or future debt, recapitalizing our debt or taking a number of other actions that are not limited by the terms of the applicable indenture governing the notes or the Green Convertible Notes that could have the effect of diminishing our ability to make payments on our debt, including the notes, when due. The credit agreement governing the Revolving Credit Facility restricts our ability to incur additional indebtedness, including secured indebtedness, but if the facility matures or is otherwise terminated, we may not be subject to such restrictions under the terms of any subsequent indebtedness.

We may not have the ability to raise the funds necessary to settle conversions of the notes or the Green Convertible Notes in cash or to repurchase the notes on July 8, 2030, the Green Convertible Notes on August 15, 2027 or the notes or the Green Convertible Notes upon a fundamental change, and our future debt may contain limitations on our ability to pay cash upon conversion or repurchase of the notes or the Green Convertible Notes.

Holders of the notes will have the right, subject to certain conditions and limited exceptions, to require us to repurchase all or a portion of their notes on July 8, 2030 or upon the occurrence of a fundamental change at a specified repurchase date repurchase price or fundamental change repurchase price, as applicable, equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the applicable repurchase date, as described under the caption “Description of Notes—Repurchase at the Option of Holders.” In addition, upon any conversion of the notes, unless we elect to deliver solely shares of our common stock to settle such conversion (other than paying cash in lieu of delivering any fractional share), we will be required to make cash payments in respect of the notes being converted as described under the caption “Description of Notes—Conversion Rights—Settlement upon Conversion.” The indenture governing the Green

Convertible Notes contains similar provisions requiring us to offer to repurchase the Green Convertible Notes on August 15, 2027 or upon the occurrence of a “fundamental change” (as defined in the indenture governing the Green Convertible Notes) and gives us the option to pay cash to settle conversions of the Green Convertible Notes. We may not have enough available cash or be able to obtain financing at the time we are required to make repurchases of the notes or the Green Convertible Notes surrendered therefor or pay cash with respect to the notes or the Green Convertible Notes being converted. In addition, our ability to repurchase the notes or the Green Convertible Notes or to pay cash upon conversions of the notes or the Green Convertible Notes may be limited by law, by regulatory authority or by agreements governing our then-existing indebtedness. Our failure to repurchase the notes or the Green Convertible Notes at a time when the repurchase is required by the respective indenture or to pay any cash payable on future conversions of the notes as required by the respective indenture would constitute a default under the indenture or the indenture governing the Green Convertible Notes, as applicable. A default under either indenture or the fundamental change itself could also lead to a default under agreements governing our then-existing indebtedness. If the repayment of the related indebtedness were to be accelerated after any applicable notice or grace periods, we may not have sufficient funds to repay the indebtedness and repurchase the notes or the Green Convertible Notes or make cash payments upon conversions thereof.

Our Revolving Credit Facility limits our ability to pay any cash amount upon the conversion or repurchase of the notes.

Our Revolving Credit Facility prohibits us from making any cash payments on the conversion or repurchase of the notes. See the caption “Description of Other Indebtedness—Description of Revolving Credit Facility.” Any new credit facility that we may enter into may have similar restrictions. Our failure to make cash payments upon the conversion or repurchase of the notes as required under the terms of the notes would permit holders of the notes to accelerate our obligations under the notes.

Redemption may adversely affect your return on the notes.

We may not redeem the notes prior to July 6, 2029. We may redeem for cash all or any portion of the notes (subject to the “partial redemption limitation” described under the caption “Description of Notes—Optional Redemption”), at our option, on a redemption date on or after July 6, 2029 if the last reported sale price of our common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which we provide notice of redemption, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. As a result, we may choose to redeem some or all of the notes, including at times when prevailing interest rates are relatively low. As a result, you may not be able to reinvest the proceeds you receive from the redemption in a comparable security at an effective interest rate as high as the interest rate on your notes being redeemed. In addition, despite the partial redemption limitation, a redemption of less than all of the outstanding notes will likely harm the liquidity of the market for the unredeemed notes following the redemption. Accordingly, if your notes are not redeemed in a partial redemption, then you may be unable to sell your notes at the times you desire or at favorable prices, if at all, and the trading price of your notes may decline.

If you convert your notes, the consideration we deliver may not fully compensate you for any future interest payments that you would have otherwise received or any other lost time value of your notes. See the caption “Description of Notes—Optional Redemption.”

Our management has broad discretion over the use of proceeds from this offering and the proceeds from the Concurrent Stock Offering, if consummated, and we may use the proceeds in ways that may not generate a favorable return for us or improve our operating results.

Our management has significant flexibility in applying the net proceeds that we receive from this offering. We expect to use the net proceeds from this offering, together with the net proceeds from the Concurrent Stock

Offering, if consummated: (i) to pay the approximately $  million cost of repurchasing for cash approximately $  million in aggregate principal amount at maturity of the Green Convertible Notes in the Note Repurchase Transactions as described below under the caption “The Concurrent Transactions”; (ii) to repurchase additional Green Convertible Notes from time to time; and (iii) for working capital and other general corporate purposes. See the caption “Use of Proceeds.” However, the net proceeds are not required to be allocated to any specific purpose, and you will be unable to determine in advance the value or propriety of our management’s application of such net proceeds on our behalf. In addition, the net proceeds of this offering may not generate a favorable return for us or improve our operating results.

Conversion of the notes, the Green Convertible Notes and the Series B Convertible Preferred Stock (as defined below) may dilute the ownership interest of our stockholders or may otherwise depress the price of our common stock.

The conversion of some or all of the notes, the Green Convertible Notes or the Series B Convertible Perpetual Preferred Stock, par value $0.001 per share (the “Series B Convertible Preferred Stock”) issued to certain investors pursuant to binding subscription agreements entered into on June 16, 2025 may dilute the ownership interests of our stockholders. Upon conversion of the notes or the Green Convertible Notes, we have the option to pay or deliver, as the case may be, cash, shares of our common stock, or a combination of cash and shares of our common stock. If we elect to settle our conversion obligation in shares of our common stock or a combination of cash and shares of our common stock with respect to conversions of the notes or the Green Convertible Notes, any sales in the public market of our common stock issuable upon such conversion could adversely affect prevailing market prices of our common stock. In addition, the existence of the notes or the Green Convertible Notes may encourage short selling by market participants because the conversion of the notes or the Green Convertible Notes could be used to satisfy short positions, or anticipated conversion of the notes or the Green Convertible Notes into shares of our common stock could depress the price of our common stock. Holders of Series B Convertible Preferred Stock may elect to convert such shares into common stock at any time.

In addition, the shares of common stock to be issued in the Concurrent Stock Offering will dilute the ownership interests of our stockholders. Because the price per share of our common stock being offered in the Concurrent Stock Offering may be higher than the book value per share of our common stock, our stockholders may suffer immediate and substantial dilution in the net tangible book value of the common stock.

The accounting method for the notes and the Green Convertible Notes could adversely affect our reported financial condition and results.

The accounting method for reflecting the notes and the Green Convertible Notes on our consolidated balance sheet, accruing interest expense for the notes and the Green Convertible Notes and reflecting the underlying shares of our common stock in our reported diluted earnings per share may adversely affect our reported earnings and financial condition.

In August 2020, the Financial Accounting Standards Board published Accounting Standards Update (“ASU”) 2020-06 (“ASU 2020-06”), which simplified certain of the accounting standards that apply to convertible notes.

In accordance with ASU 2020-06 and subject to our full accounting assessment with respect to the notes, which is not complete as of the date of this prospectus supplement, we expect that the notes we are offering hereunder will be, consistent with the Green Convertible Notes, reflected as a liability on our consolidated balance sheet, with the initial carrying amount equal to the principal amount of the notes, net of issuance costs. Issuance costs are treated as a debt discount for accounting purposes, which are amortized into interest expense over the term of such notes. As a result of this amortization, the interest expense that we expect to recognize for the notes for accounting purposes will be greater than the cash interest payments we will pay on the notes, which will result in lower reported net income or larger reported net loss.

In addition, consistent with the Green Convertible Notes, we expect that the shares of common stock underlying the notes will be reflected in our diluted earnings per share using the “if converted” method, in accordance with ASU 2020-06, for fiscal periods in which we report net income. Under that method, diluted earnings per share would generally be calculated assuming that all the notes were converted solely into shares of common stock at the beginning of the reporting period, unless the result would be anti-dilutive. The application of the if-converted method may reduce our reported diluted earnings per share to the extent we are profitable in the future.

We cannot be sure whether other changes may be made to the current accounting standards related to the notes or the Green Convertible Notes, or otherwise, that could have a material effect on our reported financial results. We have not reached a final determination regarding the accounting treatment for the notes, and the description above is preliminary. In addition, accounting standards may change in the future. Accordingly, we may account for the notes in a manner that is significantly different than described above.

The Concurrent Stock Offering, as well as other future sales of our common stock or equity-linked securities in the public market could lower the market price for our common stock and adversely impact the trading price of the notes.

Concurrently with this offering, we are offering    shares (or up to    shares of our common stock if the underwriters in the Concurrent Stock Offering exercise their option to purchase additional shares in full) of our common stock pursuant to a separate prospectus supplement.

In addition, in the future, we may sell additional shares of our common stock or equity-linked securities to raise capital. In addition, a substantial number of shares of our common stock are reserved for issuance upon the exercise of stock options and upon conversion of the notes, the Green Convertible Notes and the Series B Convertible Preferred Stock. We cannot predict the size of future issuances or the effect, if any, that the Concurrent Stock Offering or future issuances may have on the market price for our common stock. The issuance and sale of substantial amounts of our common stock or equity-linked securities, or the perception that such issuances and sales may occur, could adversely affect the trading price of the notes and the market price of our common stock and impair our ability to raise capital through the sale of additional equity or equity-linked securities.

The sale of the shares of common stock offered in the Concurrent Stock Offering, the sale of the notes convertible into shares of common stock offered by this prospectus supplement and the conversion of the notes for shares of common stock, or the perception that such sales or conversions may occur, could result in a significant decline in the price of our common stock.

Concurrently with this offering, we are offering    shares (or up to    shares of our common stock if the underwriters in the Concurrent Stock Offering exercise their option to purchase additional shares in full) of our common stock pursuant to a separate prospectus supplement. If all of the shares of common stock offered in the Concurrent Stock Offering and issuable upon conversion of the notes offered by this prospectus supplement were issued and outstanding, they would represent a significant percentage of our public float and of our outstanding shares of common stock. As of March 31, 2026, and after giving effect to this offering and the Concurrent Stock Offering (but without giving effect to the use of proceeds therefrom, including any Note Repurchase Transactions), the shares of common stock offered in the Concurrent Stock Offering and issuable upon conversion of the notes offered by this prospectus supplement would represent approximately  % of the total number of outstanding shares of common stock (excluding (i) 5,634,313 shares of common stock issuable upon the settlement of outstanding restricted stock units (“RSUs”) and performance-based restricted stock awards (“PSUs”) and the exercise of stock options as of March 31, 2026, (ii) 23,115,521 shares of common stock authorized and reserved for future issuance under our equity and other incentive-based plans as of March 31, 2026, (iii) 5,893,798 shares of common stock issuable upon exercise of the public warrants and private warrants (the “PCT Warrants”), (iv) 17,757,136 shares of common stock issuable upon exercise of Series A Warrants, (v) 3,064,081 shares of common stock issuable upon exercise of Series B Warrants, (vi) 5,000,000 shares of common stock issuable upon exercise of Series C Warrants, (vii) 22,583,963 shares of common stock issuable upon conversion of Series B Convertible Preferred Stock and (viii) 23,237,440 shares of common stock issuable upon conversion of the Green Convertible Notes (assuming the maximum increase to the conversion rate in connection with a “make-whole fundamental change” or a notice of redemption). Accordingly, the sale of the shares of common stock offered in the Concurrent Stock Offering, the sale of the notes convertible into shares of common stock offered by this prospectus supplement and the conversion of the notes for shares of common stock, or the perception that such sales or conversions may occur, could result in a significant decline in the public trading price of our common stock.

Holders of notes will not be entitled to any rights with respect to our common stock, but they will be subject to all changes made with respect to our common stock to the extent our conversion obligation includes shares of our common stock.

Holders of notes will not be entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock) prior to the conversion date relating to such notes (if we have elected to settle the relevant conversion by delivering solely shares of our common stock (other than paying cash in lieu of delivering any fractional share)) or the last trading day of the relevant observation period (if we elect to pay and deliver, as the case may be, a combination of cash and shares of our common stock in respect of the relevant conversion), but holders of notes will be subject to all changes affecting our common stock. For example, if an amendment is proposed to our amended and restated certificate of incorporation or second amended and restated bylaws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to the conversion date related to a holder’s conversion of its notes (if we have elected to settle the relevant conversion by delivering solely shares of our common stock (other than paying cash in lieu of delivering any fractional share)) or the last trading day of the relevant observation period (if we elect to pay and deliver, as the case may be, a combination of cash and shares of our common stock in respect of the relevant conversion), such holder will not be entitled to vote any shares underlying the notes held by such holder on the amendment, although such holder will nevertheless be subject to any changes affecting our common stock.

Upon conversion of the notes, you may receive less valuable consideration than expected because the value of our common stock may decline after you exercise your conversion right but before we settle our conversion obligation.

Under the notes, a converting holder will be exposed to fluctuations in the value of our common stock during the period from the date such holder surrenders notes for conversion until the date we settle our conversion obligation.

Upon conversion of the notes, we have the option to pay or deliver, as the case may be, cash, shares of our common stock, or a combination of cash and shares of our common stock. If we elect to satisfy our conversion obligation in cash or a combination of cash and shares of our common stock, the amount of consideration that you will receive upon conversion of your notes will be determined by reference to the volume-weighted average price of our common stock for each trading day in a 30 trading day observation period.

If the price of our common stock decreases during this period, the amount and/or value of consideration you receive will be adversely affected. In addition, if the market price of our common stock at the end of such period is below the average volume-weighted average price of our common stock during such period, the value of any shares of our common stock that you will receive in satisfaction of our conversion obligation will be less than the value used to determine the number of shares that you will receive.

If we elect to satisfy our conversion obligation solely in shares of our common stock upon conversion of the notes, we will be required to deliver the shares of our common stock, together with cash for any fractional share, on the second business day following the relevant conversion date (provided that, with respect to any conversion date following the regular record date immediately preceding the maturity date where physical settlement applies to the related conversion, we will settle any such conversion on the maturity date). Accordingly, if the price of our common stock decreases during this period, the value of the shares that you receive will be adversely affected and would be less than the conversion value of the notes on the relevant conversion date.

The notes are not protected by restrictive covenants.

The indenture that will govern the notes will not contain any financial or operating covenants or restrictions on the payments of dividends, the incurrence of indebtedness or the issuance or repurchase of securities by us or any of our subsidiaries. The indenture that will govern the notes will not contain any covenants or other provisions to afford protection to holders of the notes in the event of a fundamental change or other corporate transaction involving us except to the extent described under the captions “Description of Notes—Repurchase at the Option of Holders—Fundamental Change Permits Holders to Require Us to Repurchase Notes,” “Description of Notes—Conversion Rights—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change or Notice of Redemption” and “Description of Notes—Consolidation, Merger and Sale of Assets.”

The increase in the conversion rate for notes converted in connection with a make-whole fundamental change or a notice of redemption may not adequately compensate you for any lost value of your notes as a result of such transaction or redemption.

If a make-whole fundamental change occurs prior to the maturity date or if we deliver a notice of redemption, we will, under certain circumstances, increase the conversion rate by a number of additional shares of our common stock for notes converted in connection with such make-whole fundamental change or notes called (or deemed called) for redemption that are converted during the related redemption period. The increase in the conversion rate will be determined based on the date on which the make-whole fundamental change occurs or becomes effective, or the date we deliver the notice of redemption, as the case may be, and the price paid (or deemed to be paid) per share of our common stock in the make-whole fundamental change or determined with respect to the notice of redemption, as the case may be and as described below under the caption “Description of Notes—Conversion Rights—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change or Notice of Redemption.” The increase in the conversion rate for notes converted in connection with a make-whole fundamental change or notes called (or deemed called) for redemption that are converted during the related redemption period may not adequately compensate you for any lost value of your notes as a result of such transaction or redemption. Furthermore, if we call only a portion of the outstanding notes for redemption, only those notes called (or deemed called) for redemption will become convertible as a result of such call for redemption and only the conversion rate of notes converted in connection with such notice of redemption will be increased. Accordingly, notes not called (or not deemed called) for redemption will not become convertible if not otherwise convertible at such time and will remain outstanding, and may have reduced liquidity and a resulting reduced trading price. In addition, if the “stock price” (as defined under the caption “Description of Notes—Conversion Rights—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change or Notice of Redemption”) is greater than $  per share or less than $  per share (in each case, subject to adjustment), no additional shares will be added to the conversion rate. Moreover, in no event will the conversion rate per $1,000 principal amount of notes as a result of this adjustment exceed     shares of our common stock, subject to adjustment in the same manner as the conversion rate as set forth under the caption “Description of Notes—Conversion Rights—Conversion Rate Adjustments.”

Our obligation to increase the conversion rate for notes converted in connection with a make-whole fundamental change or notes called (or deemed called) for redemption that are converted during the related redemption period could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness and equitable remedies.

The conversion rate of the notes may not be adjusted for all dilutive events.

The conversion rate of the notes is subject to adjustment for certain events, including, but not limited to, the issuance of certain stock dividends on our common stock, the issuance of certain rights or warrants, subdivisions, combinations, distributions of capital stock, indebtedness, or assets, cash dividends and certain issuer tender or exchange offers as described under the caption “Description of Notes—Conversion Rights—Conversion Rate Adjustments.” However, the conversion rate will not be adjusted for other events, such as a third-party tender or exchange offer or an issuance of common stock for cash, that may adversely affect the trading price of the notes or our common stock. An event that adversely affects the value of the notes may occur, and that event may not result in an adjustment to the conversion rate.

Some significant restructuring transactions may not constitute a fundamental change, in which case we would not be obligated to offer to repurchase the notes.

Upon the occurrence of a fundamental change (as described under the caption titled “Description of Notes—Repurchase at the Option of Holders—Fundamental Change Permits Holders to Require Us to Repurchase Notes”), you have the right to require us to repurchase all or any portion of your notes. However, the fundamental change provisions will not afford protection to holders of notes in the event of other transactions that could adversely affect the notes. For example, transactions such as leveraged recapitalizations, refinancings, restructurings, or acquisitions initiated by us may not constitute a fundamental change requiring us to offer to repurchase the notes. In the event of any such transaction, the holders would not have the right to require us to repurchase the notes, even though each of these transactions could increase the amount of our indebtedness, or otherwise adversely affect our capital structure or any credit ratings, thereby adversely affecting the holders of notes. Furthermore, holders would not have the right to require us to repurchase the notes in circumstances involving solely a significant change in the composition of our board. See the caption “Description of Notes—Repurchase at the Option of Holders—Fundamental Change Permits Holders to Require Us to Repurchase Notes.”

Certain provisions in the indentures governing the notes and the Green Convertible Notes may delay or prevent an otherwise beneficial takeover attempt of us.

Certain provisions in the indenture that will govern the notes may make it more difficult or expensive for a third party to acquire us. For example, the indenture that will govern the notes will require us, except as described in this prospectus supplement, to repurchase the notes for cash upon the occurrence of a fundamental change and, in certain circumstances, to increase the conversion rate for a holder that converts its notes in connection with a make-whole fundamental change. A takeover of us may trigger the requirement that we repurchase the notes and/or increase the conversion rate, which could make it costlier for a potential acquirer to engage in such takeover. Such additional costs may have the effect of delaying or preventing a takeover of us that would otherwise be beneficial to investors. The indenture governing the Green Convertible Notes contains similar provisions.

We cannot assure you that an active or liquid trading market will develop for the notes.

The notes are a new issue of securities for which there is currently no public market, and no active trading market (public or otherwise) might ever develop. If the notes are traded after their initial issuance, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, the price, and volatility in the price, of our common stock, our performance and other factors. We do not intend to apply to list the notes on any securities exchange or to arrange for quotation on any automated dealer quotation system. We have been informed by certain of the underwriters that they intend to make a market in the notes after the offering is completed. However, such underwriters may cease their market-making at any time without notice. In addition, the liquidity of the trading market in the notes, and the market price quoted for the notes, may be adversely affected by changes in the overall market for this type of security and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. As a result, we cannot assure you that an active trading market will develop for the notes. If an active trading market does not develop or is not maintained, the market price and liquidity of the notes may be adversely affected. In that case you may not be able to sell your notes at a particular time or you may not be able to sell your notes at a favorable price or at all.

Any adverse rating of the notes may cause their trading price to fall.

We do not intend to seek a rating on the notes. However, if a rating service were to rate the notes and if such rating service were to lower its rating on the notes below the rating initially assigned to the notes or otherwise announces its intention to put the notes on credit watch, the trading price of the notes could decline.

You may be subject to tax if we make or fail to make certain adjustments to the conversion rate of the notes even though you do not receive a corresponding cash distribution.

The conversion rate of the notes is subject to adjustment in certain circumstances, including the payment of cash dividends. If the conversion rate is adjusted as a result of a distribution that is taxable to our stockholders, such as a distribution of money or other property, you generally will be deemed to have received a distribution, which may be treated as a dividend subject to U.S. federal income tax, without the receipt of any cash. In addition, a failure to adjust (or to adjust properly) the conversion rate after an event that increases your proportionate interest in us could be treated as a deemed taxable dividend to you. If a make-whole fundamental change occurs prior to the maturity date or if we deliver a notice of redemption, we will, under some circumstances, increase the conversion rate for notes converted in connection with the make-whole fundamental change or notice of redemption, as the case may be. Such increase also may be treated as a distribution subject to U.S. federal income tax as a dividend. See the caption “Material U.S. Federal Income Tax Considerations.” If you are a non-U.S. holder (as defined under the caption “Material U.S. Federal Income Tax Considerations”), any deemed dividend generally would be subject to U.S. federal withholding tax at a 30% rate, or such lower rate as may be specified by an applicable treaty, which may be withheld from or set off against subsequent payments of cash or delivery of shares of our common stock, if any, in respect of the notes (or, in some circumstances, any payments on our common stock) or sales proceeds payable to you or your other funds or assets. See the caption “Material U.S. Federal Income Tax Considerations.” The Internal Revenue Service has proposed regulations addressing the amount and timing of deemed distributions, obligations of withholding agents and filing and notice obligations of issuers, which, if adopted, could affect the U.S. federal income tax treatment of a holder of notes deemed to receive such a distribution. See the caption “Material U.S. Federal Income Tax Considerations.”

We may not be able to fully utilize our deferred tax assets.

We are subject to income and other taxes in the United States. As of December 31, 2025, we had U.S. federal net operating loss carryforwards of $800.8 million as described further in Note 12 “Income Taxes” to the consolidated financial statements accompanying our Annual Report. At that date, we also had recorded a valuation allowance of $214.6 million.

Our ability to use our U.S. net operating loss carryforwards may be limited if we experience an “ownership change” as defined in Section 382 of the Code (as defined herein). An ownership change generally occurs if certain stockholders increase their aggregate percentage ownership of a corporation’s stock by more than 50 percentage points over their lowest percentage ownership at any time during the testing period, which is generally the three-year period preceding any potential ownership change.

Although we may be able to utilize some or all of the U.S. net operating losses in the future if we have income of the appropriate character (subject to certain limitation on the amount of taxable income that can be offset by a net operating loss carryforward in a given taxable year), there is no assurance that we will be able to do so. Further, we are presently unable to record tax benefits on future losses until such time as sufficient income is generated by our operations to support the realization of the related net deferred tax asset positions. Our results of operations, financial condition and cash flows may adversely be affected in future periods by these limitations.

Because the notes will initially be issued in book-entry form, holders must rely on DTC’s procedures to receive communications relating to the notes and exercise their rights and remedies.

We will initially issue the notes in the form of one or more global notes registered in the name of Cede & Co., as nominee of DTC. Beneficial interests in global notes will be shown on, and transfers of global notes will be effected only through, the records maintained by DTC. Except in limited circumstances, we will not issue certificated notes. See the caption “Description of Notes—Book-Entry, Settlement and Clearance.” Accordingly, if you own a beneficial interest in a global note, then you will not be considered an owner or holder of the notes. Instead, DTC or its nominee will be the sole holder of global notes. Unlike persons who have certificated notes registered in their names, owners of beneficial interests in global notes will not have the direct right to act on our solicitations for consents or requests for waivers or other actions from holders. Instead, those beneficial owners will be permitted to act only to the extent that they have received appropriate proxies to do so from DTC or, if applicable, a DTC participant. The applicable procedures for the granting of these proxies may not be sufficient to enable owners of beneficial interests in global notes to vote on any requested actions on a timely basis. In addition, notices and other communications relating to the notes will be sent to DTC. We expect DTC to forward any such communications to DTC participants, which in turn would forward such communications to indirect DTC participants. However, we can make no assurances that you will timely receive any such communications.

Any repurchases of the Green Convertible Notes may affect the value of the notes and our common stock.

We expect to use a portion of the net proceeds from this offering and the Concurrent Stock Offering, if consummated, to repurchase approximately $  million in aggregate principal amount at maturity of the Green Convertible Notes, including $    million in aggregate principal amount at maturity of the Green Convertible Notes held by the affiliated investors, for cash in the Note Repurchase Transactions. The terms of each Note Repurchase Transaction will depend on a variety of factors, including the market price of our common stock and the trading price of the Green Convertible Notes at the time of such note exchange transactions. No assurance can be given as to how much, if any, of the Green Convertible Notes will be repurchased or the terms on which they will be repurchased. This prospectus supplement is not an offer to repurchase the Green Convertible Notes, and the offering of the notes is not contingent upon the Note Repurchase Transactions.

In connection with any Note Repurchase Transaction, we expect that the hedged holders will unwind all or part of their hedge positions by buying shares of our common stock, including pursuant to the Concurrent Stock Offering, and/or entering into or unwinding various derivative transactions with respect to our common stock. The amount of our common stock to be purchased by the hedged holders or in connection with such derivative transactions may be substantial in relation to the historic average daily trading volume of our common stock. This activity by the hedged holders could increase (or reduce the size of any decrease in) the market price of our common stock, including concurrently with the pricing of the notes, which could result in a higher effective conversion price for the notes. We cannot predict the magnitude of such market activity or the overall effect it will have on the price of the notes offered hereby or our common stock.

This offering is not contingent on the consummation of the Concurrent Stock Offering, and vice versa, or the Note Repurchase Transactions.

Neither the completion of this offering nor the Concurrent Stock Offering is contingent on the completion of the other or the Note Repurchase Transactions. No assurance can be given that the Concurrent Stock Offering will be completed on the terms described herein or at all. This prospectus supplement does not constitute an offer to sell, or the solicitation of an offer to buy, any shares of our common stock in the Concurrent Stock Offering. See the caption “The Concurrent Transactions.”

Risks Related to Our Common Stock

Certain of our current and former stockholders have the right to elect a certain number of directors to our board of directors.

Pursuant to a letter agreement entered into between Pure Crown LLC (“Pure Crown”) and PCT, dated October 5, 2020, Pure Crown is entitled to select one director (the “Pure Crown Director”) to our Board of Directors (the “Board”), and Pure Crown designated Ms. Tanya Burnell as the current Pure Crown Director. For so long as Pure Crown has this right to select one director to the Board, any vacancy with respect to the Pure Crown Director may only be filled by Pure Crown.

Furthermore, pursuant to the board representation agreement, dated March 7, 2022 (the “Board Representation Agreement”), between PCT and Sylebra Capital, Sylebra Capital has been granted the right to designate (i) one person to be nominated for election to the Board so long as Sylebra Capital together with its affiliates beneficially owns at least 10.0% of the common stock, and (ii) two persons to be nominated for election to the Board so long as Sylebra Capital together with its affiliates beneficially owns at least 15.0% of the common stock, subject to certain exceptions, including that Sylebra Capital together with its affiliates will not be entitled to designate more than two nominees. Accordingly, Sylebra Capital is currently entitled to designate two directors for nomination, and has designated Valerie Mars and Dan Gibson to serve on the Board.

Future offerings of debt or offerings or issuances of equity securities by us may adversely affect the market price of our common stock or otherwise dilute all other stockholders.

In the future, we may attempt to obtain financing or further increase our capital resources by issuing additional shares of our common stock or offering debt, including commercial paper, medium-term notes, senior or subordinated notes, debt securities convertible into equity or shares of preferred stock. We also expect to grant equity awards to employees, directors, and consultants under our stock incentive plans.

The implementation of our business strategy could require substantial additional capital in excess of cash generated from operations. We would expect to obtain the capital required for the implementation of our business strategy through a combination of additional issuances of equity, corporate indebtedness and/or cash from operations, which may be effectuated through private financings.

Issuing additional shares of our common stock or other equity securities or securities convertible into equity may dilute the economic and voting rights of our existing stockholders or reduce the market price of our common stock or both, and could be constrained by stock exchange rules that may require prior stockholder approval for certain large or below market issuances. Upon liquidation, holders of such debt securities and preferred shares, if issued, and lenders with respect to other borrowings would receive a distribution of our available assets prior to the holders of our common stock. Preferred shares, if issued, could have a preference with respect to liquidating distributions or a preference with respect to dividend payments that could limit our ability to pay dividends to the holders of our common stock. Our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, which may adversely affect the amount, timing and nature of our future offerings.

Sales of a substantial number of shares of our common stock, or the perception that such sales may occur, may impair our future ability to raise capital.

Sales of a substantial number of shares of our common stock in the public markets could impair our ability to raise capital through the sale of additional equity securities or securities convertible into equity shares in the future.

The price of our common stock may be volatile.

The market price of our common stock may fluctuate substantially. For example, from January 1, 2025 through June 9, 2026, the closing price of our common stock fluctuated between $5.11 and $16.92. The price of our common stock that will prevail in the market after this offering may be higher or lower than the price that you have paid, depending on many factors, some of which are beyond our control and may not be related to our operating performance. Stock market volatility may also adversely affect the trading price of our common stock. In the past, following periods of volatility in the market price of a company’s securities, stockholders have often instituted class action securities litigation against those companies. Such litigation, if instituted, could result in substantial costs and diversion of management attention and resources, which could significantly harm our profitability and reputation.

Future sales of shares of the common stock by existing stockholders may depress its stock price.

In connection with the closing of the business combination (“Business Combination”) by and among Roth CH Acquisition I Co., a Delaware corporation (“ROCH”), Roth CH Acquisition I Co. Parent Corp., a Delaware corporation and wholly-owned direct subsidiary of ROCH (“ParentCo”), Roth CH Merger Sub LLC, a Delaware limited liability company and wholly-owned direct subsidiary of Parent Co, Roth CH Merger Sub Corp., a Delaware corporation and wholly-owned direct subsidiary of ParentCo and PureCycle Technologies LLC, a Delaware limited liability company and indirect wholly-owned subsidiary of PCT (“PCT LLC”), holders of the Class A Units, Class B preferred Units, Class B-1 preferred Units and Class C Units of PCT LLC (collectively, the “PCT Unitholders”) representing at least 70% of PCT LLC’s outstanding membership interests entered into the Investor Rights Agreement, whereby such PCT Unitholders agreed, with certain limited exceptions, to lock up the shares of the common stock they received in the Business Combination (the “IRA Lock-up”). On March 17, 2026, the IRA Lock-up expired pursuant to its terms, and the PCT Unitholders are able to sell the final 33.33% of such PCT Unitholder’s shares of the common stock (or 50% of such PCT Unitholder’s shares of the common stock with respect to certain affiliates of PCT LLC at the time of the Business Combination).

Following the expiration of the IRA Lock-up, the PCT Unitholders are no longer restricted from selling their shares of the common stock, other than by applicable securities laws. The timing or volume of sales or possible sales of these shares could have the effect of increasing the volatility in PCT’s share price or the market price of the shares of common stock could decline if a large amount of the shares of common stock are sold by the PCT Unitholders or if a large amount of the PCT Unitholders are perceived by the market as intending to sell the shares of common stock held by them. These sales, or the possibility that these sales could occur, may make it more difficult for the Company or its stockholders to sell equity securities in the future at a time and at a price that the Company or its stockholders deem appropriate.

PCT’s revenues, results of operations and cash utilization may fluctuate significantly from period to period.

As PCT advances its commercial operations, its revenues, results of operations and/or cash utilization may be subject to significant quarterly fluctuations. This variability can result from a number of factors that are difficult to predict and that are in many cases outside of PCT’s control, including: customer qualification and sales cycle timing; order and shipment timing, which may be impacted by production schedules, logistics constraints, and customer-specific arrangements; production and operation constraints, due to mechanical challenges or otherwise; and fixed cost structure relative to variable revenues. As a consequence of these factors, PCT’s revenues, operating results, and cash flows may vary materially from quarter to quarter. Such variability could make it difficult for PCT to accurately forecast its revenues, meet financial obligations as they become due, and maintain compliance with financial covenants under its debt agreements, and could adversely affect PCT’s business, financial condition, results of operations and prospects.

In addition, as PCT continues to ramp production at its first commercial-scale recycling facility in Lawrence County, Ohio (the “Ironton Facility”) and expand commercial shipments to customers over the coming periods, PCT operating results and cash utilization could differ materially from analysts’ and/or investors’ expectations. The Company believes the trading market for the common stock may be influenced by the research and reports that industry or securities analysts publish about PCT. If one or more of the analysts who cover PCT downgrade the common stock or publish unfavorable research, or if PCT operating results or cash utilization do not meet their or investors’ expectations, PCT’s stock price could decline.

Risks Related to PCT’s Status as a Low-Revenue Early Commercial-Stage Company

PCT is a low-revenue early commercial-stage company that has incurred operating losses since inception, and expects to continue to incur operating losses and PCT may never achieve or sustain operating profitability, which depends on the successful commercialization and scale-up of PureFive® resin products, and any other products PCT may develop in the future, to scale in the U.S., Europe, Asia and other territories.

PCT has incurred operating losses since inception, and expects to continue to incur operating losses as it continues to commercialize and scale up its PureFive® resin products. PCT relies principally on the commercialization of its PureFive® resin, and any other products PCT may develop in the future, to generate revenue growth. This includes establishing sales, marketing and distribution capabilities to effectively market and sell PureFive® resin products in the U.S., Europe, Asia, and in other territories; expanding the number of Purification plants and Feed PreP facilities; and maintaining and growing relationships with offtake partners, feedstock suppliers, customers, and other strategic partners. Achieving these objectives also requires procuring and maintaining all required regulatory approvals.

Market uncertainties, particularly related to demand for PureFive® resin, and any other products PCT may develop in the future, pricing dynamics and feedstock costs, make it difficult to predict the timing or amount of increased expenses or the timing, if ever, of achieving profitability. If demand for PureFive® resin products does not grow as anticipated, or if PCT cannot secure sufficient feedstock, offtake commitments or favorable pricing, revenue levels may not increase as expected. Even if adoption improves, adverse market conditions, cost pressures or execution risks may prevent PCT from generating sufficient revenue to achieve or sustain profitability. PCT currently has no other material lines of business or sources of revenue beyond PureFive® resin products, and this lack of diversification may limit its ability to adapt to changing business conditions and could adversely affect its business, financial condition, results of operations and prospects.

PCT’s operations are substantially dependent on intellectual property licensed from P&G under the License Agreement, and any termination, conversion or impairment of such license could have a material adverse effect on PCT’s business.

PCT’s operations are substantially dependent on the continued validity and enforceability of the intellectual property licensed from P&G under the License Agreement. Pursuant to the License Agreement, P&G has granted PCT a license to utilize certain P&G intellectual property. The License Agreement sets forth certain construction and sales deadlines for future facilities outside North America, which, if missed, could result in (i) a termination of the license granted under the License Agreement (if PCT is unable to make PureFive® resin at certain production volumes and at certain prices within a certain time frame) or (ii) conversion of the license to a non-exclusive license (if PCT is unable or unwilling to provide P&G with PureFive® resin at certain prices from the first plant). In the event the License Agreement is terminated or converted to a non-exclusive license, this could have a material adverse effect on PCT’s business, financial condition, results of operations and prospects.

If the P&G license is converted to a non-exclusive license following a failure to comply with the terms of the License Agreement, PCT could face competition in the future from new market entrants or existing competitors expanding their business. If the License Agreement is terminated, PCT would not have the right to utilize the P&G intellectual property that underpins the Technology, and the production of PureFive® resin, and PCT’s business, would not be viable unless PCT is able to develop an alternative technology. PCT has limited ability to control the prosecution, maintenance or enforcement of the underlying P&G intellectual property, and P&G may make decisions regarding such intellectual property that are adverse to PCT’s interests. Any improvements to the licensed technology developed by PCT may be subject to ownership or licensing provisions that limit PCT’s ability to exploit such improvements independently. In addition, PCT’s compliance with the terms of the License Agreement, including sublicensing limitations, quality standards and reporting obligations, is an ongoing obligation, and any breach, whether actual or alleged, could give rise to a termination right or other remedies in favor of P&G. PCT’s dependence on third-party-owned technology means that any challenge to, or invalidation of, the underlying P&G intellectual property could materially impair PCT’s competitive position and its ability to operate its business, and could have a material adverse effect on PCT’s business, financial condition, results of operations and prospects.

PCT’s substantial indebtedness, restrictive covenants, and potential inability to obtain additional financing could materially and adversely affect its business, financial condition, results of operations and prospects.

As of March 31, 2026, PCT had total consolidated indebtedness of $403.8 million, including bonds payable to related parties and does not yet have any sources of material recurring revenue. PCT’s existing and future debt service obligations, together with restrictions in its financing arrangements and the uncertainty of access to additional capital, could have important consequences for the foreseeable future. A significant portion of cash flow from operating activities, if and when generated, will be required to service debt, which will reduce funds available for operations, capital expenditures, strategic initiatives, and other corporate purposes. PCT’s leverage may exceed that of some competitors, potentially placing it at a competitive disadvantage and increasing its vulnerability to market conditions, operational challenges, and changes in law or regulations. In addition, PCT’s ability to obtain additional financing for capital expenditures, and other needs may be impaired by its existing debt and related covenants, as well as by general market conditions.

PCT’s debt agreements, including the Loan Agreement (as defined below), and certain other agreements to which PCT is a party, contain operating, financial covenants and other restrictions that, among other things, limit PCT and its subsidiaries’ ability to incur additional debt, certain liens or other encumbrances, sell assets, transfer ownership interests, pay dividends, and enter into transactions with affiliates. These limitations could restrict activities that may be in PCT’s long-term interests and reduce its financial and operational flexibility. PCT has in the past obtained waivers or amendments for non-compliance with financial covenants; however, a failure to comply with covenants or obtain a waiver in the future could result in an event of default under one or more agreements, permitting lenders to accelerate maturity, foreclose on collateral securing the debt, terminate commitments, or exercise other remedies. Cross-default provisions could compound these effects, and PCT might not have sufficient funds or resources to satisfy its obligations or to refinance or restructure such indebtedness on favorable terms or at all.

Additionally, PCT’s estimate of its operating expenses and capital expenditures requirements is based on assumptions that may prove to be wrong, and PCT could use its available capital resources sooner than it currently expects. Changing circumstances, some of which may be beyond PCT’s control, could cause PCT to consume capital significantly faster than it currently anticipates, and PCT may need to seek additional funds sooner than planned.

Until PCT can generate significant revenue from sales of its products, PCT will require additional financing to fund its operations and growth. There can be no assurance that additional capital will be available when needed, on acceptable terms or at all. Any such financing, if available, may involve the issuance of equity or equity-linked securities that are dilutive to existing stockholders, securities with preferences that are senior to the common stock, or additional indebtedness that imposes restrictive covenants, collateral requirements, or repayment obligations, each of which could further constrain PCT’s operations and liquidity. PCT may also seek capital opportunistically due to favorable market conditions or strategic considerations even if it believes existing resources are adequate. If PCT cannot obtain financing when required or on reasonable terms, it may be unable to execute its business strategy, meet obligations as they come due, or maintain compliance with financial covenants, any of which would adversely affect its business, financial condition, results of operations and prospects.

PCT faces risks and uncertainties related to litigation, regulatory actions and investigations.

From time to time, PCT has and may continue to be involved in legal proceedings and investigations arising in the ordinary course of business, including those relating to employment matters, product liability, relationships with our feedstock suppliers and offtake partners as well as strategic partners, intellectual property disputes, additional volatility in the market price of our securities and other business matters. Any such claims or investigations may be time-consuming, costly, divert management resources, or otherwise have a material adverse effect on PCT’s business, financial condition, results of operations and prospects.

The results of litigation and other legal proceedings are inherently uncertain and adverse judgments or settlements may result in materially adverse monetary damages or injunctive relief against PCT. Any claims or litigation, even if fully indemnified or insured, could damage PCT’s reputation and make it more difficult to compete effectively or obtain adequate insurance in the future. The litigation and other legal and regulatory proceedings described in the notes to PCT’s audited consolidated financial statements included in its Annual Report are subject to future developments and management’s view of these matters may change in the future.

Risks Related to PCT’s Operations

If PCT is unable to consistently execute capital investment projects to cost and schedule, and to achieve and sustain targeted production volumes, yields, uptime, quality and economics at the Ironton Facility, the Company’s economic viability and ability to raise capital could be materially and adversely impacted, and construction of one or more additional PreP and Purification facilities may be delayed or abandoned.

The Ironton Facility is the foundation of PCT’s commercial strategy. Failure to increase production rates that approach the plant’s full capacity and can meet expected current and future customer demand, as well as maintain sufficient uptime, product quality specifications and unit economics at the Ironton Facility could undermine investor confidence and PCT’s ability to attract future capital, customers and strategic partners as it continues development of the other Planned Facilities. Operational challenges at the Ironton Facility have included, but are not limited to: (i) filter fouling, including the accumulation of contaminants on filtration systems that can reduce throughput, increase maintenance requirements and cause unplanned downtime; (ii) co-product handling, including the potential monetization of non-polypropylene materials and process residues; (iii) odor and color specification compliance, which are among the most difficult quality parameters to achieve consistently at commercial scale; and (iv) maintenance downtime, including both planned and unplanned outages that reduce effective operating hours and output. Any one or more of these operational challenges or failures, individually or in combination, could prevent PCT from achieving or sustaining the production volumes, yields, uptime, quality or economics required to demonstrate commercial viability, satisfy offtake commitments and support the construction and financing of future Planned Facilities.

Additionally, the construction and commissioning of any new project, including PreP and Purification facilities, is dependent on a number of contingencies, many of which are beyond PCT’s control. There is also a risk that significant unanticipated costs or delays could arise due to, among other things, errors or omissions, unanticipated or concealed construction site conditions, including subsurface conditions, unforeseen technical issues or increases in plant and equipment costs, delays in delivery of certain long-lead items, insufficiency of water supply and other utility infrastructure, inadequate contractual arrangements or unanticipated or unforeseen regulatory requirements, engineering, procurement, and construction contract delays or defaults, cost overruns arising from changes in scope, labor or materials pricing, permitting delays or denials, and the inability to replicate at future facilities the operational learnings and process improvements achieved at the Ironton Facility. Should significant unanticipated costs arise, this could have a material adverse impact on PCT’s business, financial performance, cash utilization and operations. No assurance can be given that construction will commence or be completed, or will be completed without further delay.

Delays in commissioning and obtaining an independent engineer’s certificate of operational performance at the Ironton Facility or any new project could severely impact PCT’s business, financial condition, results of operations and prospects.

PCT may not be able to achieve full commissioning and the certification of operational performance required by an independent engineer of the Ironton Facility due to a variety of factors including, but not limited to, the rates at which other plastics and additives can currently be removed from the Purification process, as well as challenges with sustaining continuous operations at full capacity over a number of consecutive days. Failure to achieve full commissioning, obtain the certification or sustain continuous operations at the Ironton Facility could severely impact PCT’s business, financial condition, results of operations and prospects, and impact PCT’s ability to comply with certain covenants under its debt agreements.

PCT currently relies on a single facility for all of its operations, and its business is not diversified.

PCT currently relies solely on the operations at the Ironton Facility, and there is no guarantee that the Planned Facilities will be constructed on the expected timeline, or at all. Adverse changes or developments affecting the Ironton Facility could impair PCT’s ability to produce PureFive® resin and impact its business, prospects, financial condition and results of operations. Any shutdown or period of reduced production at the Ironton Facility, which may be caused by regulatory noncompliance or other issues, as well as other factors beyond its control, such as severe weather conditions, natural disaster, fire, power interruption or outages, work stoppage, disease outbreaks or pandemics, equipment failure, delay in supply delivery, or shortages of material, equipment, or labor, has in the past, and would in the future, significantly disrupt PCT’s ability to grow and produce PureFive® resin products in a timely manner, or at all, meet its contractual obligations and operate its business. PCT has historically experienced periodic equipment failures, some of which have caused extended interruptions to plant operations, and other interruptions or plant shutdowns could occur in the future. Some of PCT’s equipment is costly to repair, and PCT’s equipment supply chains may be disrupted in connection with pandemics, trade wars or other factors. If any material amount of PCT’s machinery were damaged, it would be unable to predict when, if at all, it could replace or repair such machinery or find co-manufacturers with suitable alternative machinery, which could adversely affect PCT’s business, financial condition, results of operations and prospects. Performance guarantees may not be sufficient to cover damages or losses, or the guarantors under such guarantees may not have the ability to pay. Any insurance coverage PCT has may not be sufficient to cover all of its potential losses and may not continue to be available to PCT on acceptable terms, or at all.

There are also currently no other lines of business or other material sources of revenue to support the Company’s future. Such lack of diversification may limit PCT’s ability to adapt to changing business conditions and could have an adverse effect on PCT’s business, financial condition, results of operations and prospects.

Cybersecurity incidents and the failure to maintain the integrity of PCT’s systems or infrastructure, or those of third parties with which PCT does business, could have a material adverse effect on PCT’s business, financial condition, results of operations and prospects.

PCT is subject to an increasing number of information technology vulnerabilities, threats and targeted computer crimes that pose a risk to the security of its systems and networks and the confidentiality, availability and integrity of data. Disruptions or failures in the physical infrastructure or operating systems that support PCT’s businesses, offtake partners, feedstock suppliers and customers, or cyber-attacks or security breaches of PCT’s networks or systems or of third party suppliers and service providers, could result in the loss of customers and business opportunities, lawsuits, regulatory fines, penalties or intervention, reputational damage, loss of stakeholder confidence, reimbursement or other compensatory costs, and additional compliance costs, any of which could materially adversely affect PCT’s business, financial condition, results of operations and prospects. In addition, recently enhanced cybersecurity disclosure requirements increase the risk of regulatory scrutiny enforcement actions and securities litigation in the wake of a material cyber incident. Emerging artificial intelligence (“AI”) technologies may intensify these cybersecurity risks and introduce new governance and compliance obligations under evolving AI-related laws and guidance in the U.S. and abroad. In addition, PCT relies on third party software-as-a service and cloud providers for critical business functions, and any disruptions, misconfiguration or breach in these services could materially impact the Company’s business. Increasing costs associated with cybersecurity protections may be costly and may also adversely affect the financial condition of PCT. While PCT attempts to mitigate these risks, PCT’s systems, data, networks, products, solutions and services remain potentially vulnerable to advanced and persistent cybersecurity threats.

PCT also maintains and has access to sensitive, confidential or personal data or information in its business that is subject to privacy and security laws, regulations and customer controls. Despite PCT’s efforts to protect such personal data or information, PCT’s facilities and systems and those of its customers, offtake partners, feedstock suppliers and third-party service providers may be vulnerable to cybersecurity incidents, theft, misplaced or loss of data, insider threats, supply chain risks, natural disasters, zero-day vulnerabilities, programming and/or human errors that could lead to the compromise of sensitive, confidential or personal data or information or unauthorized use or disruption of PCT’s systems and software.

PCT may be unable to sufficiently protect its proprietary rights and may encounter disputes from time to time relating to its use of the intellectual property of third parties.

PCT relies on its proprietary intellectual property, including registered trademarks and certain licensed intellectual property under the License Agreement and other documents to market, promote and sell PureFive® resin products. PCT monitors and protects against activities that might infringe, dilute, or otherwise harm its trademarks and other intellectual property and relies on the relevant patent, trademark and other laws of the U.S. and other countries. However, PCT may be unable to prevent third parties from using its intellectual property without authorization. In addition, the laws of some non-U.S. jurisdictions, particularly those of certain emerging markets, provide less protection for PCT’s proprietary rights than the laws of the U.S. and present greater risks of counterfeiting and other infringement. To the extent PCT cannot protect its intellectual property, unauthorized use and misuse of PCT’s intellectual property could harm its competitive position and have a material adverse effect on PCT’s business, financial condition, results of operations and prospects.

Despite PCT’s efforts to protect these rights, unauthorized third parties may attempt to duplicate or copy the proprietary aspects of its technology and processes. PCT’s competitors and other third parties independently may design around or develop similar technology or otherwise duplicate PCT’s services or products such that PCT could not assert its intellectual property rights against them. In addition, PCT’s contractual arrangements may not effectively prevent disclosure of its intellectual property and confidential and proprietary information or provide an adequate remedy in the event of an unauthorized disclosure. Measures in place may not prevent misappropriation or infringement of PCT’s intellectual property or proprietary information and the resulting loss of competitive advantage, and PCT may be required to litigate to protect its intellectual property and proprietary information from misappropriation or infringement by others, which is time consuming, expensive, could cause a diversion of resources and may not be successful.

PCT also may encounter disputes from time to time concerning intellectual property rights of others, and it may not prevail in these disputes. Third parties may raise claims against PCT alleging that PCT, or consultants or other third parties retained or indemnified by PCT, infringe on their intellectual property rights. Some third-party intellectual property rights may be extremely broad, and it may not be possible for PCT to conduct its operations in such a way as to avoid all alleged violations of such intellectual property rights. Given the complex, rapidly changing and competitive technological and business environment in which PCT operates, and the potential risks and uncertainties of intellectual property-related litigation, an assertion of an infringement claim against PCT may cause PCT to spend significant amounts to defend the claim, even if PCT ultimately prevails, pay significant money damages, lose significant revenues, be prohibited from using the relevant systems, processes, technologies or other intellectual property (temporarily or permanently), cease offering certain products or services, or incur significant license, royalty or technology development expenses.

Moreover, it has become common in recent years for individuals and groups to purchase intellectual property assets for the sole purpose of making claims of infringement and attempting to extract settlements from companies such as PCT. Even in instances where PCT believes that claims and allegations of intellectual property infringement against it are without merit, defending against such claims is time consuming and expensive and could result in the diversion of time and attention of PCT’s management and employees. In addition, although in some cases a third party may have agreed to indemnify PCT for such costs, such indemnifying party may refuse or be unable to uphold its contractual obligations. In other cases, insurance may not cover potential claims of this type adequately or at all, and PCT may be required to pay monetary damages, which may be significant.

Climate change, or legal, regulatory or market measures to address climate change may materially adversely affect the Company’s financial condition and business operations.

Climate change resulting from increased concentrations of carbon dioxide and other greenhouse gases in the atmosphere could present risks to PCT’s future operations from natural disasters and extreme weather conditions, such as hurricanes, tornadoes, wildfires or flooding. Such extreme weather conditions could pose physical risks to PCT’s facilities and disrupt operation of PCT’s supply chain and may impact operational costs. The impacts of climate change on global resources may result in scarcity, which could in the future impact PCT’s ability to access sufficient equipment and materials in certain locations and result in increased costs.

Additionally, concern over climate change could result in new legal or regulatory requirements designed to mitigate the effects of climate change on the environment. If such laws or regulations are more stringent than current legal or regulatory requirements, PCT may experience increased compliance burdens and costs to meet the regulatory obligations and may adversely affect raw material sourcing, manufacturing operations and the distribution of PCT’s products. Likewise, a failure to comply with any current or future sustainability-related reporting requirements, as established by regulators in the U.S., Europe, and beyond, may result in loss of business, regulatory penalties, litigation, and/or reputational damage.

PCT may be negatively impacted by volatility in the political and economic environment, which could have an adverse impact on PCT’s business, financial condition, results of operations and prospects.

Trade, monetary and fiscal policies, and political and economic conditions may substantially change, and credit markets may experience periods of constriction and variability. These conditions may impact PCT’s business. Further, rising or prolonged high inflation may negatively impact PCT’s business and raise its costs, specifically with respect to the construction of the Planned Facilities and other future Purification and Feed PreP facilities. In the case of sustained inflation, it could become increasingly difficult to effectively mitigate the increases to PCT’s costs. If PCT is unable to take actions to effectively mitigate the effect of the resulting higher costs, PCT’s business, financial condition, results of operations and prospects could be adversely impacted.

Although the Federal Reserve began to reduce interest rates in late 2024 through 2025, they continue to remain higher than pre-pandemic levels. The Federal Reserve may continue to hold them at their currently high rates longer than expected. Higher interest rates, coupled with reduced government spending and volatility in financial markets, may increase economic uncertainty and affect PCT’s offtake partners, feedstock suppliers and potential customers. Similarly, the ongoing military conflict between Russia and Ukraine and the current instability in the Middle East has created volatility in various markets and could have further global economic consequences, including disruptions of the global supply chain, increased costs and energy markets. Furthermore, actual events involving limited liquidity, defaults, non-performance or other adverse developments that affect financial institutions, transactional counterparties or other companies in the financial services industry or the financial services industry generally, or concerns or rumors about any events of these kinds or other similar risks, have in the past and may in the future lead to market-wide liquidity concerns. Any such volatility, disruptions or market-wide liquidity concerns may adversely affect PCT’s business or the third parties on whom it relies. If the equity and credit markets deteriorate, including as a result of political or economic unrest or war, it may make necessary debt or equity financing, such as the financing necessary to fully fund the construction of the Planned Facilities, future Purification facilities and currently contemplated and future Feed PreP facilities and otherwise finance PCT’s expansion, more difficult to obtain in a timely manner or on favorable terms, more costly or more dilutive. Increased or sustained inflation can adversely affect PCT by increasing its costs, including labor and employee benefit costs. In addition, higher or sustained inflation, macro turmoil, uncertainty and market-wide liquidity concerns could also adversely affect PCT’s offtake partners, feedstock suppliers and potential customers, which could have an adverse impact on PCT’s business, financial condition, results of operations and prospects.

Risks Related to PCT’s Production of PureFive® Resin

There is no guarantee the Technology is scalable to commercial-scale profitability.

The Technology is based upon generally-available commercial equipment to process contaminated polypropylene into clean recycled polypropylene product. While PCT has constructed the Feedstock Evaluation Unit (the “FEU”) to demonstrate the process using the same or similar equipment (except at a smaller scale) as the Ironton Facility, and, for the most part, the Planned Facilities, the FEU does not operate at a commercial scale. The FEU test data was used to design the Ironton Facility equipment for commercial scale and testing under the intended operating conditions and configuration for the commercial-scale operation to verify reproducibility of results including color, melt flow index, moldability (tensile modulus and other measures) and the odor of the final PCT-produced polypropylene product. While that testing indicated that the FEU can generate recycled polypropylene product that, on average, meets all of its key parameter targets, PCT cannot guarantee these results will be achieved if or when the Ironton Facility, or any of the Planned Facilities, are operating at full capacity. PCT’s ability to achieve commercial-scale profitability relies on its ability to commercially scale its operations. Further, of the four quality parameters for PureFive® resin, odor is the most difficult to characterize and measure. PCT’s goal is to generate product that will significantly reduce the odor of the offtake and be comparable or nearly comparable to virgin polypropylene with respect to level of odor, but PCT cannot guarantee that the Ironton Facility, or any of the Planned Facilities, will be capable of achieving the quality parameters of PureFive® resin on a consistent basis to achieve profitability on a commercial scale. The Ironton Facility’s, or any of the Planned Facilities’, failure to consistently achieve the quality parameters for PureFive® resin at higher rates could impact PCT’s business, financial condition, results of operations and prospects if the possible shortfalls versus specification are not effectively remedied per contract.

Furthermore, each of the Thailand Facility and PCT’s first commercial-scale European plant at its Antwerp, Belgium site (the “Belgium Facility”) are expected to be larger 130 million-pound per year Purification facilities and the Purification facility to be built in Augusta, Georgia (the “Augusta Facility” and together with the Thailand Facility and the Belgium Facility, the “Planned Facilities”) is planned to be PCT’s first scaled-up facility model, with an expected capacity of 300 million pounds per year. PCT is currently working on engineering for the Thailand Facility and Belgium Facility, and pre-engineering for the design and installation of the scaled-up Purification facility at the Augusta Facility, and there is no guarantee that these efforts will be successful. If the Thailand Facility and Belgium Facility are not completed and operational, and the Augusta Facility fails to achieve the expected efficiencies, including across the construction and permitting processes, as well as fails to reduce average capital expenditures per plant and reduce overall operating costs, PCT’s business, financial condition, results of operations and prospects could be materially adversely impacted.

PCT may not be successful in consummating strategic endeavors for the sale of PureFive® resin products.

PCT may not be successful in efforts to establish or consummate strategic endeavors, or other alternative arrangements for the sale of PureFive® resin products because PCT’s products may be deemed to be at too early of a stage of development for collaborative effort or third parties may not view PCT’s product as having the requisite potential to demonstrate commercial success.

If PCT is unable to reach agreements with existing or future customers on a timely basis, on acceptable terms or at all, PCT may have to curtail the development of PureFive® resin products, reduce or delay the development program, delay potential commercialization, reduce the scope of any sales or marketing activities or increase expenditures and undertake development or commercialization activities at PCT’s own expense. If PCT elects to fund development or commercialization activities on its own, PCT may need to obtain additional expertise and additional capital, which may not be available on acceptable terms or at all. If PCT fails to enter into collaborations and does not have sufficient funds or expertise to undertake the necessary development and commercialization activities, PCT may not be able to further develop product candidates and PCT’s business, financial condition, results of operations and prospects may be materially and adversely affected.

PCT’s failure to secure sufficient quantities of waste polypropylene could have a negative impact on PCT’s business, financial condition, results of operations and prospects.

PCT’s ability to procure a sufficient quantity and quality of post-industrial and post-consumer waste that contains high levels of polypropylene as feedstock is dependent upon certain factors outside of PCT’s control, including, but not limited to:

•	changes to pricing levels for waste polypropylene, recycled polypropylene and non-recycled polypropylene;

•	shortages in supply or reductions in available volumes due to seasonal, regional or market-driven factors;

•	logistics and transportation constraints, including the cost and availability of transportation infrastructure necessary to move feedstock from collection points to PCT’s facilities;

•

competition from other buyers of waste polypropylene, including mechanical recyclers, other advanced recyclers and virgin resin producers seeking to meet recycled-content commitments, which may reduce the volume available to PCT or increase procurement costs;

•	regional availability and collection infrastructure limitations, particularly in Asia where post-consumer polypropylene collection rates are low or collection infrastructure is underdeveloped;

•	interruptions affecting suppliers, including those due to operational restraints, industrial relations, transportation difficulties, accidents or natural disasters; and

•	the introduction of new laws or regulations that may make access to waste polypropylene more difficult or expensive.

Additionally, while PCT believes it has sourced sufficient feedstock of desirable quality and with high levels of polypropylene, and that it has the ability to increase polypropylene content at its pre-processing facilities, it cannot guarantee that feedstock suppliers will have sufficient quantities available and at the appropriate specifications in accordance with their respective agreements with PCT. If feedstock is not available to PCT in sufficient quantity and of requisite quality and with high levels of polypropylene, PCT’s business, financial condition, results of operations and prospects could be materially adversely impacted.

Because PCT’s global expansion requires sourcing feedstock and supplies and shipping product around the world (including Asia and Europe), changes to international trade agreements, tariffs, import and excise duties, taxes or other governmental rules and regulations could adversely affect PCT’s business, financial condition, results of operations and prospects.

PCT’s global expansion model, which includes the construction of the Planned Facilities, will require sourcing additional feedstock in the U.S. and from suppliers around the world. The U.S. federal government, the Belgian government, the Thai government and other governmental bodies may propose changes to international trade agreements, tariffs, taxes and other government rules and regulations that would affect PCT’s global expansion model. For example, the U.S. government has imposed and expanded tariffs and other trade measures on certain foreign imports into the U.S., particularly from China, Canada, and Mexico. If any restrictions or significant increases in costs or tariffs are imposed related to feedstock sourced from Asia, Europe, or elsewhere, as a result of amendments to existing trade agreements, and PCT’s supply costs consequently increase, PCT may be required to raise PureFive® resin product prices, which may result in decreased margins, the loss of customers, and a material adverse effect on PCT’s financial results. The extent to which PCT’s margins could decrease in response to any future tariffs is uncertain. PCT continues to evaluate the impact of effective trade agreements, as well as other recent changes in foreign trade policy on its supply chain, costs, sales and profitability, which could negatively impact PCT’s business, financial condition, results of operations and prospects. Any such impact could be material.

There is no guarantee the Feed PreP facilities will be viable or achieve the expected efficiencies.

In conjunction with future Purification facilities, PCT expects to build and operate Feed PreP facilities in locations geographically near the feed sources in an effort to optimize PCT’s supply chain economics. These Feed PreP facilities are expected to employ feedstock processing systems with advanced sorting capabilities that can handle various types of plastics in addition to polypropylene (designated as no. 5 plastic), such as plastic bales between #1 and #7. There is no guarantee that the Feed PreP facilities will be successful. If the feedstock processing systems don’t operate as expected, or in a commercially viable manner or are constrained from receiving permits necessary to operate the facilities by city, country or state regulations; the Feed PreP facilities fail to achieve the expected efficiencies, including due to increased shipping costs; as well as fail to reduce average expenditures on feedstock and reduce overall operating costs, PCT’s business, financial condition, results of operations, and prospects could be materially adversely impacted.

There is no guarantee the “Feedstock+” pricing model will be successful or adopted broadly across PCT’s offtake agreements. For those agreements where selling prices remain linked to virgin polypropylene price indices, PCT’s feedstock, PreP, energy, logistics and plant costs may not move commensurately, which may result in margin compression or elimination in low oil price environments.

PCT’s Feedstock+ pricing model for offtake agreements uses a formula based on: (i) a secondary materials per pound pricing index for curbside bales divided by a fixed polypropylene yield loss modifier, plus (ii) a fixed base price per pound covering PCT’s operating and conversion costs. The Feedstock+ pricing model is designed to mitigate the impact on PCT’s operating margins by incorporating the feedstock market price fluctuations, upside and downside, into the PureFive® price. There is no guarantee that the Feedstock+ pricing model will be successful and that most of or all of the counterparties will enter into offtake agreements with PCT using this pricing model in sufficient numbers, or at all. Additionally, counterparties may attempt to reduce or eliminate the fixed base price, which would reduce and potentially eliminate the effort to de-risk PCT’s operating margins. If PCT is unable to incorporate its Feedstock+ pricing model into its future offtake agreements, in part or at all, or unable to negotiate a sufficiently high fixed base price or procure feedstock above the secondary materials markets pricing index, PCT’s business, financial condition, and results of operations and prospects could be materially adversely impacted.

PCT’s legacy strategic partnership agreements and certain offtake arrangements use pricing formulas that reference the price of virgin polypropylene resin, which is itself correlated to the price of crude oil and natural gas feedstocks. In periods of low or declining crude oil prices, the price of virgin polypropylene may fall significantly, which would reduce the index-linked selling price of PureFive® resin under such agreements. However, PCT’s costs, including feedstock procurement costs, PreP operating costs, energy costs, logistics costs and fixed plant operating costs, may not decline commensurately with the price of virgin polypropylene, as these costs are driven by different market dynamics. As a result, in low oil price environments, PCT may face a significant mismatch between its selling prices and its cost of production, which could compress or eliminate its operating margins, impair its ability to service its debt obligations and have a material adverse effect on PCT’s business, financial condition, results of operations and prospects. Conversely, in high feedstock cost environments, PCT’s Feedstock+ pricing model is designed to pass through feedstock cost increases to customers, but there is no guarantee that customers will accept such pass-throughs or that the model will function as intended across all market conditions.

PCT is subject to many hazards and operational risks at its manufacturing facility that can result in potential injury to individuals, disrupt its business, and subject PCT to liability and increased costs, any of which could have a material adverse effect on PCT’s business, financial condition and results of operations.

PCT’s processes involve the controlled use of chemicals, including flammable and combustible solvents operated under elevated pressures and temperatures that are potentially hazardous. As a result, PCT’s operations are subject to various industrial risks including:

•	fires and explosions arising from the handling, storage or release of flammable solvents or other combustible materials;

•	uncontrolled releases or discharges of solvents, or process gases, including emissions to air, discharges to water and releases to soil;

•	wastewater generation and disposal challenges, including the management of liquid waste streams; and

•	dangers resulting from confined operating spaces, equipment failures and maintenance activities.

These risks can result in personal injury, loss of life, catastrophic damage to or destruction of property and equipment or environmental damage, and related legal proceedings, including those commenced by regulators, neighbors, or others. Additionally, PCT may not be able to timely source and install replacement parts for damaged or broken equipment, which could result in an unanticipated interruption or suspension of operations having both financial and customer supply impacts, along with reputational damage and the imposition of liability. Notwithstanding PCT’s extensive safety procedures and training, relief and depressurization systems, emergency shutdown systems, safety instrumented systems and interlocks, fire and gas detection, and fire suppression systems, the risk of injury or property damage cannot be completely eliminated. While PCT believes that it maintains adequate insurance coverage, PCT cannot guarantee that it will be able to maintain adequate insurance at reasonable rates or that its insurance coverage will be adequate to cover future claims that may arise. In the event of an incident or accident, PCT’s business could be disrupted and PCT could be liable for damages, and any such liability could exceed PCT’s resources, and have a negative impact on its financial condition and results of operations. The loss or shutdown over an extended period of operations at any of PCT’s facilities or any losses relating to these risks could also have a material adverse impact on its business, financial condition, results of operations and prospects.

Risks Related to the Market for PureFive® Resin

The market for PureFive® resin is still in the development phase and the acceptance of PureFive® resin by manufacturers and potential customers is not guaranteed.

PCT has agreed to one or more strategic partnership term sheets to enter into offtake agreements with a term of 20 years, whereby PCT guarantees the PureFive® resin products to meet specific criteria for color and opacity. There is no odor specification in the offtake agreements. Any modifications to the strategic partnership term sheets may require corresponding amendments to PCT’s executed offtake agreements for the Ironton Facility and the Planned Facilities. Pursuant to the strategic partnership term sheets and PCT’s executed offtake agreements, PCT must provide samples of the product to each customer so that the customer may determine if the product meets specifications, regulatory and legal requirements, the customer’s internal policies, and technical, safety, and other qualifications for PureFive® resin use in the customer’s products. The inability of PCT to provide product of sufficient quantity and quality for sale pursuant to the offtake agreements is likely to materially adversely affect PCT’s business, financial condition, results of operations and prospects. The premium pricing depicted in recent offtake agreements may also adversely affect the acquisition of new customers. Furthermore, future market trends for recycled product, changes in brand owner strategies and changes in consumer preferences for circular or low carbon footprint products could reduce PCT’s customers’ demand for PureFive® resin, which would be likely to materially adversely affect PCT’s business, financial condition, results of operations and prospects.

Certain of PCT’s offtake agreements are subject to index pricing, and fluctuation in index prices may adversely impact PCT’s financial results.

PCT expects the price of its PureFive® resin will command a premium over the price of virgin resin and generally not be subject to fluctuations in the price of virgin polypropylene, but there is no guarantee of this result. While most offtake agreements have been executed using the Feedstock + pricing model, certain of PCT’s legacy strategic partnership agreements’ pricing formulas for PureFive® resin use a pricing formula based on fixed and index pricing using historical and forecast pricing for virgin resin produced from fossil fuels. If PCT is unable to modify the legacy terms to a Feedstock+ pricing, or should the modeled index price for virgin resin be materially lower than the cost to produce PureFive® resin from waste polypropylene feedstock, PCT would have to absorb the cost difference between virgin resin and PureFive® resin production for those customers, and PCT’s business, financial condition, liquidity, results of operations and prospects may be materially adversely impacted.

Competition could reduce demand for PCT’s products or negatively affect PCT’s sales mix or price realization, and failure to compete effectively could materially and adversely affect PCT’s business, financial condition, results of operations and prospects.

PCT operates in a competitive global market for polypropylene sources—both virgin and recycled polypropylene. PCT faces, or may in the future face, competition from:

•

integrated petrochemical producers and resin manufacturers, which have significant scale, established customer relationships, extensive distribution networks and substantial financial and technical resources, and which may develop or acquire recycled polypropylene capabilities or offer virgin polypropylene at prices that make PureFive® resin less economically attractive;

•

mechanical recyclers of polypropylene, which offer lower-cost recycled polypropylene that, while of lower quality than PureFive® resin, may be sufficient for certain limited applications and may be preferred by cost-sensitive customers or in jurisdictions where recycled-content requirements do not mandate chemically recycled material;

•

other advanced recyclers utilizing chemical depolymerization, dissolution, pyrolysis or other technologies to produce recycled polypropylene or polypropylene substitutes, some of which may benefit from greater financial, technical or operational resources than PCT and are otherwise acceptable uses under current or future regulations; and

•

customers’ internal circularity platforms, whereby brand owners and manufacturers develop or invest in their own recycled polypropylene supply chains, potentially reducing their reliance on third-party suppliers such as PCT.

Competitors or new entrants might develop new products or technologies that compete with PCT and its proprietary Technology. PCT cannot predict changes that might affect its competitiveness or whether existing competitors or new entrants might develop products that reduce demand for PCT’s PureFive® resin products. Any of these competitive developments could reduce demand for PureFive® resin, exert downward pressure on pricing, impair PCT’s ability to attract and retain customers, and have a material adverse effect on PCT’s business, financial condition, results of operations and prospects.

In addition, PCT has granted a sublicense of P&G intellectual property back to P&G under the terms of the License Agreement, with a limited right to sublicense by P&G (the “Grant Back”). Under the Grant Back, for five years after July 28, 2020, the aggregate tonnage that was produced under the Grant Back was capped at a certain level per year worldwide. Since July 28, 2025, the aggregate annual tonnage was expanded for each of the six regions worldwide. P&G has agreed that territory under the Grant Back excluded the start of construction of a plant within a certain radius of the Ironton Facility until July 28, 2025, and that P&G will not be bound by the tonnage limitations if certain construction and sales deadlines are not met for future facilities in other regions. If P&G is able to establish production, either on its own or through a sublicense agreement with another partner, in any territory, P&G production will now be capped within that territory. If P&G sublicenses the P&G intellectual property under the Grant Back to other manufacturers, the aggregate production of recycled polypropylene resin and supply to markets could increase, adversely impacting PCT’s business, financial condition, results of operations and prospects.

Delays in direct customer commercial sales and customer qualification and application-conversion may adversely impact PCT’s financial results.

In addition to sales through distributors, PCT’s current business model is reliant on sales directly to companies that value sustainability. The process for obtaining customer acceptance of PureFive® resin as a substitute and/or replacement for traditional virgin or mechanically recycled polypropylene, and the ability to sell into a customer’s supply chain, is typically dependent upon the successful trials from one or more samples of PCT’s PureFive® resin. These trials could take an extended period of time, depending upon the application into which PCT’s PureFive® resin will be used. The ability for PCT to fund its operations and service its debt requirements is highly dependent upon PCT’s ability to develop meaningful commercial sales directly to customers. The failure to obtain timely customer approval and extended delays in customers’ adoption of PCT’s PureFive® resin as a substitute for a customer’s existing polypropylene supplies may have a material adverse effect on PCT’s business, financial condition, results of operations and prospects.

Additionally, while PCT has entered into offtake agreements and strategic partnerships with a number of brand owners and manufacturers, the realization of commercial sales volumes is dependent on a customer-by-customer, application-by-application qualification process that is distinct from, and in addition to, the execution of an offtake agreement. Many customers independently evaluate and qualify PureFive® resin for use in each specific application, which typically involves:

•	laboratory and pilot-scale testing of PureFive® resin against the customer’s internal material specifications;

•	regulatory and compliance review, including assessment of applicable food-contact, product safety, chemical substance and other regulatory requirements in the relevant jurisdiction; and

•

production trials and validation runs at the customer’s manufacturing facilities to confirm that PureFive® resin performs as expected in the customer’s specific processing equipment and end-use application.

This qualification process can be lengthy, resource-intensive and uncertain in outcome, and there is no guarantee that any particular customer will successfully qualify PureFive® resin for any particular application, or that qualification for one application will result in qualification for other applications within the same customer. Delays in, or failures to complete, customer qualification processes could result in offtake agreements generating little or no actual purchase volume, could delay PCT’s ability to generate meaningful commercial revenues, and could have a material adverse effect on PCT’s business, financial condition, results of operations and prospects.

Risks Related to Regulatory Developments

PCT may not be able to meet applicable regulatory requirements for the use of PCT’s PureFive® resin in food-grade applications, which are feedstock-specific, jurisdiction-specific and application-specific, and, even if the requirements are met, complying on an ongoing basis with the numerous regulatory requirements applicable to the PureFive® resin and PCT’s facilities will be time-consuming and costly.

The use of PureFive® resin in food-grade applications is subject to regulation by the U.S. Food and Drug Administration (“FDA”). In order for the PureFive® resin to be used in food-grade applications, PCT may request one or more Letters of No Objection (“LNOs”) from the FDA.

The Company has received LNOs from the FDA that allow the Company’s purified product to be used for all food types per the FDA’s Conditions of Use listed and per all applicable authorizations in the food-contact regulations listed in the 21 CFR (Code of Federal Regulations, Title 21).

The process for obtaining further LNOs will include FDA evaluation of the PCT Purification process and the Technology. Each LNO is feedstock-specific, jurisdiction-specific and application-specific, meaning that any change in the source, type, or composition of feedstock used in the PCT process, or any expansion into new food-contact applications will require separate LNO submissions and independent FDA evaluation. All LNOs require that feedstock used in the PCT process should comply with all applicable authorizations, including 21 CFR 174.5—General provisions applicable to indirect food additives, and may be impacted by evolving FDA expectations. The Company is conducting additional testing and plans to make further LNO submissions. In addition, as needed, individual surrogate challenge testing and migration studies will be conducted to simulate articles in contact with food.

The process of obtaining FDA regulatory approval requires the expenditure of substantial time and significant financial resources. The FDA could refuse to approve further LNO applications, a decision may be delayed if the FDA has questions about the data or other aspects of the filing, or the review schedule may be extended if there are a significant number of LNO requests pending. LNOs are also FDA staff opinions rather than formal approvals, and continued reliance depends on consistency in responses. Material changes may require new submissions and could alter prior conclusions. All of the above could have an adverse effect on PCT’s business, financial condition, results of operations and prospects.

Furthermore, changes in regulatory requirements, laws and policies, or evolving interpretations of existing regulatory requirements, laws and policies, may result in increased compliance costs, delays, capital expenditures and other financial obligations that could adversely affect PCT’s business, financial condition, results of operations and prospects.

The use of PureFive® resin will also be subject to foreign regulatory schemes in Europe and Asia, including, but not limited to, the European Commission (the “EC”), the European Food Safety Authority (the “EFSA”), the Federal Agency for the Safety of the Food Chain (the “FASFC”) in Belgium, the Association of Southeast Asian Nations (the “ASEAN”), and the Thai Food and Drug Administration (the “TFDA”) in Thailand. The European Union (the “EU”) has a general framework of rules for clearing and marketing food packaging materials through a positive list system as well as specific rules for recycled plastics. PCT is currently advancing the authorization process in Europe and hopes to receive the final authorizations in 2026.

PCT also expects to encounter regulations in most, if not all, of the countries in which PCT may seek to expand, and PCT cannot be sure that it will be able to obtain necessary approvals in a timely manner or at all. If PCT’s PureFive® resin does not meet applicable regulatory requirements in a particular country or at all, then PCT may face hindered or reduced market demand in those countries and PCT’s business, financial condition, results of operations and prospects may be adversely affected.

The various regulatory schemes applicable to PCT’s PureFive® resin will continue to apply following initial approval. Monitoring regulatory changes and ensuring the Company’s ongoing compliance with applicable requirements is time-consuming and may affect PCT’s business, financial condition, results of operation and prospects. If PCT fails to comply with such requirements on an ongoing basis, PCT may be subject to fines or other penalties, or may be prevented from selling PureFive® resin products, and PCT’s business, financial condition, results of operation and prospects may be harmed.

Legislative, regulatory or judicial developments could affect PCT’s business, financial condition, results of operations and prospects.

PCT’s activities and plants are subject to extensive air, water and other environmental and workplace safety laws and regulations at the federal and state level. In addition, PCT will be subject to additional regulatory regimes upon expanding to new regions, including foreign regulatory authorities in the EU, such as the EC, the EFSA, and the FASFC, foreign regulatory authorities in the ASEAN such as the TFDA, and similar regulatory authorities. Some of these laws require or may require PCT to operate under a number of environmental permits. These laws, regulations and permits can often require pollution control equipment or operational changes to limit actual or potential impacts to the environment. These laws, regulations and permit conditions evolve in time and may become more difficult to comply with. A violation of these laws, regulations or permit conditions could result in substantial fines, damages, criminal sanctions, permit revocations and/or a plant shutdown. PCT has experienced, and may in the future experience, violations of applicable environmental laws, regulations or permit conditions, including with respect to wastewater generation and disposal to the extent applicable. PCT cannot provide assurance that it will not face further regulatory scrutiny, additional citations, or enforcement action in connection with these or other violations, or that any such action will not result in substantial fines, damages, criminal sanctions, permit revocations and/or a plant shutdown.

In addition, proposals relating to recycling or recycling content and prohibitions on certain types of plastic products have been introduced and/or adopted in various jurisdictions, and it is anticipated that similar legislation or regulations may be proposed in the future at federal, state, and local levels, both within the U.S. and elsewhere. There is a risk that PureFive® resin may not qualify as recycled content or post-consumer recycled content under one or more applicable state laws, federal regulations, customer sustainability programs or third-party certification schemes, whether due to the nature of PCT’s purification process or evolving interpretations of applicable standards. If PureFive® resin is determined not to qualify as recycled content or post-consumer recycled content under standards that are material to PCT’s customers, demand for PureFive® resin could be materially reduced, customers may seek alternative suppliers or materials, and PCT’s business, financial condition, results of operations and prospects could be materially adversely affected.

Risks Related to Human Capital Management

PCT is dependent on management and key personnel, and PCT’s business would suffer if it fails to retain its key personnel and attract additional highly skilled employees.

PCT’s success is dependent on the specialized skills of its management team and key operating personnel. This may present particular challenges as PCT operates in a highly specialized industry sector, which may make replacement of its management team and key operating personnel difficult. A loss of the management team members or key employees, or their failure to satisfactorily perform their responsibilities, could affect a variety of roles. Loss of key personnel may also heighten any operational exposures should staff be pulled into multiple activities simultaneously due to challenges related to retention and recruitment, and may result in significant attrition of high caliber and high potential employees, loss of key skills and a noticeable decline in employee morale. Ultimately, the loss of high caliber and high potential team members could have an adverse effect on PCT’s business, financial condition, results of operations and prospects.

PCT’s future success will depend on its ability to identify, hire, develop, motivate and retain highly qualified personnel for all areas of its organization, particularly research and development, recycling technology, operations and sales. Trained and experienced personnel are in high demand and may be in short supply, and tight labor markets, evolving workplace expectations and immigration/work-authorization constraints could further limit availability and increase costs. Many of the companies with which PCT competes for experienced employees have greater resources than PCT does and may be able to offer more attractive terms of employment. In addition, PCT invests significant time and expense in training employees, which increases their value to competitors that may seek to recruit them. PCT may not be able to attract, develop and maintain the skilled workforce necessary to operate its business, and labor expenses may increase as a result of a shortage in the supply of qualified personnel, which may negatively impact PCT’s business, financial condition, results of operations and prospects.

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus contain and incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, including statements about the financial condition, results of operations, earnings outlook and prospects of PCT. Forward-looking statements generally relate to future events or PCT’s future financial or operating performance and may refer to projections and forecasts. Forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “aim,” “anticipate,” “drive,” “intend,” “outlook,” “estimate,” “forecast,” “future,” “goal,” “guidance,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions (or the negative versions of such words or expressions), but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements are based on the current expectations of the management of PCT and are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date they were made. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the caption “Risk Factors” in each of PCT’s Annual Report and PCT’s Quarterly Report on Form 10-Q for the period ended March 31, 2026, those discussed and identified in other public filings made with the SEC by PCT and the following:

•	our ability to obtain funding for our operations, future capital requirements and future growth, and to continue as a going concern;

•

our ability to meet, continue to meet, and comply on an ongoing basis with the numerous regulatory requirements applicable to our PureFive® resin both generally and in food-grade applications and, more broadly, the operations of our facilities (including in the United States, Europe, Asia and other future international locations);

•

expectations and changes regarding our strategies and future financial performance, including future business plans, expansion plans or objectives, prospective performance and opportunities and competitors, revenues, products and services, pricing, operating expenses, market trends, liquidity, cash flows and uses of cash, capital expenditures, and our ability to invest in growth initiatives, which could be impacted by significant changes to tariffs on foreign imports;

•

the ability of the Ironton Facility to be appropriately certified by Leidos Engineering, LLC, following certain performance and other tests, and commence full-scale commercial operations in a timely and cost-effective manner, or at all;

•

our ability to meet, and to continue to meet, the requirements imposed upon us and our subsidiaries by the funding for our operations, including the funding for the Ironton Facility, and the Planned Facilities;

•

our ability to minimize or eliminate the many hazards and operational risks at our manufacturing facilities that can result in potential injury to individuals, disrupt our business, including interruptions or disruptions in operations at our facilities, and subject us to liability and increased costs;

•	our ability to complete the necessary funding with respect to, and complete the construction of the Planned Facilities in a timely and cost-effective manner;

•	our ability to procure, sort and process polypropylene plastic waste at our planned plastic waste prep (“Feed PreP”) facilities;

•	our ability to maintain exclusivity under the P&G license (as described above);

•

the implementation, market acceptance and success of our business model and growth strategy, which includes our ability to bring a total of one billion pounds of installed polypropylene recycling capability online by 2030, and our ability to meet related construction, regulatory, and financing requirements;

•	the ability to negotiate multi-year offtake agreements at appropriate margins to fund ongoing operations;

•

the possibility that we may be adversely affected or potentially impacted by economic, business, and/or competitive factors, including interest rates, availability of capital, economic cycles, and other macro-economic impacts (such as tariffs);

•

changes in the prices and availability of materials (such as steel and other materials needed for the construction of future Feed PreP and Purification facilities), including those changes caused by inflation, tariffs and supply chain conditions, such as increased transportation costs and global conflicts, and our ability to obtain such materials in a timely and cost-effective manner;

•	the ability to source feedstock with a high polypropylene content at a reasonable cost, and the temporary spike in prices due to global conflicts such as the current conflict in the Middle East;

•	the development of direct competitors in the recycled polypropylene segment that could impact the demand for our products;

•	the outcome of any legal or regulatory proceedings to which we are, or may become, a party;

•	geopolitical risk and changes in applicable laws or regulations;

•	changes in the prices and availability of labor (including labor shortages), turnover in employees, and increases in employee-related costs;

•

any business disruptions due to political or economic instability, pandemics, or armed hostilities (including the ongoing conflict between Russia and Ukraine and active military conflicts in the Middle East);

•	operational risks associated with the ability to operate the Ironton Facility and the Planned Facilities, as and when operative, at nameplate capacity;

•	our ability to consummate this offering and the Concurrent Stock Offering and the potential effects of this offering and the Concurrent Stock Offering on the trading price of the common stock; and

•	the anticipated use of the net proceeds from this offering and the net proceeds of the Concurrent Stock Offering.

PCT undertakes no obligation to update any forward-looking statements made in this prospectus supplement or the accompanying prospectus to reflect events or circumstances after the date of this prospectus supplement or to reflect new information or the occurrence of unanticipated events, except as required by law.

Should one or more of these risks or uncertainties materialize or should any of the assumptions made prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events.

USE OF PROCEEDS

We estimate that the net proceeds to us from this offering will be approximately $   (or approximately $  if the underwriters exercise their over-allotment option in full), after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

We expect to use the net proceeds from this offering, together with the net proceeds from the Concurrent Stock Offering, if consummated: (i) to pay the approximately $   million cost of repurchasing for cash approximately $   million in aggregate principal amount at maturity of the Green Convertible Notes in the Note Repurchase Transactions as described below under the caption “The Concurrent Transactions”; (ii) to repurchase additional Green Convertible Notes from time to time; and (iii) for working capital and other general corporate purposes.

Neither the completion of this offering nor the Concurrent Stock Offering is contingent on the completion of the other or the Note Repurchase Transactions. No assurance can be given that the Concurrent Stock Offering will be completed on the terms described herein or at all.

The Green Convertible Notes bear interest at a rate of 7.25% per year and mature on August 15, 2030. As of March 31, 2026, $250.0 million aggregate principal amount at maturity of the Green Convertible Notes remained outstanding.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of March 31, 2026, as follows:

•	on an actual basis; and

•

on an as adjusted basis to give effect to (i) the issuance and sale of the notes in this offering, after deducting the underwriting discounts and estimated offering expenses payable by us (assuming no exercise of the underwriters’ over-allotment option in this offering), and (ii) the sale of our common stock in the Concurrent Stock Offering, after deducting the underwriting discounts and estimated offering expenses payable by us (assuming no exercise of the underwriters’ option to purchase additional shares in the Concurrent Stock Offering), but without giving effect to the use of proceeds from this offering and the Concurrent Stock Offering.

You should read the following information in conjunction with the section titled “Use of Proceeds” included in this prospectus supplement and the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes in our Annual Report and our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026, which are incorporated by reference herein.

	As of March 31, 2026
	Actual(1)	As Adjusted
	(in thousands, except share amounts)
Cash and cash equivalents	$90,213	$

Debt securities available for sale	$30,882		$30,882

Long-term indebtedness:
Green Convertible Notes(2)	$250,000		$250,000
Revenue Bonds(3)	150,210		150,210
Revolving Credit Facility	—		—
Other Debt	3,625		3,625
Notes offered hereby(4)	—

Total Debt	$403,835	$

Preferred stock:
Preferred stock, $0.001 par value; 25,000,000 shares authorized; 54,000 shares of Series A Preferred Stock issued and outstanding, actual and as adjusted; 300,000 shares of Series B Convertible Preferred Stock, issued and outstanding, actual and as adjusted	370,630		370,630

Stockholders’ equity:
Common stock, $0.001 par value; 450,000,000 shares authorized, 180,841,199 shares issued and outstanding; shares issued and outstanding, as adjusted(5)	181
Additional paid-in capital	857,200		857,200
Accumulated other comprehensive loss	(575)		(575)
Accumulated deficit	(849,382)		(849,382)

Total stockholders’ equity(6)	7,424

Total capitalization	$781,889	$

(1)	Excludes unamortized discount and issuance costs associated with debt and Series A Preferred Stock.
(2)	As adjusted, does not reflect the repurchase, exchange or retirement of any Green Convertible Notes, a portion of which we expect to repurchase through the Note Repurchase Transactions.
(3)

The Revenue Bonds are recorded within long-term debt (current and noncurrent) and related party debt (current and noncurrent), including $114.4 million that are held by affiliates of Daniel Gibson, a director of the Company.

(4)

The amount shown in the table above for the notes offered hereby represents their aggregate principal amount. However, we expect that the initial liability carrying amount of the notes for accounting purposes will be recorded net of issuance costs, which will be treated as a debt discount for accounting purposes and amortized into interest expense over the term of the notes. See the caption “Risk Factors—Risks Related to the Notes and This Offering—The accounting method for the notes and the Green Convertible Notes could adversely affect our reported financial condition and results.”

(5)	As adjusted outstanding shares reflects the issuance and sale of shares in the Concurrent Stock Offering.
(6)	Based on 180,841,199 shares of our common stock outstanding as of March 31, 2026, and excludes:

•	5,893,798 shares of common stock issuable upon exercise of PCT Warrants outstanding as of March 31, 2026, with an exercise price of $11.50 per underlying share of common stock;

•

17,757,136 shares of common stock issuable upon exercise of Series A Warrants to purchase the Company’s common stock outstanding as of March 31, 2026, with an exercise price of $11.50 per underlying share of common stock;

•

3,064,081 shares of common stock issuable upon exercise of Series B Warrants to purchase the Company’s common stock outstanding as of March 31, 2026, with an exercise price of $11.50 per underlying share of common stock;

•

5,000,000 shares of common stock issuable upon exercise of Series C Warrants to purchase the Company’s common stock outstanding as of March 31, 2026, with an exercise price of $11.50 per underlying share of common stock;

•

23,237,440 shares of common stock issuable upon the conversion of Green Convertible Notes outstanding as of March 31, 2026 (assuming the maximum increase to the conversion rate in connection with a “make-whole fundamental change” or a notice of redemption);

•

22,583,963 shares of common stock issuable upon the conversion of Series B Convertible Preferred Stock outstanding as of March 31, 2026 (assuming the maximum increase to the conversion rate in connection with a “make-whole fundamental change” or a notice of redemption);

•	23,115,521 shares of common stock authorized and reserved for issuance under our equity and other incentive-based plans as of March 31, 2026;

•

1,686,028 shares of common stock issuable upon exercise of outstanding stock options outstanding as of March 31, 2026, 935,281 of which are fully vested, with a weighted average exercise price of $14.86 per share; and

•	3,948,285 shares of common stock issuable upon vesting of outstanding RSUs and PSUs assuming target achievement of associated performance metrics for the PSUs.

The outstanding share information set forth above also does not include up to an additional 2,000,000 shares of common stock to be issued upon the Ironton Facility becoming operational, as certified by Leidos Engineering, LLC.

DESCRIPTION OF NOTES

We will issue the  % Convertible Senior Notes due 2032 (the “notes”) under a base indenture (the “base indenture”), to be dated as of the date of initial issuance of the notes, between us and U.S. Bank Trust Company, National Association, as trustee (the “trustee”), as supplemented by a first supplemental indenture with respect to the notes (the “supplemental indenture”), between us and the trustee. In this section, we refer to the base indenture, as supplemented by the supplemental indenture, collectively as the “indenture.” This description of the notes supplements and, to the extent it is inconsistent, replaces the description of the general provisions of the notes and the base indenture in the accompanying prospectus. The terms of the notes include those expressly set forth in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

You may request a copy of the indenture from us as described under the caption “Where You Can Find More Information.”

The following description is a summary of the material provisions of the notes and the indenture and does not purport to be complete. This summary is subject to and is qualified by reference to all the provisions of the notes and the indenture, including the definitions of certain terms used in the indenture. We urge you to read these documents because they, and not this description, define your rights as a holder of the notes.

For purposes of this description, references to “we,” “our” and “us” refer only to PureCycle Technologies, Inc. and not to its subsidiaries.

General

The notes will:

•	be our general unsecured, senior obligations;

•	initially be limited to an aggregate principal amount of $250,000,000 (or $287,500,000 if the underwriters’ over-allotment option is exercised in full);

•	bear cash interest from , 2026 at an annual rate of % payable semi-annually in arrears on January 1 and July 1 of each year, beginning on January 1, 2027;

•

be subject to redemption at our option, in whole or in part (subject to the partial redemption limitation described below), on a redemption date on or after July 6, 2029 if the last reported sale price of our common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which we provide notice of redemption, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date as described under the caption “—Optional Redemption;”

•

be subject to repurchase by us at the option of the holders of the notes on July 8, 2030 (the “specified repurchase date”), at a specified repurchase date repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the specified repurchase date;

•

be subject to repurchase by us at the option of the holders following a “fundamental change” (as defined under the caption “—Repurchase at the Option of Holders—Fundamental Change Permits Holders to Require Us to Repurchase Notes”), subject to certain conditions and limited exceptions, at a fundamental change repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date;

•	mature on July 1, 2032, unless earlier converted, redeemed or repurchased;

•	be issued in minimum denominations of $1,000 and integral multiples of $1,000; and

•

initially be represented by one or more registered notes in global form, but in certain limited circumstances may be represented by notes in definitive form (see the caption “—Book-Entry, Settlement and Clearance”).

Subject to satisfaction of certain conditions and during the periods described below, the notes may be converted at an initial conversion rate of    shares of common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $   per share of common stock).

We will settle conversions of notes by paying or delivering, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, as described under the caption “—Conversion Rights—Settlement upon Conversion.” You will not receive any separate cash payment for interest, if any, accrued and unpaid to the conversion date except under the limited circumstances described below.

The indenture will not limit the amount of debt, including secured debt, that may be issued by us or our subsidiaries under the indenture or otherwise. The indenture will not contain any financial covenants and will not restrict us from paying dividends or issuing or repaying, prepaying or repurchasing our other securities or indebtedness. Other than restrictions described under the caption “—Repurchase at the Option of Holders—Fundamental Change Permits Holders to Require Us to Repurchase Notes” and “—Consolidation, Merger and Sale of Assets” below and except for the provisions set forth under the caption “—Conversion Rights—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change or Notice of Redemption,” the indenture will not contain any covenants or other provisions designed to afford holders of the notes protection in the event of a highly leveraged transaction involving us or in the event of a decline in our credit rating as the result of a takeover, recapitalization, highly leveraged transaction or similar restructuring involving us that could adversely affect such holders. The notes will not be guaranteed by any of our subsidiaries.

We may, without the consent of, or notice to, the holders, reopen the indenture for the notes and issue additional notes under the indenture with the same terms as the notes offered hereby (other than differences in the issue date, the issue price, interest accrued prior to the issue date of such additional notes and, if applicable, restrictions on transfer in respect of such additional notes) in an unlimited aggregate principal amount; provided that if any such additional notes are not fungible with the notes initially offered hereby for U.S. federal income tax or securities law purposes, such additional notes will have one or more separate CUSIP numbers.

We do not intend to list the notes on any securities exchange or any automated dealer quotation system.

Except to the extent the context otherwise requires, we use the term “notes” in this prospectus supplement to refer to each $1,000 principal amount of notes. In this prospectus supplement, we use the term “common stock” to refer to our common stock, par value $0.001 per share. References in this prospectus supplement to a “holder” or “holders” of notes that are held through The Depository Trust Company (“DTC”) are references to owners of beneficial interests in such notes, unless the context otherwise requires. However, we and the trustee will treat the person in whose name the notes are registered (Cede & Co., in the case of notes held through DTC) as the owner of such notes for all purposes. References herein to the “close of business” refer to 5:00 p.m., New York City time, and to the “open of business” refer to 9:00 a.m., New York City time.

Purchase and Cancellation

For purposes of the notes, the description below under this section titled “—Purchase and Cancellation” supersedes, in its entirety, the information in the accompanying prospectus under the caption “Description of Debt Securities—Purchase and Cancellation.”

We will cause all notes surrendered for payment at maturity, repurchase on the specified repurchase date or upon a fundamental change, redemption, registration of transfer or exchange or conversion, if surrendered to us or any of our agents or subsidiaries, to be delivered to the trustee for cancellation and they will no longer be considered “outstanding” under the indenture upon such payment at maturity, repurchase on the specified repurchase date or upon a fundamental change, redemption, registration of transfer or exchange or conversion, as the case may be. All notes delivered to the trustee shall be cancelled promptly by the trustee in accordance with its customary procedures upon our written request. Except for notes surrendered for registration of transfer or exchange, no notes shall be authenticated in exchange for any notes cancelled as provided in the indenture.

We may, to the extent permitted by law, and directly or indirectly (regardless of whether such notes are surrendered to us), repurchase notes in the open market or otherwise, whether by us or our subsidiaries or through a privately negotiated transaction or public tender or exchange offer or through counterparties to private agreements, including by cash-settled swaps or other derivatives, in each case, without the consent of or notice to the holders of the notes. We may, at our option and to the extent permitted by applicable law, reissue, resell or surrender to the trustee for cancellation any notes that we may repurchase, in the case of a reissuance or resale, so long as such notes do not constitute restricted securities upon such reissuance or resale; provided that if any such reissued or resold notes are not fungible with the notes initially offered hereby for U.S. federal income tax or securities law purposes, such reissued or resold notes will have one or more separate CUSIP numbers. Any notes that we may repurchase will be considered outstanding for all purposes under the indenture (other than, at any time when such notes are held by us, any of our subsidiaries or affiliates or any subsidiary of any of our affiliates, for the purpose of determining whether holders of the requisite aggregate principal amount of notes have concurred in any direction, consent, waiver or other action under the indenture) unless and until such time we surrender them to the trustee for cancellation and, upon receipt of a written order from us, the trustee will cancel all notes so surrendered.

Payments on the Notes; Paying Agent and Registrar; Transfer and Exchange

We will pay, or cause the paying agent to pay, the principal of, and interest on, notes in global form registered in the name of or held by DTC or its nominee by wire transfer in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global note.

We will pay, or cause the paying agent to pay, the principal of any certificated notes at the office or agency designated by us for that purpose. We have initially designated the trustee as our paying agent and registrar and its agency in the continental United States of America as a place where notes may be presented for payment or for registration of transfer. We may, however, change the paying agent or registrar without prior notice to the holders of the notes, and we may act as paying agent or registrar. Interest on certificated notes will be payable (i) to holders having an aggregate principal amount of $5,000,000 or less, by check mailed to the holders of these notes and (ii) to holders having an aggregate principal amount of more than $5,000,000, either by check mailed to each holder or, upon application by such a holder to the registrar not later than the relevant regular record date, by wire transfer in immediately available funds to that holder’s account within the United States if such holder has provided us, the trustee or the paying agent (if other than the trustee) with the requisite information necessary to make such wire transfer, which application shall remain in effect until the holder notifies, in writing, the registrar to the contrary.

A holder of notes may transfer or exchange notes at the office of the registrar in accordance with the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge will be imposed by us, the trustee or the registrar for any registration of transfer or exchange of notes, but we may require a holder to pay a sum sufficient to cover any transfer tax or other similar governmental charge required by law or permitted by the indenture.

We are not required to transfer or exchange any note selected for redemption or surrendered for conversion or required repurchase on the specified repurchase date or on a fundamental change repurchase date. A holder of a beneficial interest in a note in global form may transfer or exchange such beneficial interest in accordance with the indenture and the applicable procedures of DTC. See the caption “—Book-Entry, Settlement and Clearance.”

The registered holder of a note will be treated as its owner for all purposes.

Interest

The notes will bear cash interest at a rate of  % per year until maturity. Interest on the notes will accrue from     , 2026 or from the most recent date on which interest has been paid or duly provided for. Interest will be payable semiannually in arrears on January 1 and July 1 of each year (each, an “interest payment date”), beginning on January 1, 2027.

Interest will be paid to the person in whose name a note is registered at the close of business on May 15 or November 15 (whether or not a business day), as the case may be, immediately preceding the relevant interest payment date (each, a “regular record date”). Interest on the notes will be computed on the basis of a 360-day year composed of twelve 30-day months and, for partial months, on the basis of the number of days actually elapsed in a 30-day month.

If any interest payment date, the maturity date, any redemption date, the specified repurchase date or any fundamental change repurchase date falls on a day that is not a business day, the required payment will be made on the next succeeding business day with the same force and effect as if made on such scheduled payment date, and no interest on such payment will accrue in respect of the delay. The term “business day” means, with respect to any note, any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

Unless the context otherwise requires, all references to interest in this prospectus supplement include additional interest, if any, payable at our election as the sole remedy relating to the failure to comply with our reporting obligations as described under the caption “—Events of Default.”

Ranking

The notes will be our general unsecured obligations that will rank senior in right of payment to all of our indebtedness that is expressly subordinated in right of payment to the notes. The notes will rank equal in right of payment with all of our existing and future liabilities that are not so subordinated, including our existing 7.25% Convertible Senior Notes due 2030 (the “Green Convertible Notes”). The notes will effectively rank junior to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness, including any outstanding borrowings under our $200 million revolving credit facility with Sylebra Capital (the “Revolving Credit Facility”). In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure secured indebtedness will be available to pay obligations on the notes only after all indebtedness under such secured indebtedness has been repaid in full from such assets. The notes will rank structurally junior to all indebtedness and other liabilities (including trade payables) of our current or future subsidiaries, including the revenue bonds issued by or on behalf of certain of our subsidiaries (the “Revenue Bonds”).

Substantially all of our consolidated assets are held by, and substantially all of our business is conducted through, our subsidiaries. The notes will not be guaranteed by any of our subsidiaries. Any subsidiaries that we may form in the future will be separate and distinct legal entities and will have no obligation, contingent or otherwise, to pay amounts due with respect to the notes or to make any funds available therefor, whether by dividends, loans or other payments. Our right to receive any assets of any of our subsidiaries upon such subsidiary’s bankruptcy, liquidation or reorganization, and, therefore, the right of the holders of notes to participate in those assets, will be subject to prior claims of creditors of the subsidiary, including trade creditors, and such subsidiary may not have sufficient assets remaining to make any payments to us as a stockholder or otherwise. We advise you that there may not be sufficient assets remaining to pay amounts due on any or all of the notes then outstanding.

As of March 31, 2026, the outstanding principal amount of our total consolidated indebtedness for borrowed money was approximately $403.8 million, of which approximately $153.8 million was secured indebtedness consisting of the Revenue Bonds and certain equipment financing. As of March 31, 2026, our subsidiaries had approximately $248.9 million of liabilities (including trade payables, but excluding intercompany obligations and liabilities of a type not required to be reflected on a balance sheet of such subsidiaries in accordance with GAAP) to which the notes would have been structurally subordinated. After giving effect to the issuance of the notes (assuming no exercise of the underwriters’ over-allotment option and without giving effect to the use of the proceeds therefrom), the outstanding principal amount of our total consolidated indebtedness for borrowed money as of March 31, 2026 would have been $653.8 million.

The ability of our subsidiaries to pay dividends and make other payments to us is restricted by the terms of the credit agreement governing the Revolving Credit Facility and may be restricted by, among other things, applicable corporate and other laws and regulations, our future debt instruments as well as agreements to which our subsidiaries may become a party. We may not be able to pay the cash portions of any settlement amount upon conversion of the notes, or to pay cash for the specified repurchase date repurchase price on the specified repurchase date or the fundamental change repurchase price upon a fundamental change if a holder requires us to repurchase notes as described below. See the caption “Risk Factors—Risks Related to the Notes—We may not have the ability to raise the funds necessary to settle conversions of the notes or the Green Convertible Notes in cash or to repurchase the notes on July 8, 2030, the Green Convertible Notes on August 15, 2027 or the notes or the Green Convertible Notes upon a fundamental change, and our future debt may contain limitations on our ability to pay cash upon conversion or repurchase of the notes or the Green Convertible Notes.”

Optional Redemption

No “sinking fund” is provided for the notes, which means that we are not required to redeem or retire the notes periodically. Prior to July 6, 2029, the notes will not be redeemable. On a redemption date on or after July 6, 2029, we may redeem for cash all or any portion of the notes (subject to the partial redemption limitation set forth below), at our option, if the last reported sale price of our common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which we provide notice of redemption. In the case of any optional redemption, we will provide not less than 35 nor more than 55 scheduled trading days’ written notice before the redemption date to the trustee, the paying agent (if other than the trustee), the conversion agent (if other than the trustee) and each holder of notes, and the redemption price will be equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date (unless the redemption date falls after a regular record date but on or prior to the immediately succeeding interest payment date, in which case we will pay the full amount of accrued and unpaid interest to the holder of record as of the close of business on such regular record date on, or at our election, before, such interest payment date, and the redemption price will be equal to 100% of the principal amount of the notes to be redeemed).

However, if, in accordance with the provisions described in the third paragraph under the caption “—Conversion Rights—Settlement upon Conversion,” we elect to settle all conversions of notes called for redemption (or deemed called for redemption as described below under the caption “—Conversion Rights—General”) with a conversion date that occurs during the related “redemption period” (as defined under the caption “—Conversion Rights—General”) by physical settlement, then we may instead elect to choose a redemption date that is a business day not less than 15 calendar days nor more than 55 scheduled trading days after the date we send such notice of redemption. The redemption date set forth in the relevant notice of redemption must be a business day that is scheduled to be a business day as of the date of such notice of redemption, and we may not specify a redemption date that falls on or after the 31st scheduled trading day immediately preceding the maturity date.

The “last reported sale price” of our common stock (or other security for which a closing sale price must be determined) on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which our common stock (or such other security) is traded. If our common stock (or such other security) is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “last reported sale price” will be the last quoted bid price for our common stock (or such other security) in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If our common stock (or such other security) is not so quoted, the “last reported sale price” will be the average of the mid-point of the last bid and ask prices for our common stock (or such other security) on the relevant date from each of at least three nationally recognized independent investment banking firms selected by us for this purpose. The “last reported sale price” will be determined without regard to after-hours trading or any other trading outside of regular trading session hours.

Except for purposes of determining amounts due upon conversion, “trading day” means a day on which (i) trading in our common stock (or other security for which a closing sale price must be determined) generally occurs on The Nasdaq Capital Market or, if our common stock (or such other security) is not then listed on The Nasdaq Capital Market, on the principal other U.S. national or regional securities exchange on which our common stock (or such other security) is then listed or, if our common stock (or such other security) is not then listed on a U.S. national or regional securities exchange, on the principal other market on which our common stock (or such other security) is then traded, and (ii) a last reported sale price for our common stock (or closing sale price for such other security) is available on such securities exchange or market. If our common stock (or such other security) is not so listed or traded, “trading day” means a “business day.”

With respect to any notes that are called (or deemed called) for redemption and converted in connection with a notice of redemption as described under the caption “—Conversion Rights—General,” we will, under certain circumstances, increase the conversion rate for the notes so surrendered for conversion by a number of additional shares as described under the caption “—Conversion Rights—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change or Notice of Redemption.”

If we elect to redeem less than all of the outstanding notes, at least $75,000,000 aggregate principal amount of notes must be outstanding and not subject to redemption as of, and after giving effect to, delivery of the relevant notice of redemption (such requirement, the “partial redemption limitation”). If we decide to redeem less than all of the outstanding notes and the notes to be redeemed are global notes, the notes to be redeemed will be selected by DTC in accordance with applicable DTC procedures. If we decide to redeem less than all of the outstanding notes and the notes to be redeemed are not global notes then held by DTC, the trustee will select the notes to be redeemed (in principal amounts of $1,000 or multiples thereof) by lot, on a pro rata basis, or by another method the trustee considers to be fair and appropriate.

If the trustee (or DTC, with respect to global notes) selects a portion of your notes for partial redemption and you convert a portion of the same notes, the converted portion will be deemed to be from the portion selected for redemption, subject to the applicable procedures of DTC.

In the event of any redemption in part, we will not be required to register the transfer of or exchange for other notes any note so selected for redemption, in whole or in part, except the unredeemed portion of any note being redeemed in part.

No notes may be redeemed if the principal amount of the notes has been accelerated, and such acceleration has not been rescinded, on or prior to the redemption date (except in the case of an acceleration resulting from a default by us in the payment of the redemption price with respect to such notes).

Conversion Rights

General

Holders may convert all or any portion of their notes, in integral multiples of $1,000 principal amount, at their option at any time prior to the close of business on the second scheduled trading day immediately preceding the maturity date.

The conversion rate for the notes will initially be      shares of common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $   per share of common stock). Upon conversion of a note, we will satisfy our conversion obligation by paying or delivering, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, all as set forth below under the caption “—Settlement upon Conversion.” If we satisfy our conversion obligation solely in cash or through payment and delivery, as the case may be, of a combination of cash and shares of our common stock, the amount of cash and shares of common stock, if any, due upon conversion will be based on a “daily conversion value” (as defined under the caption “—Settlement upon Conversion”) calculated on a proportionate basis for each trading day in a 30 trading day “observation period” (as defined under the caption “—Settlement upon Conversion”). The trustee will initially act as the conversion agent.

A holder may convert fewer than all of such holder’s notes so long as the notes converted are an integral multiple of $1,000 principal amount.

If we call (or are deemed to have called) a note for redemption, a holder of such note called (or deemed called) for redemption may convert its note called (or deemed called) for redemption from, and including, the date of issuance of a notice of redemption with respect to such note until the close of business on the second scheduled trading day immediately preceding the applicable redemption date unless we fail to pay the redemption price (in which case a holder of a note called (or deemed called) for redemption may convert such note until the close of business on the scheduled trading day immediately preceding the date on which the redemption price has been paid or duly provided for) (any such period, a “redemption period”). If a holder elects to convert a note called (or deemed called) for redemption during the related redemption period, we will, under certain circumstances, increase the conversion rate for such note as described under the caption “—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change or Notice of Redemption.” Accordingly, if we elect to redeem less than all of the outstanding notes as described under the caption “—Optional Redemption,” holders of the notes not called (or deemed called) for redemption will not be entitled to an increased conversion rate for conversions of such notes (on account of the notice of redemption) during the related redemption period, except in the limited circumstances set forth in the immediately succeeding paragraph.

If we elect to redeem less than all of the outstanding notes as described under the caption “—Optional Redemption,” and the holder of any note (or any owner of a beneficial interest in any global note) is reasonably not able to determine, before the close of business on the 29th scheduled trading day immediately before the relevant redemption date (or if, as permitted under the caption “—Optional Redemption,” we deliver a notice of redemption not less than 15 calendar days nor more than 55 scheduled trading days prior to the related redemption date, then prior to close of business on the 14th calendar day immediately before the relevant redemption date), whether such note or beneficial interest, as applicable, is to be redeemed pursuant to such redemption (and, as a result thereof, convertible on account of the related notice of redemption in accordance with the provisions of the indenture), then the notes converted by such holder during the related redemption period will be deemed to be of a note called for redemption (and each such conversion will be deemed “in connection with” the relevant notice of redemption).

Upon conversion, you will not receive any separate cash payment for accrued and unpaid interest, if any, except as described below. We will not issue fractional shares of our common stock upon conversion of notes. Instead, we will pay cash in lieu of delivering any fractional share as described under the caption “—Settlement upon Conversion.” Our payment and delivery, as the case may be, to you of the cash, shares of our common stock or a combination thereof, as the case may be, into which a note is convertible will be deemed to satisfy in full our obligation to pay:

•	the principal amount of the note; and

•	accrued and unpaid interest, if any, to, but not including, the relevant conversion date.

As a result, accrued and unpaid interest, if any, to, but not including, the relevant conversion date will be deemed to be paid in full rather than cancelled, extinguished or forfeited. Upon a conversion of notes into a combination of cash and shares of our common stock, accrued and unpaid interest will be deemed to be paid first out of the cash paid upon such conversion.

Notwithstanding the immediately preceding paragraph, if notes are converted after the close of business on a regular record date for the payment of interest and prior to the open of business on the corresponding interest payment date, holders of such notes at the close of business on such regular record date will receive the full amount of interest payable on such notes on the corresponding interest payment date notwithstanding the conversion. Notes surrendered for conversion during the period from the close of business on any regular record date to the open of business on the immediately following interest payment date must be accompanied by funds equal to the amount of interest payable on the notes so converted; provided that no such payment need be made:

•	for conversions following the close of business on the regular record date immediately preceding the maturity date;

•	if we have specified a redemption date that is after a regular record date and on or prior to the second business day immediately following the corresponding interest payment date;

•	if we have specified a fundamental change repurchase date that is after a regular record date and on or prior to the business day immediately following the corresponding interest payment date; or

•	to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such note.

Therefore, for the avoidance of doubt, all record holders on the regular record date immediately preceding the maturity date will receive the full interest payment due on the maturity date in cash regardless of whether their notes have been converted following such regular record date.

If a holder converts notes, we will pay any documentary, stamp or similar issue or transfer tax due on any issuance or delivery of any shares of our common stock upon the conversion, unless the tax is due because the holder requests such shares to be issued in a name other than the holder’s name, in which case the holder will pay that tax.

Certain Distributions Notice

If, prior to the close of business on the business day immediately preceding April 1, 2032, we elect to:

•

distribute to all or substantially all holders of our common stock any rights, options or warrants (other than in connection with a stockholder rights plan prior to separation of such rights from our common stock) entitling them, for a period of not more than 60 calendar days after the announcement date of such distribution, to subscribe for or purchase shares of our common stock at a price per share that is less than the average of the last reported sale prices of our common stock for the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of such distribution; or

•

distribute to all or substantially all holders of our common stock our assets, securities or rights to purchase our securities (other than in connection with a stockholder rights plan prior to separation of such rights from our common stock), which distribution has a per share value, as reasonably determined by us in good faith, exceeding 10% of the last reported sale price of our common stock on the trading day preceding the date of announcement for such distribution, then, in either case, we must notify the holders of the notes, the trustee and the conversion agent (if other than the trustee) at least 36 scheduled trading days prior to the ex-dividend date for such distribution (or, if later in the case of any such separation of rights issued pursuant to a stockholder rights plan, as soon as reasonably practicable after we become aware that such separation or triggering event has occurred or will occur); provided, however, that if we are then otherwise permitted to settle conversions of notes by physical settlement (and, for the avoidance of doubt, have not irrevocably agreed to settle by some other method), then we may instead elect to provide such notice at least five scheduled trading days prior to such ex-dividend date, in which case we shall be required to settle all conversions of notes with a conversion date occurring during the period on or after the date we provide such notice and before such ex-dividend date (or, if earlier, the date we announce that such issuance or distribution will not take place) by physical settlement, and we shall describe the same in such notice.

Conversion Procedures

If you hold a beneficial interest in a global note, to convert you must comply with DTC’s procedures for converting a beneficial interest in a global note and, if required, pay funds equal to interest payable on the next interest payment date to which you are not entitled. As such, if you are a beneficial owner of the notes, you must allow for sufficient time to comply with DTC’s procedures if you wish to exercise your conversion rights. If you hold a certificated note, to convert you must:

•	complete and manually sign the conversion notice on the back of the note, or a facsimile of the conversion notice;

•	deliver the conversion notice, which is irrevocable, and the note to the conversion agent;

•	if required, furnish appropriate endorsements and transfer documents; and

•	if required, pay funds equal to interest payable on the next interest payment date to which you are not entitled.

We will pay any documentary, stamp or similar issue or transfer tax on the issuance or delivery of any shares of our common stock upon conversion of the notes, unless the tax is due because the holder requests such shares to be issued in a name other than the holder’s name, in which case the holder will pay the tax.

We refer to the date you comply with the relevant procedures for conversion described above as the “conversion date.”

If a holder has already delivered a repurchase notice as described under the caption “—Repurchase at the Option of Holders” with respect to a note, the holder may not surrender that note for conversion until the holder has validly withdrawn the repurchase notice in accordance with the relevant provisions of the indenture. If a holder submits its notes for required repurchase, the holder’s right to withdraw the repurchase notice and convert the notes that are subject to repurchase will terminate at the close of business on the business day immediately preceding the specified repurchase date or the relevant fundamental change repurchase date, as applicable.

Settlement upon Conversion

Upon conversion, we may choose to pay or deliver, as the case may be, either cash (“cash settlement”), shares of our common stock (“physical settlement”) or a combination of cash and shares of our common stock (“combination settlement”), as described below. We refer to each of these settlement methods as a “settlement method.”

All conversions of notes called for redemption (or deemed called for redemption) for which the relevant conversion date occurs during the related redemption period, and all conversions for which the relevant conversion date occurs on or after April 1, 2032, will be settled using the same settlement method. Except for any such conversions for which the relevant conversion date occurs during a redemption period, and any conversions for which the relevant conversion date occurs on or after April 1, 2032, and except to the extent we have irrevocably elected physical settlement as described under the caption “—Certain Distributions Notice,” in the related notice described therein or we have previously made an irrevocable election with respect to all subsequent conversions of notes as described below, we will use the same settlement method for all conversions with the same conversion date, but we will not have any obligation to use the same settlement method with respect to conversions with different conversion dates. That is, prior to April 1, 2032, subject to the immediately preceding sentence, we may choose for notes converted on one conversion date to settle conversions using one settlement method (for example, physical settlement), and choose for notes converted on another conversion date to use a different settlement method (for example, cash settlement or combination settlement).

If we elect a settlement method, we will inform holders so converting, the trustee and the conversion agent (if other than the trustee), in writing, of the settlement method we have selected no later than the close of business on the trading day immediately following the related conversion date (or in the case of any conversions (x) of notes called for redemption (or deemed called for redemption) for which the relevant conversion date occurs during the related redemption period, in the related notice of redemption, (y) of notes for which the relevant conversion date occurs on or after April 1, 2032, no later than April 1, 2032, or (z) of notes for which we have irrevocably elected physical settlement as described under the caption “—Certain Distributions Notice,” in the related notice described therein or for which we have previously made an irrevocable election with respect to all subsequent conversions of notes, as described below). If we do not timely elect a settlement method, we will no longer have the right to elect a settlement method with respect to any conversion on such conversion date or during such period, and we will be deemed to have elected the “default settlement method” (as defined below) with respect to such conversion. If we elect (or are deemed to have elected) combination settlement, but we do not timely notify converting holders of the specified dollar amount per $1,000 principal amount of notes to be converted, such specified dollar amount will be deemed to be $1,000. For the avoidance of doubt, our failure to timely elect a settlement method or specify as applicable a specified dollar amount will not constitute a default under the indenture.

The “default settlement method” will initially be physical settlement. By written notice to holders of the notes, the trustee and the conversion agent (if other than the trustee), we may, from time to time, change the default settlement method prior to April 1, 2032. In addition, by written notice to holders of the notes, we may, prior to April 1, 2032, at our option, irrevocably elect to fix the settlement method to any settlement method that we are then permitted to elect, including combination settlement with a specified dollar amount per $1,000 principal amount of notes of $1,000 or with an ability to continue to set the specified dollar amount per $1,000 principal amount of notes at or above a specific amount set forth in such election notice (any such election, an “irrevocable election”). If we change the default settlement method or we irrevocably elect to fix the settlement method, in either case, to combination settlement with an ability to continue to set the specified dollar amount per $1,000 principal amount of notes at or above a specific amount, we will, after the date of such change or election, as the case may be, inform holders converting their notes, the trustee and the conversion agent (if other than the trustee), in writing, of such specified dollar amount no later than the relevant deadline for election of a settlement method as described in the immediately preceding paragraph, or, if we do not timely notify holders, such specified dollar amount will be the specific amount set forth in the change or election notice or, if no specific amount was set forth in the change or election notice, such specified dollar amount will be $1,000 per $1,000 principal amount of notes. A change in the default settlement method or an irrevocable election will apply to all note conversions on conversion dates occurring subsequent to delivery of such notice; provided, however, that no such change or election will affect any settlement method theretofore elected (or deemed to be elected) with respect to any note. For the avoidance of doubt, such an irrevocable election, if made, will be effective without the need to amend the indenture or the notes, including pursuant to the provisions described in clause (13) of the third paragraph under the caption “—Modification and Amendment” below. However, we may nonetheless choose to execute such an amendment at our option.

If we change the default settlement method or we irrevocably fix the settlement method pursuant to the provisions described in the preceding paragraph, then, concurrently with providing notice to holders of notes, the trustee and the conversion agent (if other than the trustee) of such change or election, we will either post the default settlement method or fixed settlement method, as the case may be, on our website or disclose the same in a current report on Form 8-K (or any successor form) that is filed with the SEC.

Settlement amounts will be computed as follows:

•

if we elect (or are deemed to have elected) physical settlement, we will deliver to the converting holder in respect of each $1,000 principal amount of notes being converted a number of shares of common stock equal to the conversion rate;

•

if we elect (or are deemed to have elected) cash settlement, we will pay to the converting holder in respect of each $1,000 principal amount of notes being converted cash in an amount equal to the sum of the daily conversion values for each of the 30 consecutive trading days during the related observation period; and

•

if we elect (or are deemed to have elected) combination settlement, we will pay or deliver, as the case may be, to the converting holder in respect of each $1,000 principal amount of notes being converted a “settlement amount” equal to the sum of the daily settlement amounts for each of the 30 consecutive trading days during the related observation period.

If more than one note is surrendered for conversion at any one time by the same holder, the conversion obligation with respect to such notes shall be computed on the basis of the aggregate principal amount of the notes surrendered.

The “daily settlement amount,” for each of the 30 consecutive trading days during the relevant observation period, shall consist of:

•

cash equal to the lesser of (i) the maximum cash amount per $1,000 principal amount of notes to be received upon conversion as specified in the notice specifying our chosen settlement method (or deemed specified as set forth above) (the “specified dollar amount”), if any, divided by 30 (such quotient, the “daily measurement value”) and (ii) the daily conversion value; and

•

if the daily conversion value exceeds the daily measurement value, a number of shares of common stock equal to (i) the difference between the daily conversion value and the daily measurement value, divided by (ii) the daily VWAP for such trading day.

The “daily conversion value” means, for each of the 30 consecutive trading days during the relevant observation period, one-thirtieth (1/30th) of the product of (1) the conversion rate on such trading day and (2) the daily VWAP for such trading day.

The “daily VWAP” means, for each of the 30 consecutive trading days during the relevant observation period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “PCT <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such trading day (or if such volume-weighted average price is unavailable, the market value of one share of our common stock on such trading day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by us). The “daily VWAP” will be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

The “observation period” with respect to any note surrendered for conversion means:

•

subject to the immediately succeeding bullet point, if the relevant conversion date occurs prior to April 1, 2032, the 30 consecutive trading day period beginning on, and including, the second trading day immediately succeeding such conversion date;

•

with respect to any notes called for redemption (or deemed called for redemption) as described above under the caption “—General,” if the relevant conversion date occurs during the related redemption period, the 30 consecutive trading days beginning on, and including, the 31st scheduled trading day immediately preceding such redemption date; and

•

subject to the immediately preceding bullet point, if the relevant conversion date occurs on or after April 1, 2032, the 30 consecutive trading days beginning on, and including, the 31st scheduled trading day immediately preceding the maturity date.

For the purposes of determining amounts due upon conversion only, “trading day” means a day on which (i) there is no “market disruption event” (as defined below) and (ii) trading in our common stock generally occurs on the Nasdaq Capital Market or, if our common stock is not then listed on the Nasdaq Capital Market, on the principal other U.S. national or regional securities exchange on which our common stock is then listed or, if our common stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which our common stock is then listed or admitted for trading. If our common stock is not so listed or admitted for trading, “trading day” means a “business day.”

“Scheduled trading day” means a day that is scheduled to be a trading day on the principal U.S. national or regional securities exchange or market on which our common stock is listed or admitted for trading. If our common stock is not so listed or admitted for trading, “scheduled trading day” means a “business day.”

For the purposes of determining amounts due upon conversion, “market disruption event” means (i) a failure by the primary U.S. national or regional securities exchange or market on which our common stock is listed or admitted for trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, on any scheduled trading day for our common stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in our common stock or in any options contracts or futures contracts relating to our common stock.

Except as described under the captions “—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change or Notice of Redemption” and “—Recapitalizations, Reclassifications and Changes of Our Common Stock,” we will deliver the consideration due in respect of conversion on the second business day immediately following the relevant conversion date, if we elect physical settlement (provided that, with respect to any conversion date following the regular record date immediately preceding the maturity date where physical settlement applies to the related conversion, we will settle any such conversion on the maturity date), or on the second business day immediately following the last trading day of the relevant observation period, in the case of any other settlement method.

We will pay cash in lieu of delivering any fractional share of common stock issuable upon conversion based on the daily VWAP for the relevant conversion date (in the case of physical settlement) or based on the daily VWAP for the last trading day of the relevant observation period (in the case of combination settlement).

Each conversion will be deemed to have been effected as to any notes surrendered for conversion on the conversion date; provided, however, that the person in whose name any shares of our common stock shall be issuable upon such conversion will be treated as the holder of record of such shares as of the close of business on the conversion date (in the case of physical settlement) or the last trading day of the relevant observation period (in the case of combination settlement).

Exchange in Lieu of Conversion

When a holder surrenders its notes for conversion, we may, at our election (an “exchange election”), direct the conversion agent to deliver, on or prior to the trading day immediately following the conversion date, such notes to one or more financial institutions designated by us for exchange in lieu of conversion. In order to accept any notes surrendered for conversion, the designated financial institution(s) must agree to timely pay or deliver, as the case may be, in exchange for such notes, cash, shares of our common stock, or a combination of cash and shares of our common stock, at our election, that would otherwise be due upon conversion as described above under the caption “—Conversion Rights—Settlement upon Conversion” or such other amount agreed to by the holder and the designated financial institution(s) (the “conversion consideration”). If we make an exchange election, we will, by the close of business on the trading day following the relevant conversion date, notify in writing the trustee, the conversion agent (if other than the trustee) and the holder surrendering its notes for conversion that we have made the exchange election, and we will notify the designated financial institution(s) of the relevant deadline for delivery of the consideration due upon conversion and the type of conversion consideration to be paid and/or delivered, as the case may be.

Any notes delivered to the designated financial institution(s) will remain outstanding, subject to applicable DTC procedures. If the financial institution(s) agree(s) to accept any notes for exchange but does not timely pay and/or deliver, as the case may be, the related conversion consideration, or if such designated financial institution does not accept the notes for exchange, we will pay and/or deliver, as the case may be, the relevant conversion consideration, as, and at the time, required pursuant to the indenture as if we had not made the exchange election.

Our designation of any financial institution(s) to which the notes may be submitted for exchange does not require such financial institution(s) to accept any notes.

Conversion Rate Adjustments

The conversion rate will be adjusted as described below, except that we will not make any adjustments to the conversion rate if holders of the notes participate (other than in the case of (x) a share split or share combination or (y) a tender or exchange offer), at the same time and upon the same terms as holders of our common stock and solely as a result of holding the notes, in any of the transactions described below without having to convert their notes as if they held a number of shares of common stock equal to the conversion rate, multiplied by the principal amount (expressed in thousands) of notes held by such holder.

(1) If we exclusively issue shares of our common stock as a dividend or distribution on shares of our common stock, or if we effect a share split or share combination, the conversion rate will be adjusted based on the following formula:

where,

CR0 =

the conversion rate in effect immediately prior to the open of business on the ex-dividend date of such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or share combination, as applicable;

CR1 =	the conversion rate in effect immediately after the open of business on such ex-dividend date or effective date;

OS0 =

the number of shares of our common stock outstanding immediately prior to the open of business on such ex-dividend date or effective date (before giving effect to any such dividend, distribution, split or combination); and

OS1 =	the number of shares of our common stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made under this clause (1) shall become effective immediately after the open of business on the ex-dividend date for such dividend or distribution, or immediately after the open of business on the effective date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this clause (1) is declared but not so paid or made, the conversion rate shall be immediately readjusted, effective as of the date our board of directors or a committee thereof determines not to pay such dividend or distribution, to the conversion rate that would then be in effect if such dividend or distribution had not been declared.

(2) If we distribute to all or substantially all holders of our common stock any rights, options or warrants (other than pursuant to a stockholder rights plan) entitling them, for a period of not more than 60 calendar days after the announcement date of such distribution, to subscribe for or purchase shares of our common stock at a price per share that is less than the average of the last reported sale prices of our common stock for the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of such distribution, the conversion rate will be increased based on the following formula:

where,

CR0 =	the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such distribution;

CR1 =	the conversion rate in effect immediately after the open of business on such ex-dividend date;

OS0 =	the number of shares of our common stock outstanding immediately prior to the open of business on such ex-dividend date;

X =	the total number of shares of our common stock distributable pursuant to such rights, options or warrants; and

Y =

the number of shares of our common stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the last reported sale prices of our common stock over the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of the distribution of such rights, options or warrants.

Any increase made under this clause (2) will be made successively whenever any such rights, options or warrants are distributed and shall become effective immediately after the open of business on the ex-dividend date for such distribution. To the extent that shares of common stock are not delivered after the expiration of such rights, options or warrants, the conversion rate shall be decreased to the conversion rate that would then be in effect had the increase with respect to the distribution of such rights, options or warrants been made on the basis of delivery of only the number of shares of common stock actually delivered. If such rights, options or warrants are not so distributed, the conversion rate shall be decreased to the conversion rate that would then be in effect if such ex-dividend date for such distribution had not occurred.

For the purpose of this clause (2), and for the purpose of the first bullet point under the caption “—Certain Distributions Notice,” in determining whether any rights, options or warrants entitle the holders of our common stock to subscribe for or purchase shares of our common stock at a price per share that is less than such average of the last reported sale prices for the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of such distribution, and in determining the aggregate offering price of such shares of common stock, there shall be taken into account any consideration received by us for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by us in good faith.

(3) If we distribute shares of our capital stock, evidences of our indebtedness, other assets or property of ours or rights, options or warrants to acquire our capital stock or other securities, to all or substantially all holders of our common stock, excluding:

•

dividends, distributions or issuances (including share splits) as to which an adjustment was effected (or would have been effected but for the 1% exception (as defined below)) pursuant to clause (1) or (2) above;

•	except as otherwise described below, rights issued pursuant to any stockholder rights plan of ours then in effect;

•

distributions of reference property issued in exchange for, or upon conversion of, our common stock as described under the caption “—Recapitalizations, Reclassifications and Changes of Our Common Stock”;

•	dividends or distributions paid exclusively in cash as to which the provisions set forth in clause (4) below shall apply; and

•	spin-offs as to which the provisions set forth below in this clause (3) shall apply; then the conversion rate will be increased based on the following formula:

where,

CR0 =	the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such distribution;

CR1 =	the conversion rate in effect immediately after the open of business on such ex-dividend date;

SP0 =

the average of the last reported sale prices of our common stock over the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the ex-dividend date for such distribution; and

FMV =

the fair market value (as determined by us in good faith) of the shares of capital stock, evidences of indebtedness, assets, property, rights, options or warrants distributed with respect to each outstanding share of our common stock on the ex-dividend date for such distribution.

Any increase made under the portion of this clause (3) above will become effective immediately after the open of business on the ex-dividend date for such distribution. If such distribution is not so paid or made, the conversion rate shall be decreased to be the conversion rate that would then be in effect if such distribution had not been declared. Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each holder of a note shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of our common stock, the amount and kind of our capital stock, evidences of our indebtedness, other assets or property of ours or rights, options or warrants to acquire our capital stock or other securities that such holder would have received if such holder owned a number of shares of common stock equal to the conversion rate in effect on the ex-dividend date for the distribution.

With respect to an adjustment pursuant to this clause (3) where there has been a payment of a dividend or other distribution on our common stock of shares of capital stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange, which we refer to as a “spin-off,” the conversion rate will be increased based on the following formula:

where,

CR0 =	the conversion rate in effect immediately prior to the end of the “valuation period” (as defined below);

CR1 =	the conversion rate in effect immediately after the end of the valuation period;

FMV0 =

the average of the last reported sale prices of the capital stock or similar equity interest distributed to holders of our common stock applicable to one share of our common stock (determined by reference to the definition of last reported sale price set forth under the caption “—Optional Redemption” as if references therein to our common stock were to such capital stock or similar equity interest) over the first 10 consecutive trading day period after, and including, the ex-dividend date of the spin-off (the “valuation period”); and

MP0 =	the average of the last reported sale prices of our common stock over the valuation period.

The increase to the conversion rate under the preceding paragraph will occur at the close of business on the last trading day of the valuation period; provided that (x) in respect of any conversion of notes for which physical settlement is applicable, if the relevant conversion date occurs during the valuation period, the reference to “10” in the preceding paragraph shall be deemed replaced with such lesser number of trading days as have elapsed from, and including, the ex-dividend date for such spin-off to, and including, such conversion date in determining the conversion rate and (y) in respect of any conversion of notes for which cash settlement or combination settlement is applicable, for any trading day that falls within the relevant observation period for such conversion and within the valuation period, the reference to “10” in the preceding paragraph shall be deemed replaced with such lesser number of trading days as have elapsed from, and including, the ex-dividend date for such spin-off to, and including, such trading day in determining the conversion rate as of such trading day of such observation period. If any dividend or distribution that constitutes a spin-off is declared but not so paid or made, the conversion rate shall be immediately decreased, effective as of the date our board of directors or a committee thereof determines not to pay or make such dividend or distribution, to the conversion rate that would then be in effect if such dividend or distribution had not been declared or announced.

(4) If we make any cash dividend or distribution to all or substantially all holders of our common stock, the conversion rate will be adjusted based on the following formula:

where,

CR0 =	the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such dividend or distribution;

CR1 =	the conversion rate in effect immediately after the open of business on the ex-dividend date for such dividend or distribution;

SP0 =	the last reported sale price of our common stock on the trading day immediately preceding the ex-dividend date for such dividend or distribution; and

C =	the amount in cash per share we distribute to all or substantially all holders of our common stock.

Any increase made under this clause (4) shall become effective immediately after the open of business on the ex-dividend date for such dividend or distribution. If such dividend or distribution is not so paid, the conversion rate shall be decreased, effective as of the date our board of directors or a committee thereof determines not to make or pay such dividend or distribution, to be the conversion rate that would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each holder of a note shall receive, for each $1,000 principal amount of the notes it holds, at the same time and upon the same terms as holders of shares of our common stock, the amount of cash that such holder would have received if such holder owned a number of shares of our common stock equal to the conversion rate on the ex-dividend date for such cash dividend or distribution.

(5) If we or any of our subsidiaries make a payment in respect of a tender or exchange offer for our common stock that is subject to the then applicable tender offer rules under the Exchange Act (other than any odd lot tender offer), to the extent that the cash and value of any other consideration included in the payment per share of common stock exceeds the average of the last reported sale prices of our common stock over the 10 consecutive trading day period commencing on, and including, the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the conversion rate will be increased based on the following formula:

where,

CR0 =

the conversion rate in effect immediately prior to the close of business on the 10th trading day immediately following, and including, the trading day next succeeding the date such tender or exchange offer expires;

CR1 =

the conversion rate in effect immediately after the close of business on the 10th trading day immediately following, and including, the trading day next succeeding the date such tender or exchange offer expires;

AC =	the aggregate value of all cash and any other consideration (as determined by us in good faith) paid or payable for shares purchased in such tender or exchange offer;

OS0 =

the number of shares of our common stock outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer);

OS1 =

the number of shares of our common stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer); and

SP1 =

the average of the last reported sale prices of our common stock over the 10 consecutive trading day period commencing on, and including, the trading day next succeeding the date such tender or exchange offer expires.

The increase to the conversion rate under the preceding paragraph will occur at the close of business on the 10th trading day immediately following, and including, the trading day next succeeding the date such tender or exchange offer expires; provided that (x) in respect of any conversion of notes for which physical settlement is applicable, if the relevant conversion date occurs during the 10 trading days immediately following, and including, the trading day next succeeding the expiration date of any tender or exchange offer, references to “10” or “10th” in the preceding paragraph shall be deemed replaced with such lesser number of trading days as have elapsed from, and including, the trading day next succeeding such expiration date of such tender or exchange offer to, and including, such conversion date in determining the conversion rate and (y) in respect of any conversion of notes for which cash settlement or combination settlement is applicable, for any trading day that falls within the relevant observation period for such conversion and within the 10 trading days immediately following, and including, the trading day next succeeding the expiration date of any tender or exchange offer, references to “10” or “10th” in the preceding paragraph shall be deemed replaced with such lesser number of trading days as have elapsed from, and including, the trading day next succeeding such expiration date of such tender or exchange offer to, and including, such trading day in determining the conversion rate as of such trading day of such observation period.

If we are or one of our subsidiaries is obligated to purchase shares of our common stock pursuant to any such tender or exchange offer described in clause (5) but we are, or such subsidiary is, permanently prevented by applicable law from effecting any such purchase or all such purchases are rescinded, the conversion rate will be readjusted to be the conversion rate that would then be in effect if such tender or exchange offer had not been made or had been made only in respect of the purchases that have been made.

Notwithstanding the foregoing, if a conversion rate adjustment becomes effective on any ex-dividend date as described above, and a holder that has converted its notes on or after such ex-dividend date and on or prior to the related record date would be treated as the record holder of shares of our common stock as of the related conversion date as described under the caption “—Settlement upon Conversion” based on an adjusted conversion rate for such ex-dividend date, then, notwithstanding the foregoing conversion rate adjustment provisions, the conversion rate adjustment relating to such ex-dividend date will not be made for such converting holder. Instead, such holder will be treated as if such holder were the record owner of the shares of our common stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

Except as stated herein, we will not adjust the conversion rate for the issuance of shares of our common stock or any securities convertible into or exchangeable for shares of our common stock or the right to purchase shares of our common stock or such convertible or exchangeable securities.

As used in this section, “ex-dividend date” means the first date on which the shares of our common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from us or, if applicable, from the seller of our common stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market, and “effective date” means the first date on which the shares of our common stock trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable. For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of shares of our common stock under a separate ticker symbol or CUSIP number will not be considered “regular way” for this purpose.

As used in this section, “record date” means, with respect to any dividend, distribution or other transaction or event in which the holders of our common stock (or other applicable security) have the right to receive any cash, securities or other property or in which our common stock (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of our common stock (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by our board of directors or a duly authorized committee thereof, statute, contract or otherwise).

Subject to applicable exchange listing rules, we are permitted to increase the conversion rate of the notes by any amount for a period of at least 20 business days if we determine that such increase would be in our best interest. Subject to applicable exchange listing rules, we may also (but are not required to) increase the conversion rate to avoid or diminish income tax to holders of our common stock or rights to purchase shares of our common stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event.

A beneficial owner of a note may, in some circumstances, including a distribution of cash dividends to holders of shares of our common stock, be deemed to have received a distribution subject to U.S. federal income tax as a result of an adjustment or the nonoccurrence of an adjustment to the conversion rate. Any applicable withholding taxes (including backup withholding) may be withheld from interest and payments upon conversion, repurchase, redemption or maturity of the notes, or if any withholding taxes (including backup withholding) are paid on behalf of a holder or beneficial owner of the notes, those withholding taxes may be withheld from or set off against payments of cash or delivery of shares of common stock, if any, in respect of the notes (or, in some circumstances, any payments on our common stock) or sales proceeds payable to, or other funds or assets of, such holder or beneficial owner. For a discussion of the U.S. federal income tax treatment of an adjustment to the conversion rate, see the caption “Material U.S. Federal Income Tax Considerations.”

If we have a rights plan in effect upon conversion of the notes into common stock, you will receive, in addition to any shares of common stock received in connection with such conversion, the rights under the rights plan. However, if, prior to any conversion, the rights have separated from the shares of common stock in accordance with the provisions of the applicable rights plan, the conversion rate will be adjusted at the time of separation as if we distributed to all or substantially all holders of our common stock, shares of our capital stock, evidences of indebtedness, assets, property, rights, options or warrants as described in clause (3) above, subject to readjustment in the event of the expiration, termination or redemption of such rights. We do not currently have a rights plan in effect.

Notwithstanding any of the foregoing, the conversion rate will not be adjusted:

•	upon the issuance of shares of our common stock at a price below the conversion price or otherwise, other than any such issuance described in clause (1), (2) or (3) above;

•

upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common stock under any plan;

•

upon the issuance of any shares of our common stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit or incentive plan or program (including pursuant to any evergreen plan) of or assumed by us or any of our subsidiaries;

•

upon the issuance of any shares of our common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security (including any adjustment to the conversion rate thereof), including the issuance of any shares of our common stock upon the redemption, conversion or settlement of any shares of preferred stock (or any securities issued in connection with the redemption or settlement of any such shares of preferred stock or similar securities), in each case, not described in the preceding bullet point and outstanding as of the date the notes were first issued;

•	for a third-party tender offer by any party other than a tender offer by one or more of our subsidiaries as described in clause (5) above;

•

upon the repurchase of any shares of our common stock pursuant to an open market share purchase program or other buy-back transaction, including structured or derivative transactions such as accelerated share repurchase transactions or similar forward derivatives, or other buy-back transaction, that is not a tender offer or exchange offer of the kind described under clause (5) above;

•	solely for a change in the par value (or lack of par value) of our common stock; or

•	for accrued and unpaid interest, if any.

Adjustments to the conversion rate will be calculated to the nearest 1/10,000th of a share.

If an adjustment to the conversion rate otherwise required by the provisions described above would result in a change of less than 1% to the conversion rate, then, notwithstanding the foregoing, we may, at our election, defer and carry forward such adjustment, except that all such deferred adjustments must be given effect immediately upon the earliest to occur of the following: (i) when all such deferred adjustments would result in an aggregate change of at least 1% to the conversion rate; (ii) on the conversion date for any notes (in the case of physical settlement); (iii) on each trading day of any observation period related to any conversion of notes (in the case of cash settlement or combination settlement); (iv) April 1, 2032; (v) on any date on which we deliver a notice of redemption; and (vi) on the effective date of any fundamental change and/or make-whole fundamental change, in each case, unless the adjustment has already been made. We refer to the provisions described in the preceding sentence as the “1% exception.”

Recapitalizations, Reclassifications and Changes of Our Common Stock

In the case of:

•	any recapitalization, reclassification or change of our common stock (other than a change to par value, or from par value to no par value, or changes resulting from a subdivision or combination),

•	any consolidation, merger, combination or similar transaction involving us,

•	any sale, lease or other transfer to a third party of the consolidated assets of ours and our subsidiaries substantially as an entirety, or

•	any statutory share exchange,

in each case, as a result of which our common stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “share exchange event”), then, at and after the effective time of the share exchange event, the right to convert each $1,000 principal amount of notes will be changed into a right to convert such principal amount of notes into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of common stock equal to the conversion rate immediately prior to such share exchange event would have owned or been entitled to receive (the “reference property”) upon such share exchange event and, prior to or at the effective time of such share exchange event, we or the successor or acquiring company, as the case may be, shall execute with the trustee a supplemental indenture providing for such change in the right to convert each $1,000 principal amount of notes. However, at and after the effective time of the share exchange event, (i) we or the successor or acquiring company, as the case may be, will continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, upon conversion of notes, as set forth under the caption “—Settlement upon Conversion” and (ii)(x) any amount payable in cash upon conversion of the notes as set forth under the caption “—Settlement upon Conversion” will continue to be payable in cash, (y) any shares of our common stock that we would have been required to deliver upon conversion of the notes as set forth under the caption “—Settlement upon Conversion” will instead be deliverable in the amount and type of reference property that a holder of that number of shares of our common stock would have received in such share exchange event and (z) the daily VWAP will be calculated based on the value of a unit of reference property that a holder of one share of our common stock would have received in such share exchange event. If the share exchange event causes our common stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the reference property into which the notes will be convertible will be deemed to be the weighted average of the types and amounts of consideration actually received by the holders of our common stock. If the holders of our common stock receive only cash in such share exchange event, then for all conversions that occur after the effective date of such share exchange event (i) the consideration due upon conversion of each $1,000 principal amount of notes shall be solely cash in an amount equal to the conversion rate in effect on the conversion date (as may be increased as described under the caption “—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change or Notice of Redemption”), multiplied by the price paid per share of common stock in such share exchange event and (ii) we will satisfy our conversion obligation by paying cash to converting holders on the second business day immediately following the conversion date. We will notify holders, the trustee and the conversion agent (if other than the trustee) in writing of the weighted average as soon as practicable after such determination is made.

If the reference property in respect of any such share exchange event includes, in whole or in part, shares of common equity or American depositary receipts (or other interests) in respect thereof, the supplemental indenture providing that the notes will be convertible into reference property will also provide for anti-dilution and other adjustments that are as nearly equivalent as possible to the adjustments described under the caption “—Conversion Rate Adjustments” above with respect to the portion of the reference property consisting of such common equity or American depositary receipts (or other interests) in respect thereof. If the reference property in respect of any such share exchange event includes shares of stock, securities or other property or assets (other than cash and/or cash equivalents) of a company other than us or the successor or acquiring company, as the case may be, in such share exchange event, such other company, if an affiliate of us or the successor or acquiring company, will also execute such supplemental indenture, and such supplemental indenture will contain such additional provisions to protect the interests of the holders, including the right of holders to require us to repurchase their notes upon a fundamental change as described under the caption “—Repurchase at the Option of Holders—Fundamental Change Permits Holders to Require Us to Repurchase Notes” below, as we in good faith reasonably consider necessary by reason of the foregoing. We will agree in the indenture not to become a party to any such share exchange event unless its terms are consistent with the foregoing.

Adjustments of Prices

Whenever any provision of the indenture requires us to calculate the last reported sale prices, the daily VWAPs, the daily conversion values or the daily settlement amounts over a span of multiple days (including, without limitation, an observation period and the period, if any, for determining the “stock price” for purposes of a make-whole fundamental change or a notice of redemption), we will, in good faith, make appropriate adjustments (without duplication in respect of any adjustment made pursuant to the provisions described under the caption “—Conversion Rate Adjustments” above) to each to account for any adjustment to the conversion rate that becomes effective, or any event requiring an adjustment to the conversion rate where the ex-dividend date, effective date or expiration date of the event occurs, at any time during the period when the last reported sale prices, the daily VWAPs, the daily conversion values or the daily settlement amounts are to be calculated.

Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change or Notice of Redemption

If (i) (a) the “effective date” (as defined below) of a “fundamental change” (as defined below and determined after giving effect to any exceptions to or exclusions from such definition, but without regard to the proviso in clause (2) of the definition thereof, a “make-whole fundamental change”) occurs prior to the maturity date of the notes or (b) we deliver a notice of redemption as provided under the caption “—Optional Redemption” and (ii) a holder elects to convert its notes (or any portion thereof) in connection with such make-whole fundamental change or notice of redemption, as the case may be, we will, under certain circumstances, increase the conversion rate for the notes so surrendered for conversion by a number of additional shares of common stock (the “additional shares”), as described below. A conversion of notes will be deemed for these purposes to be “in connection with” a make-whole fundamental change if the relevant conversion date occurs during the period from, and including, the effective date of the make-whole fundamental change up to, and including, the business day immediately prior to the related fundamental change repurchase date (or, in the case of an exempted fundamental change or a make-whole fundamental change that would have been a fundamental change but for the proviso in clause (2) of the definition thereof, the 35th trading day immediately following the effective date of such make-whole fundamental change) (such period, the “make-whole fundamental change period”). A conversion of notes will be deemed for these purposes to be “in connection with” a notice of redemption if such notes have been called (or deemed called) for redemption and the relevant conversion date occurs during the related redemption period. Accordingly, if we elect to redeem less than all of the outstanding notes as described under the caption “—Optional Redemption,” holders of the notes not called for redemption will not be entitled to convert such notes on account of the notice of redemption and will not be entitled to an increased conversion rate for conversions of such notes (on account of the notice of redemption) during the applicable redemption period if such notes are otherwise convertible, except in the limited circumstances set forth under the caption “—Conversion Rights—General.”

Upon surrender of notes for conversion in connection with a make-whole fundamental change or a notice of redemption, we will, at our option, satisfy our conversion obligation by physical settlement, cash settlement or combination settlement, as described under the caption “—Conversion Rights—Settlement upon Conversion.” However, if the consideration for our common stock in any make-whole fundamental change described in clause (2) of the definition of fundamental change is composed entirely of cash, for any conversion of notes following the effective date of such make-whole fundamental change, the conversion obligation will be calculated based solely on the “stock price” (as defined below) for the transaction and will be deemed to be an amount of cash per $1,000 principal amount of converted notes equal to the conversion rate (including any increase to reflect the additional shares as described in this section), multiplied by such stock price. In such event, the conversion obligation will be determined and paid to holders in cash on the second business day following the conversion date. We will notify holders, the trustee and the conversion agent (if other than the trustee) of the effective date of any make-whole fundamental change no later than five business days after such effective date.

The number of additional shares, if any, by which the conversion rate will be increased will be determined by reference to the table below, based on the date on which the make-whole fundamental change occurs or becomes effective, or the date we deliver the notice of redemption, as the case may be (in each case, the “effective date”), and the price (the “stock price”) paid (or deemed to be paid) per share of our common stock in the make-whole fundamental change or determined with respect to the notice of redemption, as the case may be. If the holders of our common stock receive in exchange for their common stock only cash in a make-whole fundamental change described in clause (2) of the definition of fundamental change, the stock price will be the cash amount paid per share. Otherwise, the stock price will be the average of the last reported sale prices of our common stock over the five consecutive trading day period ending on, and including, the trading day immediately preceding the effective date. If a conversion in connection with a notice of redemption would also be deemed to be in connection with a make-whole fundamental change, a holder of the notes to be converted will be entitled to a single increase to the conversion rate with respect to the first to occur of the effective date of the notice of redemption or the make-whole fundamental change, as applicable, and the later event will be deemed not to have occurred for purposes of such conversion for purposes of this section.

The stock prices set forth in the column headings of the table below will be adjusted as of any date on which the conversion rate of the notes is otherwise adjusted. The adjusted stock prices will equal the stock prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the conversion rate as so adjusted. The number of additional shares as set forth in the table below will be adjusted in the same manner and at the same time as the conversion rate as set forth under the caption “—Conversion Rate Adjustments.”

The following table sets forth the number of additional shares by which the conversion rate will be increased per $1,000 principal amount of notes for each stock price and effective date set forth below:

Stock Price
Effective Date	$	$	$	$	$	$	$	$	$	$	$	$	$
, 2026
July 1, 2027
July 1, 2028
July 1, 2029
July 1, 2030
July 1, 2031
July 1, 2032

The exact stock prices and effective dates may not be set forth in the table above, in which case:

•

If the stock price is between two stock prices in the table or the effective date is between two effective dates in the table, the number of additional shares by which the conversion rate will be increased will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock prices and the earlier and later effective dates, as applicable, based on a 365-day year.

•

If the stock price is greater than $   per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate.

•

If the stock price is less than $   per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate.

Notwithstanding the foregoing, in no event will the conversion rate per $1,000 principal amount of notes exceed shares of common stock, subject to adjustment in the same manner as the conversion rate as set forth under the caption “—Conversion Rate Adjustments.”

Our obligation to increase the conversion rate for notes converted in connection with a make-whole fundamental change or a notice of redemption could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness and equitable remedies.

Repurchase at the Option of Holders

Repurchase on July 8, 2030

Holders have the right, at their option, to require us to repurchase for cash all of their notes, or any portion of the principal thereof that is equal to $1,000 or a multiple of $1,000, on the specified repurchase date. The repurchase price we are required to pay on the specified repurchase date will be equal to 100% of the principal amount of the notes to be repurchased, plus any accrued and unpaid interest to, but excluding, the specified repurchase date (the “specified repurchase date repurchase price”). On or before the 20th business day prior to the specified repurchase date, we will provide to all holders, the trustee, the paying agent (if other than the trustee) and the conversion agent (if other than the trustee) a written notice stating, among other things (such notice, the “specified repurchase date right notice”):

•	the last date on which a holder may exercise the repurchase right;

•	the specified repurchase date repurchase price;

•	the specified repurchase date;

•	the name and address of the conversion and paying agents; and

•	the procedures that holders must follow to require us to repurchase their notes.

Fundamental Change Permits Holders to Require Us to Repurchase Notes

If a “fundamental change” (other than an “exempted fundamental change,” each as defined below in this section) occurs at any time, holders will have the right, at their option, to require us to repurchase for cash all of their notes, or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple of $1,000. The fundamental change repurchase date will be a date specified by us that is not less than 20 or more than 35 business days following the date of our fundamental change notice as described below.

The fundamental change repurchase price we are required to pay will be equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date (unless the fundamental change repurchase date falls after a regular record date but on or prior to the interest payment date to which such regular record date relates, in which case we will instead pay the full amount of accrued and unpaid interest to the holder of record as of the close of business on such regular record date on, or at our election, before, such interest payment date, and the fundamental change repurchase price will be equal to 100% of the principal amount of the notes to be repurchased).

A “fundamental change” will be deemed to have occurred at the time after the notes are originally issued if any of the following occurs:

(1) except in connection with transactions described in clause (2) below, a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than us, our direct or indirect wholly owned subsidiaries and our and their employee benefit plans, has become and files a Schedule TO (or any successor schedule, form or report) or any schedule, form or report under the Exchange Act that discloses that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of shares of our common stock representing more than 50% of the voting power of our common stock, unless such beneficial ownership arises solely as a result of a revocable proxy delivered in response to a public proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act and is not also then reportable on Schedule 13D or Schedule 13G (or any successor schedule) under the Exchange Act regardless of whether such a filing has actually been made; provided that no person or group shall be deemed to be the beneficial owner of any securities tendered pursuant to a tender or exchange offer made by or on behalf of such “person” or “group” until such tendered securities are accepted for purchase or exchange under such offer;

(2) the consummation of (A) any recapitalization, reclassification or change of our common stock (other than a change to par value, or from par value to no par value, or changes resulting from a subdivision or combination) as a result of which our common stock would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation or merger of us pursuant to which our common stock will be converted into cash, securities or other property or assets; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of us and our subsidiaries, taken as a whole, to any person other than one or more of our direct or indirect wholly owned subsidiaries; provided, however, that a transaction described in clause (A) or (B) in which the holders of all classes of our common equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of common equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions (relative to each other) as such ownership immediately prior to such transaction shall not be a fundamental change pursuant to this clause (2);

(3) our stockholders approve any plan or proposal for the liquidation or dissolution of us; or

(4) our common stock (or other common stock underlying the notes) ceases to be listed or quoted on any of The New York Stock Exchange, the NYSE American, the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market (or any of their respective successors).

A transaction or transactions described in clause (2) above will not constitute a fundamental change, however, if at least 90% of the consideration received or to be received by our common stockholders, excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights, in connection with such transaction or transactions consists of shares of common stock that are listed or quoted on any of The New York Stock Exchange, the NYSE American, the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions the notes become convertible into such consideration, excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights (subject to the provisions set forth above under the caption “—Conversion Rights—Settlement upon Conversion”).

If any transaction in which our common stock is replaced by the common stock or other common equity of another entity occurs, following completion of any related make-whole fundamental change period (or, in the case of a transaction that would have been a fundamental change or a make-whole fundamental change but for the immediately preceding paragraph, following the effective date of such transaction), references to us in the definition of “fundamental change” above shall instead be references to such other entity.

On or before the 20th business day after the occurrence of a fundamental change, we will provide to all holders of the notes and the trustee, the conversion agent (if other than the trustee) and the paying agent (if other than the trustee) a notice of the occurrence of the fundamental change and of the resulting repurchase right. Such notice shall state, among other things:

•	the events causing a fundamental change;

•	the effective date of the fundamental change;

•	the last date on which a holder may exercise the repurchase right;

•	the fundamental change repurchase price;

•	the fundamental change repurchase date;

•	the name and address of the paying agent and the conversion agent, if applicable;

•	if applicable, the conversion rate and any adjustments to the conversion rate as a result of the fundamental change (or related make-whole fundamental change);

•

that the notes with respect to which a fundamental change repurchase notice has been delivered by a holder may be converted only if the holder validly withdraws the fundamental change repurchase notice in accordance with the terms of the indenture; and

•	the procedures that holders must follow to require us to repurchase their notes.

Simultaneously with providing such notice, we will publish the information on our website or through such other public medium as we may use at that time.

Notwithstanding the foregoing, we will not be required to repurchase, or to make an offer to repurchase, the notes upon a fundamental change if a third party makes such an offer in the same manner, at the same time and otherwise in compliance with the requirements for an offer made by us as set forth above and such third party purchases all notes properly surrendered and not validly withdrawn under its offer in the same manner, at the same time and otherwise in compliance with the requirements for an offer made by us as set forth above.

Notwithstanding anything to the contrary, we will not be required to send a fundamental change notice, or offer to repurchase or repurchase any notes, as described above, in connection with a fundamental change occurring pursuant to clause (2)(A) or (B) of the definition thereof, if:

•

such fundamental change constitutes a share exchange event referred to under the caption “—Conversion Rights—Recapitalizations, Reclassifications and Changes of Our Common Stock,” whose reference property consists entirely of cash in U.S. dollars;

•

immediately after such fundamental change, the notes become convertible (pursuant to the provisions described above under the captions “—Conversion Rights—Recapitalizations, Reclassifications and Changes of Our Common Stock” and, if applicable, “—Conversion Rights—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change or Notice of Redemption”) into consideration that consists solely of U.S. dollars in an amount per $1,000 principal amount of notes that equals or exceeds the fundamental change repurchase price per $1,000 principal amount of notes (calculated assuming that the same includes the maximum amount of accrued but unpaid interest payable as part of the fundamental change repurchase price for such fundamental change); and

•

we timely send the notice relating to such fundamental change required pursuant to the provisions described above under the caption “—Conversion Rights—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change or Notice of Redemption.”

We refer to any fundamental change with respect to which, in accordance with the provisions described above, we do not offer to repurchase any notes as an “exempted fundamental change.” For the avoidance of doubt, the maximum amount of accrued interest referred to in the second bullet point in the immediately preceding paragraph above will be determined (i) by assuming that the fundamental change repurchase date occurs on the latest possible date permitted for the applicable fundamental change pursuant to the provisions described under this caption “—Fundamental Change Permits Holders to Require Us to Repurchase Notes”; and (ii) without regard to the parenthetical in the second paragraph under this caption “—Fundamental Change Permits Holders to Require Us to Repurchase Notes.”

The fundamental change repurchase rights of the holders could discourage a potential acquirer of us. The fundamental change repurchase feature, however, is not the result of management’s knowledge of any specific effort to obtain control of us by any means or part of a plan by management to adopt a series of anti-takeover provisions.

The term fundamental change is limited to specified transactions and may not include other events that might adversely affect our financial condition. In addition, the requirement that we offer to repurchase the notes upon a fundamental change may not protect holders in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving us.

Furthermore, holders may not be entitled to require us to repurchase their notes or be entitled to an increase in the conversion rate upon conversion as described under “—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change or Notice of Redemption” in circumstances involving a significant change in the composition of our board unless such change is in connection with a fundamental change or make-whole fundamental change as described herein.

The definition of fundamental change includes a phrase relating to the sale, lease or other transfer of “all or substantially all” of the consolidated assets of us and our subsidiaries, taken as a whole. There is no precise, established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a holder of the notes to require us to repurchase its notes as a result of the sale, lease or other transfer of less than all of the consolidated assets of us and our subsidiaries may be uncertain.

Repurchase Procedures

To exercise a repurchase right, holders of certificated notes must deliver, on or before the business day immediately preceding the specified repurchase date or the fundamental change repurchase date, as applicable, the notes to be repurchased, duly endorsed for transfer, together with a written repurchase notice, to the paying agent. Each repurchase notice must state:

•	the certificate numbers of your notes to be delivered for repurchase;

•	the portion of the principal amount of notes to be repurchased, which must be $1,000 or an integral multiple thereof; and

•	that the notes are to be repurchased by us pursuant to the applicable provisions of the notes and the indenture.

If the notes are not in certificated form, to exercise the specified repurchase date right or the fundamental change repurchase right, as applicable, holders must surrender their notes in accordance with applicable DTC procedures.

Holders of certificated notes may withdraw any repurchase notice (in whole or in part) by a written notice of withdrawal delivered to the paying agent prior to the close of business on the business day immediately preceding the fundamental change repurchase date. The notice of withdrawal shall state:

•	the principal amount of the withdrawn notes, which must be $1,000 or an integral multiple thereof;

•	the certificate numbers of the withdrawn notes; and

•	the principal amount, if any, which remains subject to the repurchase notice, which must be $1,000 or an integral multiple thereof.

If the notes are not in certificated form, holders must withdraw their notes subject to repurchase in accordance with applicable DTC procedures.

We will be required to repurchase the notes on the specified repurchase date or the fundamental change repurchase date, as applicable. Holders who have exercised the repurchase right will receive payment of the specified repurchase date repurchase price or the fundamental change repurchase price, as applicable, on the later of (i) the specified repurchase date or the fundamental change repurchase date, as applicable, and (ii) the time of book-entry transfer or the delivery of the notes. If the paying agent holds money sufficient to pay the specified repurchase date repurchase price or the fundamental change repurchase price, as applicable, of the notes on the specified repurchase date or the fundamental change repurchase date, as applicable, then, with respect to the notes that have been properly surrendered for repurchase and have not been validly withdrawn:

•	the notes will cease to be outstanding and interest will cease to accrue (whether or not book-entry transfer of the notes is made or whether or not the notes are delivered to the paying agent); and

•	all other rights of the holder will terminate (other than the right to receive the specified repurchase date repurchase price or the fundamental change repurchase price, as applicable).

In connection with any repurchase offer pursuant to a specified repurchase date right notice or a fundamental change repurchase notice, we will, if required:

•	comply with the tender offer rules under the Exchange Act that may then be applicable;

•	file a Schedule TO or any other required schedule under the Exchange Act; and

•

otherwise comply in all material respects with all federal and state securities laws in connection with any offer by us to repurchase the notes; in each case, so as to permit the rights and obligations under this caption “—Repurchase at the Option of Holders” to be exercised in the time and in the manner specified in the indenture.

To the extent that the provisions of any securities laws or regulations enacted or adopted after the date on which the notes are first issued conflict with the provisions of the indenture relating to our obligations to purchase the notes upon a fundamental change, we will comply with such securities laws and regulations and will not be deemed to have breached our obligations under such provisions of the indenture by virtue of such conflict.

No notes may be repurchased on any date at the option of holders on the specified repurchase date or upon a fundamental change if the principal amount of the notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a default by us in the payment of the specified repurchase date repurchase price or the fundamental change repurchase price, as applicable, with respect to such notes).

On the specified repurchase date or if a fundamental change were to occur, we may not have enough funds to pay the specified repurchase date repurchase price or the fundamental change repurchase price. Our ability to repurchase the notes for cash may be limited by restrictions on our ability to obtain funds for such repurchase through dividends from our subsidiaries, the terms of our then existing borrowing arrangements or otherwise. See the caption “Risk Factors—Risks Related to the Notes—We may not have the ability to raise the funds necessary to settle conversions of the notes or the Green Convertible Notes in cash or to repurchase the notes on July 8, 2030, the Green Convertible Notes on August 15, 2027 or the notes or the Green Convertible Notes upon a fundamental change, and our future debt may contain limitations on our ability to pay cash upon conversion or repurchase of the notes or the Green Convertible Notes.” If we fail to repurchase the notes when required on the specified repurchase date or a fundamental change repurchase date, we will be in default under the indenture. In addition, we have incurred, and may in the future incur, other indebtedness with similar change in control provisions permitting our holders to accelerate or to require us to repurchase our indebtedness upon the occurrence of similar events or on some specific dates.

Consolidation, Merger and Sale of Assets

For purposes of the notes, the description below under this section titled “—Consolidation, Merger and Sale of Assets” supersedes, in its entirety, the information in the accompanying prospectus under the caption “Description of Debt Securities—Consolidation, Merger and Sale of Assets.”

The indenture will provide that we shall not consolidate with or merge with or into, or sell, convey, transfer or lease all or substantially all of the consolidated properties and assets of us and our subsidiaries, taken as a whole, to, another person (other than any such sale, conveyance, transfer or lease to one or more of our direct or indirect wholly owned subsidiaries) (each, a “business combination event”), unless (i) the resulting, surviving or transferee person (if not us) is a “qualified successor entity” (as defined below) (such qualified successor entity, the “successor entity”) organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, and such successor entity (if not us) expressly assumes by supplemental indenture all of our obligations under the notes and the indenture; and (ii) immediately after giving effect to such business combination event, no default or event of default has occurred and is continuing under the indenture. Upon any business combination event, the successor entity (if not us) shall succeed to, and may exercise every right and power of, ours under the indenture, and we shall be discharged from our obligations under the notes and the indenture except in the case of any such lease.

For purposes of the provision described in the preceding paragraph, the sale, conveyance, transfer or lease of all or substantially all of the properties and assets of one or more of our subsidiaries to another person, which properties and assets, if held by us instead of such subsidiaries, would constitute all or substantially all of our properties and assets on a consolidated basis, will be deemed to be the sale, conveyance, transfer or lease of all or substantially all of our properties and assets to another person.

Although these types of transactions will be permitted under the indenture, certain of the foregoing transactions could constitute a fundamental change permitting each holder to require us to repurchase the notes of such holder as described above.

“Qualified successor entity” means, with respect to a business combination event, a corporation; provided, however, that (i) if such business combination event is an exempted fundamental change, then a limited liability company, limited partnership or other similar entity will also constitute a qualified successor entity with respect to such business combination event; and (ii) a limited liability company or limited partnership that is the resulting, surviving or transferee person of such business combination event will also constitute a qualified successor entity with respect to such business combination event, if each of the following clauses (1), (2), (3) and (4) is satisfied: (1) either (x) such limited liability company or limited partnership is treated as a corporation or an entity disregarded as separate from a corporation, in each case, for U.S. federal income tax purposes, or (y) we have received an opinion of a nationally recognized tax counsel to the effect that such business combination event will not be treated as an exchange under Section 1001 of the U.S. Internal Revenue Code of 1986, as amended, for holders or beneficial owners of the notes, (2) such limited liability company or limited partnership is a direct or indirect, wholly owned subsidiary of a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) duly organized and existing under the laws of the United States of America, any state thereof or the District of Columbia; (3) such business combination event constitutes a share exchange event whose reference property consists solely of any combination of U.S. dollars and shares of common stock or other corporate common equity interests of a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) described in clause (2); and (4) if such limited liability company or limited partnership is disregarded as separate from its owner for U.S. federal income tax purposes, its regarded owner for those purposes is a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) described in clause (2).

Events of Default

For purposes of the notes, the description below under this section titled “—Events of Default” supersedes, in its entirety, the information in the accompanying prospectus under the caption “Description of Debt Securities—Events of Default, Notice and Waiver.”

Each of the following is an event of default with respect to the notes:

(1)	default in any payment of interest on any note when due and payable and the default continues for a period of 30 days;

(2)	default in the payment of principal of any note when due and payable at its stated maturity, upon any optional redemption, upon any required repurchase, upon declaration of acceleration or otherwise;

(3)	our failure to comply with our obligation to convert the notes in accordance with the indenture upon exercise of a holder’s conversion right and such failure continues for three business days;

(4)

our failure to give (i) a fundamental change notice as described under the caption “—Repurchase at the Option of Holders—Fundamental Change Permits Holders to Require Us to Repurchase Notes” or notice of a make-whole fundamental change as described under the caption “—Conversion Rights—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change or Notice of Redemption,” in either case when due and such failure continues for five business days, (ii) a specified repurchase date right notice as described under “—Repurchase at the Option of Holders—Repurchase on July 8, 2030,” when due or (iii) notice of a specified corporate transaction as described under the caption “—Conversion Rights—Certain Distributions Notice” when due and such failure continues for three business days;

(5)	our failure to comply with our obligations under the caption “—Consolidation, Merger and Sale of Assets”;

(6)

our failure for 60 days after written notice from the trustee or the holders of at least 25% in principal amount of the notes then outstanding has been received to comply with any of our other agreements contained in the notes or the indenture;

(7)

default by us or any of our significant subsidiaries with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed with a principal amount in excess of $25,000,000 (or its foreign currency equivalent) in the aggregate of us and/or any such significant subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable prior to its stated maturity date or (ii) constituting a failure to pay the principal of any such debt when due and payable (after the expiration of all applicable grace periods) at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, and in the cases of clauses (i) and (ii), such acceleration shall not have been rescinded or annulled or such failure to pay or default shall not have been cured or waived, or such indebtedness is not paid or discharged, as the case may be, within 30 days after written notice to us by the trustee or to us and the trustee by holders of at least 25% in aggregate principal amount of notes then outstanding in accordance with the indenture;

(8)

a final judgment or judgments for the payment of $25,000,000 (or its foreign currency equivalent) or more (in each case, excluding any amounts covered by insurance) in the aggregate rendered against us or any of our significant subsidiaries, which judgment is not discharged, bonded, paid, waived or stayed within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished; or

(9)	certain events of bankruptcy, insolvency, or reorganization of us or any of our “significant subsidiaries,” as defined below.

A “significant subsidiary,” for purposes of clauses (7), (8) and (9) above, is a subsidiary that is a “significant subsidiary” as defined in Article 1, Rule 1-02(w)(1) of Regulation S-X promulgated by the SEC (or any successor rule); provided that, in the case of a subsidiary that meets the criteria of clause (1)(iii) of the definition thereof but not clause (1)(i) or (1)(ii) thereof, in each case as such rule is in effect on the issue date, such subsidiary shall be deemed not to be a significant subsidiary unless the subsidiary’s income from continuing operations before income taxes (after intercompany eliminations), exclusive of amounts attributable to any noncontrolling interests for the last completed fiscal year prior to the date of such determination exceeds $5,000,000. For the avoidance of doubt, to the extent any such subsidiary would not be deemed to be a “significant subsidiary” under the relevant definition set forth in Article 1, Rule 1-02(w) of Regulation S-X (or any successor rule) as in effect on the relevant date of determination, such subsidiary shall not be deemed to be a “significant subsidiary” under the indenture irrespective of whether such subsidiary has greater than $5,000,000 in income from continuing operations as described in the immediately preceding sentence.

If an event of default (other than an event of default described in clause (9) above with respect to us) occurs and is continuing, the trustee by notice to us, or the holders of at least 25% in principal amount of the outstanding notes by notice to us and the trustee, may declare 100% of the principal of and accrued and unpaid interest, if any, on all the outstanding notes to be due and payable. In case of certain events of bankruptcy, insolvency or reorganization, described in clause (9) above with respect to us, 100% of the principal of and accrued and unpaid interest on the notes will automatically become due and payable. Upon such a declaration of acceleration, such principal and accrued and unpaid interest, if any, will be due and payable immediately.

Notwithstanding the foregoing, the indenture will provide that, to the extent we elect, the sole remedy for an event of default under the indenture relating to our failure to comply with our obligations as set forth under the caption “—Reports” below (including our obligations under Section 314(a)(1) of the Trust Indenture Act) (such default, a “reporting event of default”), will, for the first 365 days after the occurrence of such an event of default consist exclusively of the right to receive additional interest on the notes at a rate equal to 0.25% per annum of the principal amount of the notes outstanding for each day that such event of default is continuing during the first 180 days after the occurrence of such an event of default and 0.50% per annum of the principal amount of the notes outstanding from the 181st day to, and including, the 365th day following the occurrence of such event of default, as long as such event of default is continuing.

If we so elect, such additional interest will be payable in the same manner and on the same dates as the stated interest payable on the notes. On the 366th day after such event of default (if the event of default relating to the reporting obligations is not cured or waived prior to such 366th day), the notes will be subject to acceleration as provided above. The provisions of the indenture described in this paragraph will not affect the rights of holders of notes in the event of the occurrence of any other event of default. In the event we do not elect to pay the additional interest following an event of default in accordance with this paragraph or we elected to make such payment but do not pay the additional interest when due, the notes will be immediately subject to acceleration as provided above as a result of the event of default pursuant to clause (6) of the definition thereof if such event of default is then continuing.

In order to elect to pay the additional interest as the sole remedy during the first 365 days after the occurrence of an event of default relating to the failure to comply with the reporting obligations in accordance with the two immediately preceding paragraphs, we must notify all holders of notes, the trustee and the paying agent (if other than the trustee) in writing of such election prior to the beginning of such 365-day period. Upon our failure to timely give such notice, the notes will be immediately subject to acceleration as provided above.

If any portion of the amount payable on the notes upon acceleration is considered by a court to be unearned interest (through the allocation of the value of the instrument to the embedded warrant or otherwise), the court could disallow recovery of any such portion.

The holders of a majority in principal amount of the outstanding notes may waive all past defaults (except with respect to any continuing defaults relating to nonpayment of principal or interest or with respect to the failure to deliver the consideration due upon conversion) and rescind any such acceleration with respect to the notes and its consequences if (i) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing events of default, other than the nonpayment of the principal of and interest on the notes that have become due solely by such declaration of acceleration, have been cured or waived.

For the avoidance of doubt, and without limiting the manner in which any default or event of default can be cured: (a) a failure by us to send a notice in accordance with the indenture and any related default (or event of default) shall be deemed cured and shall cease to continue upon delivery of such notice to the applicable recipient; (b) if we fail to make any payment of principal of or interest on the notes (or delivery of any other consideration in respect thereof) when due, such default (or event of default) shall be deemed cured and shall cease to continue upon the making of such payment or delivery, as applicable, together with any accrued interest thereon, if applicable; and (c) a reporting event of default shall be deemed cured and shall cease to continue at such time as we file the applicable report or reports that gave rise to such reporting event of default (it being understood that any report that we file with the SEC through the EDGAR system (or any successor thereto) will be deemed to be filed with the trustee at the time such report is so filed via the EDGAR system (or such successor)); provided that, for the avoidance of doubt, (x) the cure of any event of default shall not invalidate any acceleration of the notes on account of such event of default that was properly effected prior to such time as such event of default was cured and (y) the cure of any reporting event of default shall not affect our obligation to pay any additional interest that accrues prior to the time of such cure. In addition, if an event of default is cured or waived before any related notice of acceleration is delivered, such event of default shall be deemed cured and the notes shall not be subject to acceleration on account of such event of default.

Each holder shall have the right to receive payment or delivery, as the case may be, of:

•	the principal (including the redemption price, the specified repurchase date repurchase price and the fundamental change repurchase price, if applicable) of;

•	accrued and unpaid interest, if any, on; and

•	the consideration due upon conversion of,

its notes, on or after the respective due dates expressed or provided for in the indenture, or to institute suit for the enforcement of any such payment or delivery, as the case may be.

If an event of default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders unless such holders have offered, and if requested, provided, to the trustee indemnity or security satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal or interest when due, or the right to receive payment or delivery of the consideration due upon conversion, no holder may pursue any remedy with respect to the indenture or the notes unless:

(1)	such holder has previously given the trustee written notice that an event of default is continuing;

(2)	holders of at least 25% in principal amount of the outstanding notes have requested the trustee to pursue the remedy;

(3)	such holders have offered, and if requested, provided, the trustee security or indemnity reasonably satisfactory to it against any loss, liability or expense;

(4)	the trustee has not complied with such request within 60 days after the receipt of the request and the offer, or provision, of such security or indemnity; and

(5)

the holders of a majority in principal amount of the outstanding notes have not given the trustee a direction that, in the opinion of the trustee, is inconsistent with such request within such 60-day period.

Subject to certain restrictions, the holders of a majority in principal amount of the outstanding notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred on the trustee.

The indenture will provide that in the event an event of default has occurred and is continuing, the trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder or that would involve the trustee in personal liability (it being understood that the trustee does not have an affirmative duty to determine whether any action is prejudicial to any holders).

Prior to taking any action under the indenture, the trustee shall receive indemnification or security satisfactory to it against any loss, liability or expense caused by taking or not taking such action.

The indenture will provide that if a default occurs and is continuing and is actually known to a responsible officer of the trustee, the trustee must deliver to each holder notice of the default within the later of 90 days after the date on which such default occurred, if known, and promptly after a responsible officer of the trustee obtains knowledge of such default. Except in the case of a default in the payment of principal of or interest on any note or a default in the payment or delivery of the consideration due upon conversion, the trustee may withhold notice if and so long as it determines that withholding notice is in the interests of the holders. In addition, we are required to deliver to the trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any event of default under the indenture that occurred during the previous year. We are also required to deliver to the trustee, within 30 days after obtaining knowledge of the occurrence thereof, written notice of any events which would constitute certain defaults, their status and what action we are taking or proposing to take in respect thereof; provided that we are not required to deliver such notice if such default has been cured or is no longer continuing.

Payments of the redemption price, the fundamental change repurchase price, principal and interest that are not made when due will accrue interest per annum at the then-applicable interest rate from the required payment date.

Modification and Amendment

For purposes of the notes, the description below under this section titled “—Modification and Amendment” supersedes, in its entirety, the information in the accompanying prospectus under the caption “Description of Debt Securities—Modification and Waiver.”

Subject to certain exceptions, the indenture or the notes may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the notes then outstanding (including without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, notes) and, subject to certain exceptions, any past default or compliance with any provisions may be waived with the consent of the holders of a majority in principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, notes). However, without the consent of each holder of an outstanding note affected, no amendment or supplement may, among other things:

(1)	reduce the principal amount of notes whose holders must consent to an amendment, supplement or waiver;

(2)	reduce the rate of or extend the stated time for payment of interest on any note;

(3)	reduce the principal amount of or change the stated maturity of any note;

(4)	except as required by the indenture, make any change that adversely affects the conversion rights of any notes;

(5)

reduce the redemption price, the specified repurchase date repurchase price on the specified repurchase date or the fundamental change repurchase price for any note or change the times at which, or the circumstances under which, the notes may or will be redeemed or repurchased by us;

(6)	make any note payable in money, or at a place of payment, other than that stated in the note;

(7)	modify the ranking provisions of the indenture in a manner that is adverse to the rights of the holders of the notes;

(8)

impair the absolute rights of any holder of a note to receive payment or delivery, as applicable, of the principal of, or the redemption price, specified repurchase date repurchase price or fundamental change repurchase price for, or any interest on, or the consideration due upon conversion of, such note on or after the respective due dates therefor, or to bring suit for the enforcement of any such payment or delivery on or after such respective due dates; or

(9)	make any change in the amendment provisions that require each holder’s consent or in the waiver provisions.

Without the consent of, or prior notice to, any holder, we and the trustee may amend or supplement the indenture or the notes to:

(1)	cure any ambiguity, omission, defect or inconsistency;

(2)	provide for the assumption by a successor entity of our obligations under the indenture;

(3)	add guarantees with respect to the notes;

(4)	secure the notes;

(5)	add to our covenants or events of default for the benefit of the holders or surrender any right or power conferred upon us;

(6)	make any change that does not adversely affect the rights of any holder in any material respect, as certified by us in an officer’s certificate;

(7)

in connection with any transaction described under the caption “—Conversion Rights—Recapitalizations, Reclassifications and Changes of Our Common Stock” above, provide that the notes are convertible into reference property, subject to the provisions described under the caption “—Conversion Rights—Settlement upon Conversion” above, and make certain related changes to the terms of the notes to the extent expressly required by the indenture;

(8)

conform the provisions of the indenture to the “Description of Notes” section in the preliminary prospectus supplement, as supplemented by the related pricing term sheet and as evidenced in an officer’s certificate;

(9)	comply with the rules of any applicable securities depositary, including DTC, so long as such amendment does not adversely affect the rights of any holder in any material respect;

(10)	appoint a successor trustee with respect to the notes;

(11)	increase the conversion rate as provided in the indenture;

(12)

provide for the acceptance of appointment by a successor trustee, security registrar, paying agent, bid solicitation agent or conversion agent to facilitate the administration of the trusts under the indenture by more than one trustee;

(13)	comply with any requirement of the SEC in connection with the qualification of the indenture under the Trust Indenture Act; or

(14)

irrevocably elect a settlement method or a specified dollar amount, or eliminate our right to elect a settlement method (including, at our option, upon an irrevocable election as provided under the caption “—Conversion Rights—Settlement upon Conversion”); provided, however, that no such election or elimination will affect any settlement method theretofore elected (or deemed to be elected) with respect to any note pursuant to the provisions described above under the caption “—Conversion Rights.”

Holders do not need to approve the particular form of any proposed amendment. It will be sufficient if such holders approve the substance of the proposed amendment. After an amendment under the indenture becomes effective, we are required to deliver to the holders a notice briefly describing such amendment. However, the failure to give such notice to all the holders, or any defect in the notice, will not impair or affect the validity of the amendment.

Discharge

For purposes of the notes, the description below under this section titled “—Discharge” supersedes, in its entirety, the information in the accompanying prospectus under the caption “Description of Debt Securities—Defeasance” and “—Satisfaction and Discharge.”

We may satisfy and discharge our obligations under the indenture and the notes by delivering to the trustee for cancellation all outstanding notes or by depositing with the trustee or delivering to the holders, as applicable, after the notes have become due and payable, whether at maturity, at any redemption date, at the specified repurchase date, at any fundamental change repurchase date, upon conversion or otherwise, cash or cash and/or shares of common stock, solely to satisfy outstanding conversions, as applicable, sufficient to pay all of the outstanding notes and paying all other sums payable under the indenture by us. Such discharge is subject to terms contained in the indenture.

Calculations in Respect of Notes

Except as otherwise provided above, we will be responsible for making all calculations called for under the indenture and the notes. These calculations include, but are not limited to, determinations of the stock price, the last reported sale prices of our common stock, the trading price of the notes (for purposes of determining whether the notes are convertible as described herein), the daily VWAPs, the daily conversion values, the daily settlement amounts, accrued interest payable on the notes, additional interest, if any, payable on the notes, the redemption price and the conversion rate of the notes. We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on holders of notes. We will provide a schedule of our calculations to each of the trustee, the paying agent (if other than the trustee) and the conversion agent (if other than the trustee), and each of the trustee, the paying agent and the conversion agent is entitled to rely conclusively upon the accuracy of our calculations without independent verification. The trustee will forward our calculations to any holder of notes upon the request of that holder.

Reports

For purposes of the notes, the description below under this section titled “—Reports” supersedes, in its entirety, the information in the accompanying prospectus under the caption “Description of Debt Securities— Reporting.”

The indenture will provide that any annual or quarterly reports (on Form 10-K or Form 10-Q or any respective successor form) that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act (excluding any such information, documents or reports, or portions thereof, subject to confidential treatment and any correspondence with the SEC) must be filed by us with the trustee within 15 days after the same are required to be filed with the SEC (after giving effect to any grace period provided by Rule 12b-25 under the Exchange Act (or any successor rule), which grace period, for the avoidance of doubt, shall be deemed applicable whether or not we check the box in the relevant Rule 12b-25 filing indicating that we expect to file such report within the applicable Rule 12b-25 grace period). Documents filed by us with the SEC via the EDGAR system (or any successor system) will be deemed to be filed with the trustee as of the time such documents are filed via EDGAR (or any successor thereto), it being understood that the trustee shall not be responsible for determining whether such filings have been made. We will also comply with our other obligations under Section 314(a)(1) of the Trust Indenture Act. Delivery of reports, information and documents to the trustee under the indenture is for informational purposes only and the information and the trustee’s receipt of the foregoing shall not constitute actual or constructive notice of any information contained therein, or determinable from information contained therein including our compliance with any of our covenants thereunder (as to which the trustee is entitled to rely exclusively on an officer’s certificate).

Trustee

U.S. Bank Trust Company, National Association is the trustee, security registrar, paying agent and conversion agent under the notes and the indenture. U.S. Bank Trust Company, National Association, in each of its capacities, including without limitation as trustee, security registrar, paying agent and conversion agent, assumes no responsibility for the accuracy or completeness of the information concerning us or our affiliates or any other party contained in this document or the related documents or for any failure by us or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information.

The trustee is also the trustee, security registrar, paying agent and conversion agent for the Green Convertible Notes.

Governing Law; Waiver of Jury Trial

For purposes of the notes, the description below under this section titled “—Governing Law; Waiver of Jury Trial” supersedes, in its entirety, the information in the accompanying prospectus under the caption “Description of Debt Securities—Governing Law.”

The indenture will provide that it and the notes, and any claim, controversy or dispute arising under or related to the indenture or the notes, will be governed by and construed in accordance with the laws of the State of New York.

EACH OF US, THE HOLDERS OF THE NOTES, BY THEIR ACCEPTANCE THEREOF, AND THE TRUSTEE IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED THEREBY.

Book-Entry, Settlement and Clearance

The Global Notes

The notes will be initially issued in the form of one or more registered notes in global form, without interest coupons (the “global notes”). Upon issuance, each of the global notes will be deposited with the trustee as custodian for DTC and registered in the name of Cede & Co., as nominee of DTC.

Ownership of beneficial interests in a global note will be limited to persons who have accounts with DTC (“DTC participants”) or persons who hold interests through DTC participants. We expect that under procedures established by DTC:

•	upon deposit of a global note with DTC’s custodian, DTC will credit portions of the principal amount of the global note to the accounts of the DTC participants designated by the underwriters; and

•

ownership of beneficial interests in a global note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global note).

Beneficial interests in global notes may not be exchanged for notes in physical, certificated form except in the limited circumstances described below.

Book-Entry Procedures for the Global Notes

All interests in the global notes will be subject to the operations and procedures of DTC and, therefore, you must allow for sufficient time in order to comply with these procedures if you wish to exercise any of your rights with respect to the notes. We provide the following summary of those operations and procedures solely for the convenience of investors. The operations and procedures of DTC are controlled by that settlement system and may be changed at any time. Neither we nor the underwriters, the trustee or any agent of the foregoing are responsible for those operations or procedures.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York State Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include both U.S. and non-U.S. securities brokers and dealers, including the underwriters; banks and trust companies; clearing corporations and certain other organizations. Indirect access to DTC’s system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC. The DTC rules applicable to its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.

So long as DTC’s nominee is the registered owner of a global note, that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global note:

•	will not be entitled to have notes represented by the global note registered in their names;

•	will not receive or be entitled to receive physical, certificated notes; and

•

will not be considered the owners or holders of the notes under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the indenture.

As a result, each investor who owns a beneficial interest in a global note must rely on the procedures of DTC to exercise any rights of a holder of notes under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest). Neither we nor the trustee, paying agent or conversion agent has any responsibility or liability for any act or omission of DTC.

Payments of principal and interest with respect to the notes represented by a global note will be made by the trustee to DTC’s nominee as the registered holder of the global note. Neither we nor the trustee (including in its capacity as paying agent) will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants or indirect participants and not of DTC, the trustee, or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time.

Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds.

Certificated Notes

Notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related notes only if:

•	DTC notifies us at any time that it is unwilling or unable to continue as depositary for the global notes and a successor depositary is not appointed within 90 days;

•	DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days; or

•	an event of default with respect to the notes has occurred and is continuing and such beneficial owner requests that its notes be issued in physical, certificated form.

DESCRIPTION OF OTHER INDEBTEDNESS

The following is a summary of certain provisions of the documents evidencing our material indebtedness. This summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the agreements governing such indebtedness, including the definitions of certain terms referred to herein.

Description of Revenue Bonds

On October 7, 2020, the Southern Ohio Port Authority (“SOPA”) issued certain revenue bonds (“Revenue Bonds”) pursuant to an Indenture of Trust dated as of October 1, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Revenue Bonds Indenture”), between SOPA and UMB Bank, N.A., as Trustee (“Revenue Bonds Trustee”), and loaned the proceeds from their sale to PureCycle: Ohio LLC (“PCO”), an Ohio limited liability company and indirect wholly-owned subsidiary of PCT, pursuant to a Loan Agreement dated as of October 1, 2020, between SOPA and PCO (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), to (i) acquire, construct and equip the Ironton Facility (referred to within the Loan Agreement as the “Ohio Phase II Facility” and, together with the Feedstock Evaluation Unit (referred to within the Loan Agreement as the “Phase I Facility”), the “Project”); (ii) fund a debt service reserve fund for the Series 2020A Bonds (defined below); (iii) finance capitalized interest; and (iv) pay the costs of issuing the Revenue Bonds. The Revenue Bonds were issued in three series, including (i) Exempt Facility Revenue Bonds (PureCycle Project), Tax-Exempt Series 2020A (“Series 2020A Bonds” or “Senior Bonds”); (ii) Subordinate Exempt Facility Revenue Bonds (PureCycle Project), Tax-Exempt Series 2020B (“Series 2020B Bonds”); and (iii) Subordinate Exempt Facility Revenue Bonds (PureCycle Project), Taxable Series 2020C (“Series 2020C Bonds”), each series issued in the aggregate principal amount, bearing interest and maturing, and with the aggregate principal amount Outstanding as of December 31, 2025, as shown in the table below. PCT is not a direct obligor on the Revenue Bonds and is not a party to the Loan Agreement or the Revenue Bonds Indenture pursuant to which the Revenue Bonds have been issued. PCT LLC has executed a guaranty of completion dated as of October 7, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”), with respect to the full and complete performance by PCO of PCO’s obligations with respect to construction and completion of the Project, including construction by the Completion Date, free and clear of any liens (other than permitted liens), and the payment of all Project costs incurred prior to completion of the Project, and all claims, liabilities, losses and damages owed by PCO to each counterparty under the Project Documents (as such terms are defined in the Revenue Bonds Indenture). In addition, pursuant to the Guaranty, PCT LLC was obligated to fund and maintain and did fund a liquidity reserve for the Project during the term of the Guaranty in the amount of $50.0 million (“Liquidity Reserve”) to be held in an escrow account with U.S. Bank National Association, as escrow agent (“Escrow Agent”). Pursuant to the terms of the Loan Agreement, PCO executed promissory notes in the principal amounts of each maturity (or interest rate within a maturity), aggregating the principal amount of each series of Revenue Bonds, in favor of SOPA, which were assigned to the Revenue Bonds Trustee on October 7, 2020.

(in thousands) Bond Series	Term	Principal Amount	Interest Rate	Maturity Date
2020A	A2	$38,700	6.50%	December 1, 2030
2020A	A3	$168,480	7.00%	December 1, 2042
2020B	B2	$10,000	10.00%	December 1, 2027
2020C	C1	$10,000	13.00%	December 1, 2027

The proceeds of the Revenue Bonds and certain equity contributions were placed in various trust funds and non-interest-bearing accounts established and administered by the Revenue Bonds Trustee under the Revenue Bonds Indenture. Before each disbursement of amounts in the Project Fund (funded with equity and proceeds from the issuance of the Revenue Bonds) held by the Revenue Bonds Trustee, the Revenue Bonds Indenture

requires PCO to submit to the Revenue Bonds Trustee a requisition for funds to be disbursed outlining the specified purpose of the disbursement and substantiating the expenditure. All proceeds from the sale of the Revenue Bonds that were deposited to the Project Fund held by the Revenue Bonds Trustee under the Revenue Bonds Indenture have been spent pursuant to the terms of the Loan Agreement and the Revenue Bonds Indenture. Funds remaining in the trust accounts will be disbursed by the Revenue Bonds Trustee when certain conditions are met, and will be used to pay costs and expenditures related to the development and operation of the Ironton Facility, make required interest and principal payments (including sinking fund redemption amounts) and pay any premium, in certain circumstances required under the Revenue Bonds Indenture, to redeem the Revenue Bonds. A Mechanical Completion Certificate for the Phase II Facility was issued by the Denham-Blythe Company certifying that the requirements for Mechanical Completion under the Construction Contract had been achieved on April 24, 2023, which certification was accepted by PCO. While Phase II Facility has been deemed to be “mechanically complete” pursuant to the transaction documents, completion of the Project, as contemplated in the Guaranty, means the expiration of the twelfth month following the completion of thirty (30) consecutive days of full name plate operations of the Project following completion. Full nameplate operations on an annual basis is 107 million pounds per year.

In connection with its obligations under that certain Security Agreement dated as of October 7, 2020, between PCO, as debtor, and the Revenue Bonds Trustee, as secured party, entered into when the Revenue Bonds were issued (the “Security Agreement”), PCO must deliver consent and agreements (“Consents”) to the Revenue Bonds Trustee with respect to each agreement entered into in connection with the Project, each of which agreements is required under the Loan Agreement to be assigned to the Revenue Bonds Trustee. The forms of the Consents relating to a certain feedstock supply agreement from one supplier of feedstock to the Project (the “Supplier”) and from two purchasers of offtake from the Project (“Offtaker 2” and “Offtaker 3” and together with the Supplier, the “Counterparties”) delivered to the Revenue Bonds Trustee contained terms inconsistent with the form of the Consent required under the Security Agreement. On May 11, 2021, the Guaranty was amended and restated, executed by PCT LLC and delivered to the Revenue Bonds Trustee, which broadens the purposes for which draws by the Revenue Bonds Trustee on the Liquidity Reserve may be utilized, extends the period during which the Liquidity Reserve must be maintained, includes conditions that would permit a reduction in the amount of the Liquidity Reserve required to be maintained by PCT, and includes conditions precedent to the elimination of the requirement that PCT LLC replenish the Liquidity Reserve and to the termination of the Guaranty and the escrow agreement under which the Liquidity Reserve is held by the escrow agent (the “Escrow Agreement”), upon which termination, the balance of the Liquidity Reserve will be returned to PCT LLC. So long as there are any Series 2020A Bonds outstanding under the Revenue Bonds Indenture, the Guaranty and the Escrow Agreement will remain in place upon the conditions stated in the Guaranty.

The terms of the Guaranty are summarized as follows: The Liquidity Reserve shall be maintained in the amount of $50.0 million, subject to replenishment by PCT LLC until certain conditions stated in the Guaranty relating to the following have been met: (i) the completion of construction and acquisition of the Project (as set forth in the Guaranty), (ii) the payment of all Project costs, and (iii) the replacement of the assigned agreements of the Counterparties underlying the Consents which have expired or terminated, with one or more agreements between counterparties and PCO upon terms at least as favorable to PCO as the expired or terminated agreements of the Counterparties, (a) for which a Consent that conforms to the form of Consent required by the Security Agreement is executed by the counterparties and provided to the Revenue Bonds Trustee, (b) which, in the case of supply of feedstock to the Project, provide in the aggregate for the supply of at least the minimum and maximum volumes of feedstock meeting substantially similar feedstock specifications as the Supplier had committed to supply, and (c) which, in the case of purchase of offtake from the Project, provide in the aggregate for the purchase of the minimum and maximum volumes of offtake from the Project meeting substantially similar specifications as Offtaker 2 and Offtaker 3 had committed to purchase from PCO. When the conditions stated in (i), (ii) and (iii) above have been satisfied but so long as there are Series 2020A Bonds outstanding under the Revenue Bonds Indenture, the Escrow Agreement shall remain in place but the Liquidity Reserve amount shall be reduced to $25.0 million and PCT shall no longer be required to replenish the amount of the reduced Liquidity Reserve if and when disbursements are made therefrom. If the conditions of (i) and (ii) have been met but only a portion of the feedstock and offtake contracted for by the Counterparties, respectively, has been replaced under replacement agreements as aforesaid in (iii) above, then the Liquidity Reserve amount may be reduced only by the applicable proportion of the amounts stated in the Guaranty which evidence the intent of the parties of the amount of value representing the supply or offtake of the agreements of the Counterparties. When the conditions precedent of (i), (ii), and (iii) have been satisfied and there are no longer any Series 2020A Bonds then outstanding, then PCT LLC shall have no obligation to maintain the reduced Liquidity Reserve, the Guaranty and the Escrow Agreement shall terminate and the balance on deposit in the Liquidity Reserve escrow fund held by the escrow agent shall be returned to PCT LLC.

As long as any Series 2020A Bonds remain outstanding under the Revenue Bonds Indenture, upon the occurrence of an event of default under the Loan Agreement or Revenue Bonds Indenture, if the Revenue Bonds Trustee takes control of the Liquidity Reserve held by the escrow agent, such funds may be used for any purpose, including the payment of debt service on the Series 2020A Bonds, as may be determined by the Revenue Bonds Trustee or directed by a majority of the holders of the Series 2020A Bonds then outstanding.

The Revenue Bonds Indenture has been supplemented by seven supplemental indentures, which have amended, supplemented or otherwise modified certain terms of, among others, the Loan Agreement, the Revenue Bonds Indenture, the Guaranty, the Security Agreement and the Escrow Agreement, with the effect that the Completion Date for the Project has been extended to December 31, 2029, certain financial covenants have been amended or eliminated, the definition of Majority Holders, who hold Senior Bonds and have certain consent rights, has been amended, deposit balance requirements for certain funds held by the Revenue Bonds Trustee have been amended, funds on deposit in the Liquidity Reserve under the Escrow Agreement have been and may be disbursed to PCT LLC for the purpose of purchasing Revenue Bonds from Holders, the minimum amount of funds on deposit in the Liquidity Reserve has been reduced, and earnings on the Liquidity Reserve may be distributed to PCT LLC on a periodic basis.

On March 5, 2024, PCT LLC purchased $246,750,000 in aggregate principal amount of the Revenue Bonds Outstanding, of which $216,750,000 in aggregate principal amount were Senior Bonds, leaving only $2.8 million of the Senior Bonds held by other Holders. Selling Holders of those Revenue Bonds agreed to certain amendments to the transaction documents. Thereafter, PCT LLC has sold Revenue Bonds held by it in the aggregate principal amount of $158,745,000 to Qualified Institutional Buyers or Accredited Investors, resulting in sale proceeds of $130,350,800 to PCT LLC. One such purchaser of Revenue Bonds held by PCT LLC is Pure Plastic LLC (“Pure Plastic”). Together, Pure Plastic and PCT LLC hold $170,595,000 in aggregate principal amount of Senior Bonds, comprising 82.341% of the aggregate principal amount of Outstanding Senior Bonds and, therefore, Pure Plastic and PCT LLC are Majority Holders with certain consent rights. Pursuant to supplemental indentures consented to by Majority Holders since March 15, 2023, the Outside Completion Date for the Project has been extended to December 31, 2029; “Majority Holders” means (i) so long as any Senior Bonds are Outstanding, the Holders of not less than a majority in aggregate principal amount of the Senior Bonds then Outstanding, and (ii) if no Senior Bonds are Outstanding, the Holders of not less than a majority in aggregate principal amount of Revenue Bonds then Outstanding; additional supplemental indentures will require the consent of Holders of a majority in aggregate principal amount of Senior Bonds Outstanding; the Fiscal Year with respect to which certain financial covenants will first apply has been extended to Fiscal Year 2030; investment earnings and profits relating to the Liquidity Reserve may be distributed to PCT LLC periodically; the obligation of PCT LLC under the Guaranty to replenish the Liquidity Reserve has been eliminated; Liquidity Reserve deposits have been distributed to PCT LLC to pay a portion of the purchase price of Revenue Bonds from Holders; and the following financial covenants have been amended:

•

amending the definition of “Overall Coverage Requirement” to mean a ratio of at least 105% of (a) Net Income Available for Debt Service to (b) all obligations of PCO which are charges, liens, Indebtedness or encumbrances upon or payable from Gross Revenues, including but not limited to Senior Bonds, Parity Indebtedness and Subordinate Bonds, calculated at the end of each Fiscal Year, based upon Audited Financial Statements of PCT LLC;

•

amending the definition of “Senior Parity Coverage Requirement” to mean a Senior Debt Service Coverage Ratio equal to at least 125% for such Fiscal Year, calculated at the end of each Fiscal Year, based upon Audited Financial Statements of PCT LLC (Senior Debt Service Coverage Ratio means for any given period of time, the ratio of (a) Net Income Available for Debt Service to (b) the total of Maximum Annual Debt Service of the Senior Bonds and any Senior Parity Indebtedness, all as determined in accordance with GAAP.);

•

amending the “Days Cash on Hand Requirement” to mean not less than 60 Days Cash on Hand for such Fiscal Year, to be tested commencing with the Fiscal Year ended December 31, 2030, and annually thereafter;

•

requiring PCO to produce sufficient annual Gross Revenues in order to meet the Senior Parity Coverage Requirement, the Overall Coverage Requirement, and the Days Cash on Hand Requirement for each Fiscal Year, beginning with the Fiscal Year ended December 31, 2030;

•

providing that an event of default shall not be deemed to have occurred should PCO fail to comply with the Senior Parity Coverage Requirement, the Overall Coverage Requirement, or the Days Cash on Hand Requirement, beginning with the Fiscal Year ended December 31, 2030, so long as PCO engages an Independent Consultant to make recommendations to PCO to meet those requirements and the Independent Consultant confirms that PCO has substantially complied with such recommendations; provided, however, an event of default will exist if (a) the Senior Parity Coverage Ratio is less than 115% or if the Overall Coverage Requirement ratio is less than 100% for any Fiscal Year commencing with the Fiscal Year ended December 31, 2030, or (b) if PCO’s Days Cash on Hand is less than 30 Days Cash on Hand;

•

prohibiting PureCycle from making any distributions to its members prior to January 1, 2030, other than amounts due to PCT, its parent, pursuant to the Shared Services Agreement, by and among PCT, PCT Managed Services LLC (a subsidiary of PCT, and PCO, and then made only if, among other things, the Senior Parity Coverage Requirement, the Overall Coverage Requirement and the Days Cash on Hand Requirement are each satisfied with respect to the Fiscal Year prior to the date on which the distribution is made, and there shall remain after such distribution no less than 60 Days Cash on Hand;

•	including certain other customary default provisions; and

•

providing that the Senior Bonds Debt Service Reserve Requirement, the Subordinate Bonds Debt Service Reserve Requirement, and the Repair and Replacement Fund Requirement are $-0-, and providing that certain provisions in the Revenue Bonds Indenture and/or Loan Agreement, as applicable, relating to the funding and maintenance of the Senior Bonds Debt Service Reserve Fund, the Subordinate Bonds Debt Service Reserve Fund, and the repair and Replacement Fund are suspended until the effectiveness of an amendment to the Revenue Bonds Indenture, the Loan Agreement and/or any other applicable Financing Documents providing otherwise in accordance with the terms of the Revenue Bonds Indenture, the Loan Agreement, and such other applicable Financings Documents.

Description of Green Convertible Notes

On August 24, 2023, PCT completed a private offering of $250.0 million in aggregate principal amount at maturity of the Green Convertible Notes with a maturity of August 15, 2030. Interest is payable semi-annually in arrears on February 15 and August 15 of each year, and commenced on February 13, 2024. Each $1,000 principal amount at maturity of the Green Convertible Notes was issued at a price of $900. An amount equal to the difference between the issue price and the principal amount at maturity will accrete from the original issue date through August 15, 2027. The Green Convertible Notes are senior unsecured obligations of PCT. Entities affiliated with a greater than 5% beneficial owner of PCT purchased $50.0 million aggregate principal amount of the Green Convertible Notes.

In connection with the issuance of the Green Convertible Notes, PCT entered into an Indenture, dated August 24, 2023 (the “Green Convertible Notes Indenture”), with U.S. Bank Trust Company, National Association, as trustee. The Green Convertible Notes Indenture includes customary covenants and events of default, after which the Green Convertible Notes may be declared immediately due and payable.

Holders of the Green Convertible Notes may convert their notes at any time prior to the maturity date. PCT may choose to settle conversions in cash, shares of its common stock, or a combination of both. The initial conversion rate is 67.4764 shares of its common stock per $1,000 principal amount (equivalent to approximately $14.82 per share of its common stock). The conversion rate is subject to adjustment for certain events, and in specified circumstances before August 15, 2027, PCT may increase the conversion rate for holders who convert in connection with such events.

Holders of the Green Convertible Notes may require PCT to repurchase their notes on August 15, 2027 for cash at 100% of the principal amount at maturity, plus accrued and unpaid interest.

In addition, if PCT undergoes a fundamental change (as defined in the Green Convertible Notes Indenture), holders of the Green Convertible Notes may require PCT to repurchase their notes at a cash repurchase price equal to 100% of the accreted principal amount at maturity of the notes, plus accrued and unpaid interest.

PCT may redeem the Green Convertible Notes on or after August 20, 2025 for cash at 100% of the accreted principal amount at maturity, plus accrued and unpaid interest, if certain stock-price conditions are met. No sinking fund is provided for the Green Convertible Notes. The fair value of the Green Convertible Notes is classified within Level 3 of the fair value hierarchy due to the use of significant unobservable inputs.

The net proceeds from the Green Convertible Notes, excluding any offering expenses, were approximately $218.5 million, after deducting the initial purchaser’s discounts and fees paid to PCT’s financial advisor. PCT allocated a portion of the net proceeds to the financing and refinancing of recently completed and future Eligible Green Projects in the U.S. “Eligible Green Projects” means: investments in (i) acquisitions of buildings; (ii) building developments or redevelopments; (iii) renovations in existing buildings; and (iv) tenant improvement projects, in each case, that have received, or are expected to receive, in the three years prior to the issuance of the notes or during the term of the notes, a Leadership in Energy and Environmental Design (“LEED”) Silver, Gold or Platinum certification (or environmentally equivalent successor standards). Prior to issuing the Green Convertible Notes and as part of its overall business plan, PCT has focused on the value of the sustainability opportunities PureFive® resin offers to support expanding a circular economy. To pursue those opportunities, PCT purchased equipment and commissioned design services for PreP facilities that will enable it to advance circular economy adapted products, production technologies and processes, and/or research and development related to recycling waste polypropylene. PCT believes those legacy purchases and designs should complement PCT’s Eligible Green Projects development.

Description of Revolving Credit Facility

On March 15, 2023, we entered into the Revolving Credit Facility pursuant to the Revolving Credit Agreement, which matures on September 30, 2027. The Lenders and their affiliates are greater than 5% beneficial owners of the Company.

Borrowings under the Revolving Credit Agreement may be used for working capital, capital expenditures and other general corporate purposes.

Amounts outstanding under the Revolving Credit Agreement bear interest at a variable annual rate equal to Term SOFR (as defined in the Revolving Credit Agreement) in effect for such period plus an applicable margin. The applicable margin currently in effect is equal to 17.50%. The Company is also required to pay a commitment fee equal to 0.25% per annum based on the actual daily unused amount of the Revolving Credit Facility, payable quarterly. Subject to timely prior written notice and payment of breakage fees, if any, the Company may at any time and from time to time (i) terminate all or any portion of the commitments under the Revolving Credit Agreement and/or (ii) prepay all or any portion of any outstanding borrowings.

The Revolving Credit Agreement contains representations, covenants and events of default that are customary for financing transactions of this nature. Events of default in the Revolving Credit Agreement include, among others: (a) non-payment of principal, interest, fees or other amounts; (b) default of specific covenants; (c) breach of representations and warranties; (d) cross-defaults to other indebtedness in an amount greater than $1 million, subject to certain exceptions; (e) bankruptcy and insolvency proceedings; (f) inability to pay debts or attachment; (g) judgments; and (h) change of control. Upon the occurrence of an event of default, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders (as defined in the Revolving Credit Agreement) terminate the loan commitments, accelerate all loans and exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Revolving Credit Agreement and the other loan documents.

Amounts outstanding under the Revolving Credit Agreement are guaranteed by the Revolving Credit Facility Guarantors, and are secured by a security interest in substantially all of the assets of the Company and PureCycle Augusta, LLC. Any majority- owned direct or indirect subsidiaries of the Company formed after the closing date of the Revolving Credit Facility will also be required to guaranty the obligations under the Revolving Credit Agreement and grant security interests in substantially all of their respective assets.

On June 10, 2026, we further amended the Revolving Credit Agreement to, among other things, (i) permit this offering and the Concurrent Stock Offering and (ii) remove as secured obligations certain obligations in respect of the Company’s Series A Preferred Stock, Series C Warrants and Pre-Funded Warrants, in each case, owed by the affiliated investors.

Description of Financial Assurance

PCT holds a surety bond in the amount of $8.0 million as of March 31, 2026 to provide financial assurance related to its performance under a certain vendor contract, which expires at the earlier of satisfaction of the obligation, termination of the related vendor contract, or December 31, 2026 (subject to renewal within one year).

THE CONCURRENT TRANSACTIONS

Concurrently with this offering, we are conducting an underwritten public offering of $145.0 million of shares of our common stock (or up to $163.75 million of shares of our common stock if the underwriters in the Concurrent Stock Offering exercise their option to purchase additional shares in full) pursuant to a separate prospectus supplement.

In addition, concurrently with the pricing of the notes in this offering, we expect to enter into privately negotiated transactions to repurchase for cash approximately $   million in aggregate principal amount at maturity of the Green Convertible Notes (including $   million in aggregate principal amount at maturity of the Green Convertible Notes held by the affiliated investors) for approximately $   million (including $   million payable to the affiliated investors).

The terms of each Note Repurchase Transaction will depend on a variety of factors. No assurance can be given as to how much, if any, of the Green Convertible Notes will be repurchased or the terms on which they will be repurchased. Neither the completion of this offering nor the Concurrent Stock Offering is contingent on the completion of the other or the Note Repurchase Transactions. No assurance can be given that the Concurrent Stock Offering will be completed on the terms described herein or at all. This prospectus supplement does not constitute an offer to sell, or the solicitation of an offer to buy, any shares of our common stock in the Concurrent Stock Offering.

After giving effect to the Note Repurchase Transactions, approximately $  million aggregate principal amount at maturity of the Green Convertible Notes are expected to remain outstanding.

In connection with any Note Repurchase Transaction, we expect that the hedged holders will unwind all or part of their hedge positions by buying shares of our common stock, including pursuant to the Concurrent Stock Offering, and/or entering into or unwinding various derivative transactions with respect to our common stock. The amount of our common stock to be purchased by the hedged holders or in connection with such derivative transactions may be substantial in relation to the historic average daily trading volume of our common stock. This activity by the hedged holders could increase (or reduce the size of any decrease in) the market price of our common stock, including concurrently with the pricing of the notes, which could result in a higher effective conversion price for the notes. We cannot predict the magnitude of such market activity or the overall effect it will have on the price of the notes offered hereby or our common stock. See the caption “Risk Factors—Risks Related to the Notes and This Offering—Any repurchases of the Green Convertible Notes may affect the value of the notes and our common stock.”

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain U.S. federal income tax considerations of the purchase, ownership, disposition and conversion of notes and ownership and disposition of the common stock into which the notes may be converted. This summary is based upon the current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), applicable U.S. Treasury Regulations, administrative rulings and judicial decisions, all in effect as of the date hereof, any of which may subsequently be changed, possibly retroactively, so as to result in U.S. federal income tax consequences different from those discussed below. We have not sought, and will not seek, any ruling from the Internal Revenue Service (the “IRS”) or any opinion of counsel with respect to the tax consequences discussed herein, and there can be no assurance that the IRS will not take a position contrary to the tax consequences discussed herein or that any position taken by the IRS would not be sustained by a court.

Except where noted, this summary addresses only a note or common stock held as a capital asset by a beneficial owner who purchased the note on original issuance at its “issue price” (generally, the first price at which a substantial portion of the notes is sold for cash to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). This summary does not address the effects of any state, local, estate, gift or non-U.S. tax laws or the potential application of the income accrual rules set forth in Section 451(b) of the Code. This summary does not address all aspects of U.S. federal income taxes relevant to investors, nor does it address all tax consequences that may be relevant to such investors in light of their personal circumstances or particular situations, such as tax consequences to:

•

investors who may be subject to special tax treatment, including dealers in securities, banks, financial institutions, regulated investment companies, real estate investment trusts, tax-exempt entities, insurance companies, tax-deferred or other retirement accounts, controlled foreign corporations, passive foreign investment companies, subchapter S corporations or traders in securities that elect to use a mark-to- market method of tax accounting for their securities;

•

persons holding notes or common stock as a part of an integrated or conversion transaction or a straddle, or persons deemed to sell notes or common stock under the constructive sale provisions of the Code;

•	investors who are former citizens or long-term residents of the United States;

•	investors subject to any alternative minimum tax provisions of the Code;

•	U.S. holders (as defined below) whose “functional currency” is not the U.S. dollar;

•

investors that participate in the Concurrent Stock Offering, and holders or beneficial owners of the Green Convertible Notes that are exchanged, repurchased or redeemed with the proceeds from this offering or the Concurrent Stock Offering; and

•	investors that are entities or arrangements treated as partnerships or other pass-through entities for U.S. federal income tax purposes and the partners or owners thereof.

If an entity or arrangement that is treated as a partnership for U.S. federal income tax purposes holds notes or common stock, the tax treatment of a partner or member generally will depend upon the status of the partner or member and the activities of the entity or arrangement. If you are a partner or member in such an entity or arrangement holding the notes or common stock, you should consult your tax advisors regarding the U.S. federal income tax considerations applicable to you.

If you are considering the purchase of notes, you should consult your tax advisor concerning the U.S. federal income tax consequences to you in light of your specific situation, as well as consequences arising under the laws of any other taxing jurisdiction.

As used herein, a “U.S. holder” is a beneficial owner of a note or common stock received upon conversion of a note that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•

a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust, if it (i) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

A “non-U.S. holder” is a beneficial owner of a note or common stock received upon conversion of a note that is (i) a foreign corporation, (ii) a nonresident alien individual, or (iii) a foreign estate or trust that in each case is not subject to U.S. federal income tax on a net-income basis on income or gain from a note or share of common stock. Special rules may apply to certain non-U.S. holders such as corporations that accumulate earnings to avoid U.S. federal income tax. Consequently, non-U.S. holders should consult their tax advisors to determine the U.S. federal, state, local, non-U.S. and other tax consequences that may be relevant to them in light of their particular circumstances.

Consequences to U.S. Holders

Interest on the Notes

The stated interest on the notes will be taxed as ordinary interest income that is included in a U.S. holder’s gross income in accordance with the U.S. holder’s regular method of accounting for U.S. federal income tax purposes. It is anticipated, and this discussion assumes, that the notes will be issued with less than a de minimis amount of original issue discount for U.S. federal income tax purposes.

Additional Payments

In certain circumstances, we may pay additional interest on the notes in excess of the stated interest on the notes. See the caption “Description of Notes—Events of Default.” According to the applicable U.S. Treasury Regulations, certain contingencies will not cause a debt instrument to be treated as a contingent payment debt instrument if such contingencies, as of the date of issuance, are “remote or incidental” or certain other circumstances apply. We believe that there is only a remote possibility that we would be required to pay additional interest, or that if such additional interest were required to be paid, it would be an incidental amount, We believe, and intend to take the position that, the possibility of such additional payments will not cause the notes to be treated as contingent payment debt instruments under the applicable U.S. Treasury Regulations. However, there is no authority that directly addresses notes with terms identical to these notes. Assuming such position is respected, a U.S. holder would be required to include in income the amount of any such additional payments at the time such payments are received or accrued, in accordance with such U.S. holder’s method of accounting for U.S. federal income tax purposes. Our position is binding on a U.S. holder, unless the U.S. holder discloses in the proper manner to the IRS that it is taking a different position. If the IRS successfully challenged our position, and the notes were treated as contingent payment debt instruments, U.S. holders would be required to accrue interest income at a rate higher than the notes’ stated interest rate, regardless of the U.S. holder’s method of accounting, and to treat as ordinary income, rather than capital gain, any gain recognized on a sale, exchange, redemption, repurchase or other taxable disposition of a note (including all gain realized upon conversion, even if the U.S. holder receives shares of our common stock). This discussion assumes that the notes will not be considered contingent payment debt instruments. U.S. holders are urged to consult their tax advisors regarding the potential application to the notes of the contingent payment debt instrument rules and the consequences thereof.

Sale, Exchange, Redemption, Repurchase or Other Taxable Disposition of Notes

Except as provided below under “—Conversion of Notes,” a U.S. holder generally will recognize gain or loss upon the sale, exchange, redemption, repurchase or other taxable disposition of a note (including an exchange with a designated financial institution in lieu of conversion, as described under “Description of Notes—Conversion Rights— Exchange in Lieu of Conversion”) equal to the difference between the amount realized (less accrued but unpaid interest, which will be treated as described above under “—Interest on the Notes”) and such U.S. holder’s adjusted tax basis in the note. A U.S. holder’s adjusted tax basis in a note generally will be: (i) the amount that the U.S. holder paid for the note, plus (ii) the amount, if any, included in income by the U.S. holder on an adjustment to the conversion rate of the note, as described below under “—Constructive Distributions,” reduced by (iii) any cash payments received on the notes other than stated interest. Any gain or loss recognized on a taxable disposition of a note will generally be capital gain or loss. If, at the time of the sale, exchange, redemption, repurchase or other taxable disposition of a note, a U.S. holder held the note for more than one year, such gain or loss generally will be long-term capital gain or loss. Otherwise, such gain or loss will be short-term capital gain or loss. In the case of certain non-corporate U.S. holders (including individuals), long-term capital gains are generally eligible for a reduced rate of U.S. federal income tax. A U.S. holder’s ability to deduct capital losses may be limited.

Conversion of Notes

If a U.S. holder presents a note for conversion, the U.S. holder may receive solely cash, solely common stock, or a combination of cash and common stock in exchange for the note, depending upon our chosen settlement method.

If a U.S. holder receives solely cash in exchange for a note upon conversion, the U.S. holder’s gain or loss will be determined in the same manner as if the U.S. holder disposed of the notes in a taxable disposition (as described above under “—Sale, Exchange, Redemption, Repurchase or Other Taxable Disposition of Notes”).

If a U.S. holder receives solely common stock (and cash in lieu of any fractional share) in exchange for a note upon conversion, the U.S. holder generally will not recognize any income, gain or loss on the conversion, except with respect to cash received in lieu of a fractional share of common stock (which could give rise to capital gain or loss, as described below) and any common stock attributable to accrued but unpaid interest not yet included in gross income (which will be treated as described above under “—Interest on the Notes”), and subject to the discussion in the section titled “—Constructive Distributions” below regarding the possibility that an adjustment to the conversion rate of a note converted in connection with a make-whole fundamental change or during a redemption period may be treated as a taxable stock dividend. The U.S. holder’s aggregate tax basis in the common stock (including any fractional share for which cash is paid, but excluding shares attributable to accrued but unpaid interest not yet included in gross income) will equal the U.S. holder’s adjusted tax basis in the note. A U.S. holder’s tax basis in a fractional share of our common stock will be determined by allocating such holder’s tax basis in the shares of our common stock, as determined in accordance with the previous sentence, between the shares of our common stock actually received and the fractional share of our common stock deemed received upon conversion, in accordance with their respective fair market values. The U.S. holder’s holding period in the common stock (other than shares attributable to accrued but unpaid interest not yet included in gross income) will include the holding period in the note. A U.S. holder’s tax basis in common stock attributable to such accrued interest will equal its fair market value on the date of receipt and the holding period for such stock will commence on the day after the date of receipt.

As described below under “—Treatment as a Recapitalization,” the tax treatment of a conversion of a note into cash and common stock is uncertain and subject to different characterizations, and U.S. holders should consult their tax advisors regarding the consequences of such a conversion.

Treatment as a Recapitalization

If the note constitutes a “security” for U.S. federal income tax purposes, common stock and cash received by a U.S. holder in exchange for a note upon conversion (subject to the discussion in “—Exchange in Lieu of Conversion” below) generally will be treated as received in a recapitalization for U.S. federal income tax purposes. The term “security” is not defined in the Code or in the Treasury Regulations and has not been clearly defined by judicial decisions. An instrument is a “security” for these purposes if, based on all the facts and circumstances, the instrument constitutes a meaningful investment in the issuer of the instrument. Although there are a number of factors that may affect the determination of whether a debt instrument is a “security,” one of the most important factors is the original term of the instrument, or the length of time between the issuance of the instrument and its maturity. In general, instruments with an original term of more than ten years are likely to be treated as “securities,” and instruments with an original term of less than five years generally have not been treated as “securities.” However, the convertibility of a debt instrument into stock of the issuer may support treatment as a “security” because of the possible equity participation in the issuer. For purposes of this discussion, we assume that the notes are securities for U.S. federal income tax purposes.

If the note is a “security” and the conversion of the note into cash and common stock is a recapitalization, gain, but not loss (other than in the case of receipt of cash in lieu of fractional shares), would be recognized by the U.S. holder equal to the excess of the fair market value of our common stock and cash received (other than amounts attributable to accrued but unpaid interest not yet included in gross income, which will be treated as described above under “—Interest on the Notes”) over the U.S. holder’s adjusted tax basis in the note, but in no event would the gain recognized exceed the amount of cash received (excluding any cash received in lieu of a fractional share or attributable to accrued but unpaid interest not yet included in gross income). Any gain recognized by a U.S. holder on conversion of a note generally would be capital gain and generally would be long-term capital gain if, at the time of the conversion, the note has been held for more than one year. The amount of gain or loss recognized on the receipt of cash in lieu of a fractional share would be equal to the difference between the amount of cash received in lieu of a fractional share and the portion of the U.S. holder’s tax basis in our common stock received that is allocable to the fractional share, as described in the prior paragraph.

The tax basis of our common stock received upon such a conversion (including any fractional share deemed to be received by the U.S. holder, but excluding any common stock attributable to accrued but unpaid interest not yet included in gross income, the tax basis of which would equal its fair market value) would be equal to the adjusted tax basis of the note that was converted, reduced by the amount of any cash received (excluding cash received in lieu of a fractional share or attributable to accrued but unpaid interest not yet included in gross income), and increased by the amount of gain, if any, recognized (other than gain recognized on any cash received with respect to a fractional share). A U.S. holder’s holding period for common stock would include the period during which the U.S. holder held the note, except that the holding period of any common stock received with respect to accrued but unpaid interest not yet included in gross income would commence on the day after receipt.

Alternative Treatment as Part Conversion and Part Redemption.

Under an alternative characterization, upon the conversion of a note into part cash and part common stock (excluding an exchange with a designated financial institution in lieu of conversion, as described under “Description of Notes—Conversion Rights—Exchange in Lieu of Conversion,” which would be taxable as described above under “—Sale, Exchange, Redemption, Repurchase or Other Taxable Disposition of Notes”), the cash payment received may be treated as proceeds from the sale of a portion of the note and taxed in the manner described above under “—Sale, Exchange, Redemption, Repurchase or Other Taxable Disposition of Notes,” in which case our common stock received on such a conversion would be treated as received upon a conversion of the other portion of the note, which generally would not be taxable to a U.S. holder, except to the extent of any common stock received with respect to accrued but unpaid interest not yet included in gross income, subject to the discussion in the section titled “—Constructive Distributions” below regarding the possibility that an adjustment to the conversion rate of a note converted in connection with a make-whole fundamental change or during a redemption period may be treated as a taxable stock dividend. In that case, the U.S. holder’s adjusted tax basis in the note would generally be allocated pro rata between the portion of the note surrendered in exchange for common stock and the portion of the note surrendered in exchange for cash received based on the relative fair market value of our common stock and the cash received. The U.S. holder’s tax basis in the common stock will be equal to the tax basis of that portion of the note surrendered in exchange for such common stock, except that a U.S. holder’s tax basis in common stock attributable to such accrued interest will equal its fair market value on the date of receipt. The holding period for our common stock received in the conversion would include the holding period for the portion of the note surrendered in exchange for such common stock, except that the holding period for any common stock received with respect to accrued but unpaid interest not yet included in gross income would commence on the day after receipt.

Exchange in Lieu of Conversion

As described under “Description of Notes—Conversion Rights—Exchange in Lieu of Conversion,” we may direct the notes to be offered to a financial institution for exchange in lieu of conversion. In this case, if a U.S. holder surrenders its notes for conversion, and the designated financial institution accepts the notes and delivers common stock and/or cash in exchange for the notes, the U.S. holder will be taxed on the transfer as if it were a sale or exchange of the notes, as described above under “—Sale, Exchange, Redemption, Repurchase or Other Taxable Disposition of Notes.” In such case, the U.S. holder’s tax basis in any shares of our common stock it receives will equal their fair market value on the date of the exchange, and the U.S. holder’s holding period in the shares of our common stock it receives will begin the day after the date of the exchange. U.S. holders are urged to consult their tax advisors regarding the tax treatment of an exchange in lieu of conversion.

Constructive Distributions

The conversion rate of the notes is subject to adjustment in certain circumstances. Under Section 305(c) of the Code, certain adjustments (or failures to make adjustments) in the conversion rate of the notes that have the effect of increasing a U.S. holder’s proportionate interest in our assets or earnings and profits may result in a constructive distribution to the U.S. holder for U.S. federal income tax purposes equal to the value of such increase even though the U.S. holder has not received any cash or property as a result of such adjustments. However, adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing the dilution of the interest of the U.S. holders of the notes generally will not be deemed to result in a constructive distribution. Certain of the possible conversion rate adjustments provided in the notes (including, without limitation, upon the payments of cash distributions to holders of common stock or in connection with a make-whole fundamental change or notice of redemption) will not qualify as being pursuant to a bona fide reasonable adjustment formula. If such adjustments are made, depending on the facts at the time, including whether we have paid in the past or will pay in the future distributions on our stock or interest on other convertible debt (including the Green Convertible Notes), a U.S. holder may be deemed to have received a distribution even though it has not received any cash or property because of such adjustments. Any constructive distribution would be taxable as a dividend, return of capital, or capital gain in accordance with rules regarding distributions on stock described in “Distributions” below. It is not clear whether a constructive dividend deemed paid would be eligible for the preferential rates of U.S. federal income tax applicable to certain dividends paid to non-corporate U.S. holders. It is also not clear whether corporate U.S. holders would be entitled to claim the dividends-received deduction with respect to any such constructive dividends.

We are currently required to report the amount of any deemed distributions on our website or to the IRS and to holders of notes not exempt from information reporting. The proposed U.S. Treasury Regulations addressing the amount and timing of deemed distributions, obligations of withholding agents and filing and notice obligations of issuers, if adopted as proposed, generally would provide that (i) the amount of a deemed distribution is the excess of the fair market value of the right to acquire stock immediately after the conversion adjustment over the fair market value of the right to acquire stock without the adjustment, (ii) the deemed distribution occurs at the earlier of the date the adjustment occurs under the terms of the note and the date of the actual distribution of cash or property that results in the deemed distribution, (iii) subject to certain limited exceptions, a withholding agent is required to impose any applicable withholding on deemed distributions and, if there is no associated cash payment, may withhold the required amounts from payments on the notes (or, in some circumstances, any payments on our common stock) or sales proceeds received by or other funds or assets of an investor, and (iv) we are required to report the amount of any deemed distributions on our website or to the IRS and to all holders of notes (including holders of notes that would otherwise be exempt from information reporting). The final U.S. Treasury Regulations will be effective for deemed distributions occurring on or after the date of adoption, but holders of notes and withholding agents may rely on the proposed U.S. Treasury Regulations prior to that date under certain circumstances.

Distributions

Distributions, if any, made on our common stock received upon conversion of a note, other than certain pro rata distributions of common shares, generally will be included in a U.S. holder’s income as ordinary dividend income to the extent of our current or accumulated earnings and profits. Distributions in excess of our current and accumulated earnings and profits will be treated as a tax-free return of capital to the extent of a U.S. holder’s tax basis in our common stock and thereafter as capital gain from the sale or exchange of such common stock. Dividends received by a corporate U.S. holder may be eligible for a dividends-received deduction, subject to applicable limitations. Dividends received by certain non-corporate U.S. holders (including individuals) are generally taxed at the lower applicable long-term capital gains rates, provided certain holding period and other requirements are satisfied.

Sales or Other Taxable Dispositions of Common Stock

Upon sales or other taxable dispositions of our common stock, a U.S. holder generally will recognize gain or loss equal to the difference between the amount realized and the U.S. holder’s tax basis in our common stock. Any gain or loss recognized on a taxable disposition of common stock generally will be capital gain or loss. Such capital gain or loss will be long-term capital gain or loss if a U.S. holder’s holding period at the time of the sale or other taxable disposition of our common stock is more than one year. Long-term capital gains recognized by certain non-corporate U.S. holders (including individuals) are generally eligible for a reduced rate of U.S. federal income tax. The deductibility of capital losses is subject to limitations.

Possible Effect of the Change in Conversion Consideration after a Change in Control

In the event we undergo certain of the events described above under the captions “Description of Notes—Conversion Rights—Recapitalizations, Reclassifications and Changes of our Common Stock,” and “Description of Notes—Consolidation, Merger and Sale of Assets,” the conversion rate and the related conversion consideration may be adjusted such that a U.S. holder would be entitled to convert its notes into the shares, property or assets other than our common stock described in such sections. Depending on the circumstances, such an adjustment could result in a deemed taxable exchange of the notes to a U.S. holder, and the modified notes could be treated as newly issued at that time, potentially resulting in the recognition of taxable gain or loss. Furthermore, depending on the circumstances, the U.S. federal income tax consequences of the exchange or conversion of the notes and of the ownership of the notes and the shares of our common stock may be different from the U.S. federal income tax consequences addressed in this discussion.

Medicare Tax

Certain U.S. holders who are individuals, estates or trusts and whose income exceeds certain thresholds are subject to an additional 3.8% unearned income Medicare contribution tax on an amount up to their “net investment income” (undistributed “net investment income” in the case of an estate or trust). A U.S. holder’s net investment income generally will include interest received with respect to the notes, net gains from the disposition of the notes, dividends with respect to the shares of common stock into which the notes are converted or net gains from the disposition of such shares. U.S. holders are urged to consult their tax advisors regarding the applicability of the unearned income Medicare contribution tax to their income and gains in respect of their investment in the notes.

Consequences to Non-U.S. Holders

Interest on the Notes

Subject to the discussions below under “—Information Reporting and Backup Withholding—Non-U.S. Holders,” and “—Information Reporting and Backup Withholding—Foreign Account Tax Compliance Act or FATCA,” the 30% U.S. federal withholding tax will not be applied to any payment of interest on a note to a non-U.S. holder that is not effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States, provided that:

•

the non-U.S. holder does not actually or constructively (pursuant to the conversion feature or otherwise) own 10% or more of the total combined voting power of all classes of our stock that are entitled to vote (including our common stock into which the notes are convertible);

•	the non-U.S. holder is not a controlled foreign corporation that is related to us (actually or constructively) through stock ownership; and

•

the non-U.S. holder (a) provides its name and address, and certifies, under penalties of perjury, that it is not a U.S. person (which certification may be made on an IRS Form W-8BEN, IRS Form W-8BEN-E or other applicable Form W-8) or (b) holds the notes through certain foreign intermediaries and the non-U.S. holder and the foreign intermediaries satisfy the certification requirements of applicable U.S. Treasury Regulations.

If a non-U.S. holder cannot satisfy the requirements described above, payments of interest will be subject to the 30% U.S. federal withholding tax, unless the non-U.S. holder provides the applicable withholding agent with a properly executed (i) IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable Form W-8) claiming an exemption from or reduction in withholding under an applicable income tax treaty or (ii) other applicable IRS Form W-8 providing that payments of interest with respect to the notes is not subject to withholding tax. If a non-U.S. holder is engaged in a trade or business in the United States and interest on a note is effectively connected with the conduct of that trade or business and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base, then (although the non-U.S. holder will be exempt from the 30% withholding tax (or lesser rate under an applicable income tax treaty) provided the certification requirements discussed above are satisfied) the non-U.S. holder will be subject to U.S. federal income tax on payments of that interest on a net income basis generally in the same manner as if the non-U.S. holder were a U.S. holder (see the caption “—Consequences to U.S. Holders—Interest on the Notes” above). In addition, if the non-U.S. holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or lesser rate under an applicable income tax treaty) of its earnings and profits for the taxable year, subject to adjustments, that are effectively connected with its conduct of a trade or business in the United States.

Dividends and Constructive Distributions

Any dividends paid to a non-U.S. holder with respect to common stock (and any deemed dividends resulting from certain adjustments, or failures to make adjustments, to the conversion rate of the notes, as described above under “—Consequences to U.S. Holders—Constructive Distributions”) will be subject to U.S. withholding tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business in the United States and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment or fixed base, are not subject to the withholding tax, but instead are subject to U.S. federal income tax on a net income basis at applicable graduated individual or corporate tax rates (see the caption “—Consequences to U.S. Holders—Distributions” above). Certain certification and disclosure requirements must be complied with in order for effectively connected income to be exempt from withholding. Any such effectively connected income received by a foreign corporation may, under certain circumstances, be subject to a branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. Any applicable withholding taxes (including backup withholding) with respect to deemed dividends may be withheld from interest and payments upon conversion, repurchase or maturity of the notes, or, if any withholding taxes (including backup withholding) are paid on behalf of a non-U.S. holder, those withholding taxes may be withheld from payments of cash or delivery of shares of common stock, if any, in respect of the notes (or, in some circumstances, any payments on our common stock) or sales proceeds payable to, or other funds or assets of, such non-U.S. holder.

A non-U.S. holder of common stock that wishes to claim the benefit of an applicable income tax treaty is required to satisfy applicable certification and other requirements. If a non-U.S. holder is eligible for an exemption from or a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty, it may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Sale, Exchange, Conversion or Other Taxable Dispositions of Notes or Common Stock

Subject to the discussion below under “—Information Reporting and Backup Withholding—Non-U.S. Holders,” and “—Information Reporting and Backup Withholding—Foreign Account Tax Compliance or FATCA,” any gain recognized by a non-U.S. holder on the sale, exchange (including an exchange with a designated financial institution in lieu of conversion, as described under “Description of Notes—Conversion Rights—Exchange in Lieu of Conversion”), conversion of a note into cash, common stock, or into a combination of cash and stock or other taxable disposition of a note or common stock will not be subject to U.S. federal income tax unless:

•

the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment);

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition, and certain other conditions are met; or

•

we are or have been a “U.S. real property holding corporation” (a “USRPHC”) for U.S. federal income tax purposes during the shorter of the non-U.S. holder’s holding period or the 5-year period ending on the date of disposition of the note or common stock, as the case may be, and certain other conditions are met.

If you are a non-U.S. holder and you realize gain described in the first bullet point above, you will be subject to tax at regular graduated U.S. federal income tax rates on the net gain derived from the sale, exchange, conversion or other taxable disposition of a note or common stock, generally in the same manner as if you were a U.S. holder (see the caption “—Consequences to U.S. Holders—Sale, Exchange, Redemption, Repurchase or Other Taxable Disposition of Notes” and “—Consequences to U.S. Holders—Sales or Other Taxable Dispositions of Common Stock” above), and, if you are a foreign corporation, you additionally may be subject to a branch profits tax equal to 30% of your effectively connected earnings and profits, or at such lower rate as may be specified by an applicable income tax treaty. If you are described in the second bullet point above, you will be subject to a flat 30% tax (or lower applicable income tax treaty rate) on the gain recognized on the sale, exchange, conversion or other taxable disposition of a note or common stock (which gain may be offset by certain U.S.-source capital losses), even though you are not otherwise considered a resident of the United States.

With respect to the third bullet point above, a U.S. corporation generally is a USRPHC if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. We believe that we are not currently and will not become a USRPHC. However, no assurance can be given that we are not or will not become a USRPHC in the future, because the determination of whether we are a USRPHC depends on the fair market value of our United States real property interests relative to the fair market value of our other business assets. If we are or become a USRPHC, subject to the next two paragraphs, a non-U.S. holder generally will be taxed on gain recognized on the sale, exchange or other taxable disposition of the notes (including a conversion of the notes into shares of our common stock) or shares of our common stock in the same manner as if such non-U.S. holder were a United States person (subject to an applicable income tax treaty providing otherwise) and/or a 15% withholding tax will apply to the gross proceeds from the sale, exchange or other taxable disposition of the notes (including a conversion of notes into shares of our common stock) or shares of our common stock.

Even if we are or become a USRPHC, in the case of a disposition of the notes, a non-U.S. holder generally will not be subject to U.S. federal income tax with respect to such gain as a result of us being or having been a USRPHC if either (i) our common stock continues to be “regularly traded on an established securities market,” as defined by applicable Treasury Regulations, the notes are not regularly traded on an established securities market, and the fair market value of the notes owned, directly or constructively (by application of certain attribution rules), by the non-U.S. holder on any date the non-U.S. holder acquired the notes did not exceed the fair market value of 5% of our outstanding common stock, or (ii) our common stock continues to be regularly traded on an established securities market, the notes are considered regularly traded on an established securities market, and, at all times during the shorter of (a) the five-year period preceding the disposition date and (b) the non-U.S. holder’s holding period for such notes, the non-U.S. holder owns, directly or constructively (by application of certain attribution rules), no more than 5% of the outstanding notes.

Even if we are or become an USRPHC, in the case of a disposition of our common stock, if and so long as our common stock continues to be regularly traded on an established securities market, a non-U.S. holder generally will not be subject to U.S. federal income tax with respect to such gain as a result of us being or having been a USRPHC if such non-U.S. holder held, directly or constructively (by application of certain attribution rules), at all times during the shorter of the five-year period ending on the date of disposition or the non-U.S. holder’s holding period for the common stock, 5% or less of our outstanding common stock.

Our common shares are currently listed on the Nasdaq and we believe that, for as long as our common shares continue to be so listed, our common shares will be treated as “regularly traded on an established securities market.” Non-U.S. holders should consult their tax advisors regarding the possibility that a sale, exchange or other taxable disposition of the notes (including a conversion of the notes into shares of our common stock) or shares of our common stock may be subject to U.S. federal income taxation and withholding if we are or become a USRPHC.

Any amounts (including common stock) that a non-U.S. holder receives on a sale, exchange, conversion or other taxable disposition of a note that are attributable to accrued but unpaid interest will be subject to U.S. federal income tax in accordance with the rules described above under “—Interest on the Notes.”

Information Reporting and Backup Withholding

U.S. Holders

Information reporting requirements generally will apply to payments of interest (including additional interest, if any), deemed dividends on the notes, dividends on our common stock, and the proceeds of a sale of a note or common stock paid to a U.S. holder, unless the U.S. holder is an exempt recipient and, if requested, certifies as to that status. Backup withholding generally will apply to those payments if the U.S. holder fails to provide an appropriate certification with its correct taxpayer identification number or certification of exempt status. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Non-U.S. Holders

Generally, the amount of interest (including additional interest, if any) and deemed dividends on the notes, if any, and dividends on our common stock paid to non-U.S. holders and the amount of tax, if any, withheld with respect to those payments must be reported annually to the IRS and to the non-U.S. holders. Copies of the information returns reporting such interest, deemed dividends, dividends and withholding may also be made available to the tax authorities in a country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty. In general, a non-U.S. holder will not be subject to backup withholding with respect to payments of interest or deemed dividends on a note or dividends on our common stock, provided the statement described above in the last bullet point under “—Consequences to Non-U.S. Holders—Interest on the Notes” has been received or the non-U.S. holder otherwise establishes an exemption. In addition, a non-U.S. holder will be subject to information reporting and, depending on the circumstances, backup withholding with respect to payments of the proceeds of the sale of a note or common stock conducted within the United States or through certain U.S.-related financial intermediaries, unless the statement described above has been received or the non-U.S. holder otherwise establishes an exemption. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS.

Foreign Account Tax Compliance Act or FATCA

Legislation incorporating provisions commonly referred to as FATCA imposes a withholding tax on certain types of payments made to “foreign financial institutions” and certain other “non-financial foreign entities” as defined in the Code and applicable Treasury Regulations. The legislation, together with Treasury Regulations issued thereunder, generally imposes a 30% withholding tax on certain payments made to a foreign financial institution or to a non-financial foreign entity (whether as beneficial owner or intermediary), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner and such entity meets certain other specified requirements, or (3) an exemption applies.

Subject to the following sentence, if the payee is a foreign financial institution and an exemption does not apply, it must enter into an agreement with the U.S. Treasury requiring, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements. Foreign financial institutions and such other foreign entities located in jurisdictions that have entered into an “intergovernmental agreement” with the United States regarding FATCA may be subject to different rules.

The Code generally provides that FATCA withholding applies to payments of interest, deemed dividends on our notes, dividends on our common stock and gross proceeds from the sale or other disposition of our notes or common stock. However, currently proposed Treasury Regulations provide that FATCA withholding does not apply to gross proceeds from the disposition of the notes or our common stock. Pursuant to the preamble to the proposed Treasury Regulations, we and any other applicable withholding agent may (but are not required to) rely on this proposed change to FATCA withholding until final regulations are issued or the proposed regulations are withdrawn.

We will not pay any additional amounts to holders in respect of any amounts withheld, including pursuant to FATCA. Holders should consult their tax advisors regarding the application of FATCA.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase and holding of the notes and any common stock received upon conversion by (i) “employee benefit plans” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) that are subject to Part 4 of Title I of ERISA, (ii) plans, including individual retirement accounts (“IRAs”) and other arrangements that are subject to the prohibited transaction provisions of Section 4975 of the Code, or provisions under any other U.S. or non-U.S. federal, state, local or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), and (iii) entities whose underlying assets are considered to include the assets of any of the foregoing described in clauses (i) and (ii), pursuant to ERISA or otherwise (each of the foregoing described in clauses (i), (ii) and (iii) referred to herein as a “Plan”). This summary is based on provisions of ERISA and the Code, each as amended through the date of this prospectus supplement, and the relevant regulations, opinions and other authority issued by the U.S. Department of Labor and the IRS. We cannot assure you that there will not be adverse tax or labor decisions or legislative, regulatory or administrative changes that would significantly modify the statements expressed herein. Any such changes may apply to transactions entered into prior to the date of their enactment or issuance.

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (a “Covered Plan”) and prohibit certain transactions involving the assets of a Covered Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such a Covered Plan or the management or disposition of the assets of such a Covered Plan, or who renders investment advice for a fee or other compensation to such a Covered Plan, is generally considered to be a fiduciary of the Covered Plan.

In considering an investment in the notes or any common stock received upon the conversion of the notes of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Each Plan should consider the fact that none of the Company, U.S. Bank Trust Company, National Association, as trustee, or the underwriter, or any of their respective affiliates will act as a fiduciary to any Plan with respect to the decision to acquire or hold the notes and that no such party is undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity with respect to such decision.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit Covered Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and/or the Code and, with respect to a Covered Plan that is an IRA, may result in the disqualification of the IRA. In addition, the fiduciary of the Covered Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code.

The acquisition and/or holding of the notes or any common stock received upon the conversion of the notes by a Covered Plan with respect to which we, U.S. Bank Trust Company, National Association, as trustee, an underwriter or any of our or their respective affiliates is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption.

In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, or “PTCEs,” each as amended, that may provide exemptive relief for direct or indirect prohibited transactions resulting from the sale, purchase or holding of the notes or any common stock received upon the conversion of the notes. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts, and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions, provided that neither the issuer of the securities nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Covered Plan involved in the transaction and provided further that the Covered Plan pays no more than adequate consideration in connection with the transaction. Each of the above-noted exemptions contains conditions and limitations on its application. Fiduciaries of Covered Plans considering acquiring and/or holding the notes or any common stock received upon the conversion of the notes in reliance on these or any other exemption should carefully review the exemption to assure it is applicable. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Plans that are governmental plans, non-U.S. plans and certain church plans, while not necessarily subject to the prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code, may nevertheless be subject to Similar Laws which may affect their investment in the notes or any common stock received upon the conversion of the notes. Any fiduciary of such a Plan considering an investment in the notes or common stock received upon the conversion of the notes should consult with its counsel before acquiring any notes (or common stock issuable upon conversion of the notes) to consider the applicable fiduciary standards and to determine the need for, and, if necessary, the availability of, any exemptive relief under any applicable Similar Laws.

Because of the foregoing, the notes and any common stock received upon the conversion of the notes should not be acquired or held by any person investing the assets of any Plan, unless such acquisition and holding will not constitute a non-exempt prohibited transaction under ERISA or the Code or a similar violation of any applicable Similar Laws.

Representation

Accordingly, by acquiring or holding any note (or common stock received upon the conversion of the notes) each purchaser and each subsequent transferee will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or subsequent transferee to purchase or hold the notes (or any common stock received upon the conversion of the notes) constitutes assets of any Plan or (ii) the acquisition and holding of the notes (and any common stock received upon the conversion of the notes), by such purchaser or transferee will not constitute or result in (a) a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or (b) a similar violation under any applicable Similar Laws and none of the Company, U.S. Bank Trust Company, National Association, as trustee, the underwriters or any of their respective affiliates, is acting or will act as a fiduciary of such purchaser or transferee in connection with such acquisition and holding.

The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing the notes or any common stock received upon the conversion of the notes on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment, whether an exemption would be applicable to the purchase and holding of the notes and whether the notes (or common stock received upon the conversion of the notes) would be an appropriate investment for the Plan under ERISA, the Code and any applicable Similar Laws.

Purchasers of the notes have the exclusive responsibility for ensuring that their acquisition and holding of the notes and any common stock received upon the conversion of the notes complies with the fiduciary responsibility rules of ERISA and does not violate the prohibited transaction rules of ERISA, the Code or applicable Similar Laws. We make no representation as to whether an investment in the notes or any common stock received upon the conversion of the notes is appropriate for any Plan in general or whether such investment is appropriate for any particular Plan or arrangement.

UNDERWRITING

Under the terms and subject to the conditions in an underwriting agreement dated the date of this prospectus supplement, the underwriters named below, for whom Morgan Stanley & Co. LLC is acting as representative, have severally agreed to purchase, and we have agreed to sell to them, severally, the principal amount of notes indicated below:

Name	Principal Amount of Notes
Morgan Stanley & Co. LLC	$

Total:		$250,000,000

The underwriters and the representative are collectively referred to as the “underwriters” and the “representative,” respectively. The underwriters are offering the notes subject to their acceptance of the notes from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the notes offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the notes offered by this prospectus supplement if any such notes are taken. However, the underwriters are not required to take or pay for the notes covered by the underwriters’ over-allotment option described below.

The underwriters initially propose to offer part of the notes directly to the public at the offering price listed on the cover page of this prospectus supplement and part to certain dealers at a price that represents a concession not in excess of   % of the principal amount of notes. After the initial offering of the notes, the offering price and other selling terms may from time to time be varied by the representative. The notes are a new issue of securities, and there is currently no established trading market for such notes. We do not intend to apply for the notes to be listed on any securities exchange or to arrange for the notes to be quoted on any quotation system.

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to $37,500,000 additional aggregate principal amount of notes at the public offering price listed on the cover page of this prospectus supplement, less underwriting discounts and commissions, solely to cover over-allotments. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase about the same percentage of the additional notes as the principal amount listed next to the underwriter’s name in the preceding table bears to the total aggregate principal amount of notes listed next to the names of all underwriters in the preceding table. Any notes issued or sold under the over-allotment option will be issued and sold on the same terms and conditions as the other notes that are the subject of this offering.

The following table shows the price per $1,000 principal amount of notes and total public offering price, underwriting discounts and commissions, and proceeds before expenses to us. These amounts are shown assuming both no exercise and full exercise of the underwriters’ over-allotment option.

	Per $1,000 Principal Amount of Notes	Total
		No Exercise	Full Exercise
Public offering price	$	$	$
Underwriting discounts and commissions to be paid by us	$	$	$
Proceeds, before expenses, to us	$	$	$

The estimated offering expenses payable by us in connection with this offering, exclusive of the underwriting discounts and commissions, are approximately $  . We have agreed to reimburse the underwriters for expenses relating to clearance of this offering and the Concurrent Stock Offering with the Financial Industry Regulatory Authority for up to $35,000.

Our common stock is listed on Nasdaq under the symbol “PCT.”

We have agreed that, during the period ending 60 days after the date of this prospectus supplement, which we refer to as the “restricted period”, without the prior written consent of Morgan Stanley & Co. LLC, we will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for shares of our common stock, (ii) enter into any swap, loan or other arrangement (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward or any other derivative transaction or instrument, however described or defined) that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of the shares of common stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of shares of common stock or such other securities, in cash or otherwise, or (iii) confidentially submit any draft registration statement or file any registration statement with the SEC relating to the offering of any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock.

The restrictions on our actions described in the immediately preceding paragraph do not apply to (A) the securities to be sold pursuant to this prospectus supplement and any shares of common stock issued upon conversion of the securities, (B) the shares of common stock to be issued and sold in the Concurrent Stock Offering, (C) grants of equity-based awards pursuant to our equity incentive plan, (D) any shares of common stock issued upon the exercise of an option, the vesting of any restricted stock or restricted class of similar units, or other equity award outstanding on the date hereof, (E) any shares of common stock issued in connection with the exercise of the our Series A warrants or public warrants, whether in connection with a redemption of such warrants by us or otherwise, (F) the filing of any registration statement on Form S-8 with the SEC relating to securities granted or to be granted pursuant to any plan in effect on the date hereof or any assumed benefit plan pursuant to an acquisition or similar strategic transaction, (G) facilitating the establishment of a trading plan on behalf of a shareholder, officer or director pursuant to Rule 10b5-1 under the Exchange Act, for the transfer of shares of common stock, provided that (i) such plan does not provide for the transfer of common stock during the restricted period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by us regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of common stock may be made under such plan during the restricted period, or (H) the issuance of shares of common stock or any securities convertible into or exercisable or exchangeable for common stock in connection with our acquisition of the securities, businesses, property or other assets of another person or entity or in connection with strategic partnering transactions; provided that, in the case of subclause (H), (i) the aggregate number of shares of common stock does not exceed 10% of the outstanding shares of our common stock immediately following the issuance and sale of the securities to be sold pursuant to this prospectus supplement and the shares of common stock to be sold pursuant to the Concurrent Stock Offering prospectus supplement and (ii) the recipient of such shares of common stock or securities convertible into or exercisable or exchangeable for common stock shall enter into a “lock up” agreement.

Our directors, executive officers and specified affiliates of such directors, as applicable, each of whom we refer to as a “lock-up party,” have agreed that, without the prior written consent of Morgan Stanley & Co. LLC on behalf of the underwriters, they will not, during the restricted period: (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for shares of our common stock owned or hereafter acquired by the lock-up party or with respect to which the lock-up party has or hereafter acquires the power of disposition (including, without limitation, common stock or such other securities which may be deemed to be beneficially owned by the lock-up party (as such term is used in Rule 13d-3 of the Exchange Act)) and securities which may be issued upon exercise of a stock option or warrant by the lock-up party or any other securities so owned convertible into or exercisable or exchangeable for common stock (collectively, the “lock-up securities”) or (ii) enter into any hedging, swap, loan or other arrangement (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward or any other derivative transaction or instrument, however described or defined) that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of the lock-up securities, whether any such transaction described in clause (i) or (ii) is to be settled by delivery of common stock or such other lock-up securities, in cash or otherwise; (iii) make any demand for or exercise any right with respect to the registration of any lock-up securities, or (iv) publicly disclose the intention to do any of the foregoing.

The restrictions described in the immediately preceding paragraph do not apply to the transfer of securities:

(i)

pursuant to the exercise and issuance of an option or the vesting of any restricted stock, restricted class of similar units or other equity awards outstanding on the date hereof or granted under equity incentive plans in effect as of the date hereof or described in this prospectus supplement, provided that any securities underlying such options continue to be subject to the terms of the lock-up agreement (other than as provided under clause (ix) below);

(ii)	by will or under the laws of descent, provided that the transferee agrees to be bound in writing by the restrictions set forth in the lock-up agreement;

(iii)

transfers as a bona fide gift or gifts, including to charitable organizations or charitable trusts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth in the lock-up agreement;

(iv)

transfers to an immediate family member of the lock-up party or to a trust, the beneficiaries of which are exclusively the lock-up party or a member or members of his or her immediate family, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth in the lock-up agreement;

(v)

transfers to a partnership, limited liability company or other entity of which the lock-up party and the immediate family of the lock-up party are the legal and beneficial owner of all of the outstanding equity securities or similar interest, provided that the transferee agrees to be bound in writing by the restrictions set forth in the lock-up agreement;

(vi)

transfers to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (ii) through (v) above, provided that the transferee agrees to be bound in writing by the restrictions set forth in the lock-up agreement;

(vii)

transfers by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement, provided that the transferee agrees to be bound in writing by the restrictions set forth in the lock-up agreement;

(viii)	transfers to us from an employee upon death, disability or termination of employment, in each case, of such employee;

(ix)

(a) transfers or sales of common stock pursuant to any contract, instruction or plan complying with Rule 10b5-1 of the Exchange Act, that has been entered into by the lock-up party prior to the date hereof, or (b) the entry into any contract, instruction or plan complying with Rule 10b5-1 of the Exchange Act, provided that sales under any such new trading plan do not occur during the restricted period, any required public disclosure, announcement or filing under the Exchange Act made by us or any person regarding the establishment of such plan during the restricted period shall include a statement that the lock-up party is not permitted to transfer, sell or otherwise dispose of securities under such plan during the restricted period in contravention of the lock-up agreement, and no public announcement, report or filing under the Exchange Act, or any other public filing, report or announcement, shall be voluntarily made regarding the establishment of such plan during the restricted period;

(x)

transfers made as a distribution to stockholders, partners or members of the lock-up party, provided that such stockholders, partners or members agree to be bound in writing by the restrictions set forth in the lock-up agreement;

(xi)	transfers required under any of our benefit plans;

(xii)

transfers to us in connection with the vesting, settlement or exercise of restricted stock units, performance stock units, options, warrants or other rights to purchase shares of common stock (including, in each case, by way of “net” or “cashless” exercise), including for the payment of exercise price and tax and remittance payments due as a result of the vesting, settlement, or exercise of such restricted stock units, performance stock units, options, warrants or rights, provided that any such shares of common stock received upon such exercise, vesting or settlement shall be subject to the terms of the lock-up agreement;

(xiii)	transactions in any securities acquired by the lock-up party after the closing date in the open market;

(xiv)

transfers made pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by our board of directors and made to all holders of our capital stock involving a change of control; provided that in the event that such tender offer, merger, consolidation or other similar transaction is not completed, the lock-up securities owned by the lock-up party shall remain subject to the provisions of the lock-up agreement;

(xv)	with the prior written consent of Morgan Stanley & Co. LLC; or

(xvi)

the exercise by the lock-up party of any Series A Warrants or Public Warrants (including by way of “net” or “cashless” exercise), in connection with a redemption of such warrants by us; provided that any shares of common stock received upon such exercise shall remain subject to the provisions of the lock-up agreement;

provided, however, that, in each case, no filing under Section 16 of the Exchange Act, or other public announcement is required or otherwise made (other than a filing on Form 5 made after the expiration of the restricted period or, with respect to clauses (i), (iii) and (x)-(xvi), a filing on Form 4 required to be filed under the Exchange Act; provided, however, that if such Form 4 is filed during the restricted period, such Form 4 shall indicate by footnote disclosure or otherwise the nature of such transfer, that no shares of common stock are being sold or otherwise disposed of by the lock-up party in connection therewith and/or that such shares of common stock received by any transferee are subject to the terms of the lock-up agreement; provided further, that the lock-up party shall notify Morgan Stanley & Co. LLC at least one (1) business day prior to such required filing under the Exchange Act), and in the case of any such transfer contemplated by clauses (ii)-(vii), (x), (xi) and (xiv), a copy of the required agreement of the transferee or transferees is furnished promptly to Morgan Stanley & Co. LLC; provided further, that in the case of any transfer or distribution pursuant to clauses (ii)-(viii) and (x), any such transfer shall not involve a disposition for value.

Morgan Stanley & Co. LLC, in its sole discretion, may release the common stock and other securities subject to the lock-up agreements described above in whole or in part at any time.

In order to facilitate the offering of the notes, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the notes. Specifically, the underwriters may sell more notes than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the aggregate principal amount of notes available for purchase by the underwriters under the option. The underwriters can close out a covered short sale by exercising the option or purchasing notes in the open market. In determining the source of notes to close out a covered short sale, the underwriters will consider, among other things, the open market price of notes compared to the price available under the option. The underwriters may also sell notes in excess of the option, creating a naked short position. The underwriters must close out any naked short position by purchasing notes in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in this offering. As an additional means of facilitating this offering, the underwriters may bid for, and purchase, notes in the open market to stabilize the price of the notes. These activities may raise or maintain the market price of the notes above independent market levels or prevent or retard a decline in the market price of the notes. The underwriters are not required to engage in these activities and may end any of these activities at any time.

We and the underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

A prospectus supplement in electronic format may be made available on websites maintained by one or more underwriters, or selling group members, if any, participating in this offering. The representative may agree to allocate a portion of the notes to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the representative to underwriters that may make Internet distributions on the same basis as other allocations.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses. For example, Morgan Stanley & Co. LLC is also acting as underwriter in the Concurrent Stock Offering.

In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

Settlement

We expect to deliver the notes to investors in book-entry form through the facilities of The Depository Trust Company on or about June   , 2026, which will be the second business day following the initial trade date for the notes offered pursuant to this prospectus supplement (this settlement cycle being referred to as “T+2”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes being offered hereby prior to the business day preceding the settlement date will be required, by virtue of the fact that the notes initially will settle T+2, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to the business day preceding the settlement date should consult their own advisors.

Concurrent Stock Offering

Concurrently with this offering, we are conducting the Concurrent Stock Offering of $145,000,000 of shares of our common stock (or up to $163,750,000 of shares of our common stock if the underwriters in the Concurrent Stock Offering exercise their option to purchase additional shares in full) pursuant to a separate prospectus supplement. Neither the completion of this offering nor the Concurrent Stock Offering is contingent on the completion of the other or the Note Repurchase Transactions. No assurance can be given that the Concurrent Stock Offering will be completed on the terms described herein or at all. This prospectus supplement does not constitute an offer to sell, or the solicitation of an offer to buy, any shares of our common stock in the Concurrent Stock Offering and does not constitute an offer to buy, or the solicitation of an offer to sell, any of the Green Convertible Notes.

Selling Restrictions

Canada

The securities may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area

In relation to each Member State of the European Economic Area (each, a Relevant State), no securities have been offered or will be offered to the public in that Relevant State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of securities may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

(i)	to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

(ii)	to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the representatives; or

(iii)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation;

provided that no such offer of the securities shall require us or any of the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to the securities in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase any securities, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129 (as amended).

United Kingdom

Each underwriter has represented and agreed that:

(a)

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, or the FSMA) received by it in connection with the issue or sale of the securities in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom.

No securities have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the securities which has been approved by the Financial Conduct Authority, except that the securities may be offered to the public in the United Kingdom at any time:

(i)	to any legal entity which is a qualified investor as defined paragraph 15 of Schedule 1 to the POAT Regulations;

(ii)

to fewer than 150 natural or legal persons (other than qualified investors as defined paragraph 15 of Schedule 1 to the POAT Regulations), subject to obtaining the prior consent of the representatives for any such offer; or

(iii)	in any other circumstances falling within Part 1 of Schedule 1 to the POAT Regulations;

provided that no such offer of the securities shall require us or any of the representatives to publish a prospectus pursuant to the POAT Regulations.

For the purposes of this provision, the expression an “offer to the public” in relation to the securities in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities and the expression “POAT Regulations” means the Public Offers and Admissions to Trading Regulations 2024.

This prospectus supplement is only for distribution to and directed at: (i) in the United Kingdom, persons having professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or the Order, and high net worth entities falling within Article 49(2)(a) to (d) of the Order; (ii) persons who are outside the United Kingdom; and (iii) any other person to whom it can otherwise be lawfully distributed, or all such persons together, Relevant Persons. Any investment or investment activity to which this prospectus supplement relates is available only to and will be engaged in only with Relevant Persons, and any person who is not a Relevant Person should not rely on it.

Hong Kong

The securities have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the laws of Hong Kong) and any rules made or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the laws of Hong Kong) and which do not constitute an offer to the public within the meaning thereunder. No advertisement, invitation or document relating to the securities has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong

(except if permitted to do so under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder.

The contents of this prospectus supplement have not been reviewed, endorsed or approved by any Hong Kong regulatory authority, including the Securities and Futures Commission and the Companies Registry of Hong Kong and neither has it been nor will it be registered with the Registrar of Companies in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in doubt about any contents of this document, you should obtain independent professional advice. This prospectus supplement may not be issued, circulated or distributed (in whole or in part) in Hong Kong, and the notes may not be offered for subscription to members of the public in Hong Kong. Each person acquiring the securities will be required, and is deemed by the acquisition of the securities, to confirm that such person is aware of the restriction on offers of the securities described in this prospectus supplement and that such person is not acquiring, and has not been offered any securities in circumstances that contravene any such restrictions and that such person has complied with all relevant laws, rules and regulations applicable to him/her/it and the jurisdiction(s) where such person or his/her/its assets are located.

Japan

The securities have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended, the “FIEA”) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the account of or the benefit of, any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the account of or the benefit of, any Japanese Person, except in compliance with the FIEA and other applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” means any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the securities were not offered or sold or caused to be made the subject of an invitation for subscription or purchase and will not be offered or sold or caused to be made the subject of an invitation for subscription or purchase, and this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities, has not been circulated or distributed, nor will it be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulation 2018, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable exemption or provision of the SFA.

Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor;

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the securities pursuant to an offer made under Section 275 of the SFA except:

(a)	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(c)(ii) of the SFA;

(b)	where no consideration is or will be given for the transfer;

(c)	where the transfer is by operation of law; or

(d)	as specified in Section 276(7) of the SFA.

Singapore Securities and Futures Act Product Classification—Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, the Company has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or the SIX, or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus supplement nor any other offering or marketing material relating to us, the offering, or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement will not be filed with, and the offering of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, or the FINMA, and the offering of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or the CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the securities.

Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Markets Rules of the Dubai Financial Services Authority (the “DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Markets Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The securities to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Abu Dhabi Global Market

This prospectus supplement relates to an Exempt Offer in accordance with the Markets Rules of the Financial Services Regulatory Authority (“FSRA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Markets Rules of the FSRA. It must not be delivered to, or relied on by, any other person. The FSRA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The FSRA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The securities to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

United Arab Emirates

The securities have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Abu Dhabi Global Market and the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Abu Dhabi Global Market and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus supplement does not constitute a public offer of securities in the United Arab Emirates (including the Abu Dhabi Global Market and the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus supplement has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority, Financial Services Regulatory Authority, the Dubai Financial Services Authority, or any other relevant licensing authority in the United Arab Emirates.

Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission, in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001, or the Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the securities may only be made to persons, or Exempt Investors, who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the securities without disclosure to investors under Chapter 6D of the Corporations Act.

The securities applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise. Any person acquiring the securities must observe such Australian on-sale restrictions.

This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Israel

In the State of Israel this prospectus supplement shall not be regarded as an offer to the public to purchase securities under the Israeli Securities Law, 5728—1968, which requires a prospectus to be published and authorized by the Israel Securities Authority, if it complies with certain provisions of Section 15 of the Israeli Securities Law, 5728—1968, including, inter alia, if: (i) the offer is made, distributed or directed to not more than 35 investors, subject to certain conditions, or the Addressed Investors; or (ii) the offer is made, distributed or directed to certain qualified investors defined in the First Addendum of the Israeli Securities Law, 5728—1968, subject to certain conditions, or the Qualified Investors. The Qualified Investors shall not be taken into account in the count of the Addressed Investors and may be offered to purchase securities in addition to the 35 Addressed Investors. The company has not and will not take any action that would require it to publish a prospectus in accordance with and subject to the Israeli Securities Law, 5728—1968. We have not and will not distribute this prospectus supplement or make, distribute or direct an offer to subscribe for securities to any person within the State of Israel, other than to Qualified Investors and up to 35 Addressed Investors.

Qualified Investors may have to submit written evidence that they meet the definitions set out in of the First Addendum to the Israeli Securities Law, 5728—1968. In particular, we may request, as a condition to be offered securities, that Qualified Investors will each represent, warrant and certify to us and/or to anyone acting on our behalf: (i) that it is an investor falling within one of the categories listed in the First Addendum to the Israeli Securities Law, 5728—1968; (ii) which of the categories listed in the First Addendum to the Israeli Securities Law, 5728—1968 regarding Qualified Investors is applicable to it; (iii) that it will abide by all provisions set forth in the Israeli Securities Law, 5728—1968 and the regulations promulgated thereunder in connection with the offer to be issued securities; (iv) that the securities that it will be issued are, subject to exemptions available under the Israeli Securities Law, 5728—1968: (a) for its own account; (b) for investment purposes only; and (c) not issued with a view to resale within the State of Israel, other than in accordance with the provisions of the Israeli Securities Law, 5728—1968; and (v) that it is willing to provide further evidence of its Qualified Investor status. Addressed Investors may have to submit written evidence in respect of their identity and may have to sign and submit a declaration containing, inter alia, the Addressed Investor’s name, address and passport number or Israeli identification number.

LEGAL MATTERS

The validity of the securities offered by this prospectus supplement will be passed upon for us by Jones Day. The underwriters are being represented in connection with this offering by Cooley LLP.

EXPERTS

The audited financial statements and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

PROSPECTUS

PURECYCLE TECHNOLOGIES, INC.

Common Stock

Preferred Stock

Warrants

Rights

Stock Purchase Contracts

Stock Purchase Units

Debt Securities

Units

We or selling securityholders to be named in a prospectus supplement may from time to time issue, in one or more offerings, any combination of the securities described in this prospectus.

Each time we or selling securityholders offer and sell securities registered under this prospectus, we will provide the specific terms of the offering in a supplement to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with such offerings. The prospectus supplement and any related free writing prospectus may add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus before you invest in any of our securities.

We or selling securityholders may offer and sell securities registered under this prospectus and any prospectus supplement directly or to or through underwriters or dealers, and also to other purchasers or through agents. The names of any underwriters or agents that are included in a sale of any of our securities to you, and any applicable commissions or discounts, will be stated in a prospectus supplement.

Our common stock, publicly traded warrants and publicly traded units are listed on the Nasdaq Capital Market under the symbols “PCT,” “PCTTW” and “PCTTU,” respectively.

Investing in our securities involves risks. Please read carefully the section entitled “Risk Factors” beginning on page 5 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 10, 2026.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we are filing with the Securities and Exchange Commission, or the “SEC,” using a “shelf” registration process. Under this shelf process, we or selling securityholders may sell at any time and from time to time, in one or more offerings, any combination of the securities registered under this prospectus.

This prospectus provides you with a general description of the securities that may be offered. Each time we or selling securityholders sell securities registered under this process, we will provide a prospectus supplement that will contain specific information about the terms of the offering of such securities. We may also authorize one or more free writing prospectuses to be provided to you in connection with such offerings. For a more complete understanding of the offering of our securities, you should refer to the registration statement, including its exhibits. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus and any prospectus supplement, including the additional information under the headings “Where You Can Find More Information” and “Information We Incorporate By Reference,” and any related free writing prospectus.

We have not authorized anyone to provide you with different information from the information contained in, or incorporated by reference into, this prospectus and in any prospectus supplement or in any free writing prospectus that we may provide to you. You should not assume that the information contained in this prospectus, any prospectus supplement, any document incorporated by reference or any free writing prospectus is accurate as of any date, other than the date mentioned on the cover page of these documents. We are not making offers to sell any of our securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

References in this prospectus to the terms “we,” “us,” “our,” “PCT” or “the Company” or other similar terms mean PureCycle Technologies, Inc. and its consolidated subsidiaries, unless we state otherwise or the context indicates otherwise.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We file reports, proxy statements and other information with the SEC. Our SEC filings are available at the SEC’s website at http://www.sec.gov. We make available, free of charge, on our website at http://www.purecycle.com, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports and statements as soon as reasonably practicable after they are filed with the SEC. The contents of our website are not part of this prospectus, and the reference to our website does not constitute incorporation by reference into this prospectus any of the information contained at that site, other than documents we otherwise file with the SEC that are incorporated by reference into this prospectus.

INFORMATION WE INCORPORATE BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in or omitted from this prospectus or any prospectus supplement, any free writing prospectus, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference the documents listed below and any future documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (1) after the date of the initial filing of the registration statement of which this prospectus forms a part prior to the effectiveness of the registration statement and (2) after the date of this prospectus until the offering of the shares of our Common Stock (as defined below) is terminated:

•	our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on February 26, 2026;

•

our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 27, 2026 (solely with respect to those portions specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2025);

•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026 filed with the SEC on May 6, 2026;

•	our Current Reports on Form 8-K filed with the SEC on January 13, 2026, February 26, 2026, April 17, 2026 and May 11, 2026; and

•

the description of our Common Stock contained in our Registration Statement on Form 8-A, registering our Common Stock under Section 12(b) under the Exchange Act, filed with the SEC on March  17, 2021, as updated by the description of our Common Stock contained in Exhibit 4.1 to our Registration Statement on Form S-3 filed with the SEC on November 20, 2024, and all subsequently filed amendments and reports updating that description.

We will not, however, incorporate by reference in this prospectus any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our Current Reports on Form 8-K unless, and except to the extent, specified in such Current Reports.

We will provide you with a copy of any of these filings (other than an exhibit to these filings, unless the exhibit is specifically incorporated by reference into the filing requested) at no cost, if you submit a request to us by writing or telephoning us at the following address and telephone number:

PureCycle Technologies, Inc.

20 North Orange Ave.

Suite 106

Orlando, Florida 32801

Phone: (877) 648-3565

PURECYCLE TECHNOLOGIES, INC.

The Company

We are a Florida-based corporation focused on commercializing a patented dissolution recycling technology for polypropylene that physically separates the polymer from other plastics, colors, odors and impurities (the “Technology”). The Technology was originally developed by The Procter & Gamble Company (“P&G”) and is designed to restore recycled polypropylene waste into like-new resin, called PureFive® resin. Our PureFive® resin has similar properties and applicability for reuse as virgin polypropylene. We have a global license for the Technology from P&G, which was amended during 2025 to permanently waive the possible clawback of our exclusivity for plants located in North America. The amendment also extends the time that our plants must begin construction and commence sales in other regions to avoid a clawback of the exclusivity under the license agreement. We have introduced an important new product to the global polypropylene market that will assist corporations in meeting their sustainability goals, as well as federal and state regulations and mandates, providing consumers with polypropylene-based products that are sustainable, and reducing overall polypropylene waste in the world’s landfills and oceans.

Our process includes the following steps:

•	Feed Pre-Processing (“Feed PreP”) collects, sorts, and prepares polypropylene waste (“feedstock”) for the dissolution recycling process (“Purification”).

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Purification is a dissolution recycling process that uses a combination of solvent, temperature, and pressure to return the feedstock to near-virgin condition through a novel configuration of commercially-available equipment and unit operations. The Purification process puts the plastic through a physical extraction process using supercritical fluids that both extract and filter out other plastics and additives to purify the color, opacity and odor of the polypropylene without changing the bonds of the polymer. By not altering the chemical makeup of the polymer, we are able to use significantly less energy and reduce production costs compared to the production of virgin resin.

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Compounding, which involves blending our resin with either virgin resin or additives, allows for the modification of the resin to meet the end-user’s specifications including melt flow, flexibility, clarity, color and strength.

In 2023, we achieved mechanical completion of the Ironton Facility, which is our first commercial-scale recycling facility located in Lawrence County, Ohio. We designed the Ironton Facility to have a production capacity of approximately 107 million pounds per year when fully operational; however, the Ironton Facility is not yet operating at its expected full capacity.

In 2024, we began operating a Feed PreP facility in Denver, Pennsylvania, which currently provides the required mix necessary to meet the offtake requirements at the Ironton Facility. With future expansion, we believe we will be able to source sufficient amounts of feedstock to support future operations in the U.S., Europe, and Asia.

The Technology has been evaluated by third parties with a focus on the Technology’s efficacy and commercial scalability. Certain of our strategic partners have conducted testing on our PureFive® resin. In these evaluations, our PureFive® resin performed comparably to virgin polypropylene in common food and beverage industry benchmarks for melt flow and mechanical properties, purity, odor and function (lift decay, hinge break, and impact resistance).

We are an early commercial-stage company and have reported minimal revenues to date. We have limited operations and measure our performance on a consolidated basis.

The Common Stock, units and Public Warrants are listed on the Nasdaq Capital Market (“NASDAQ”) under the symbols “PCT,” “PCTTU” and “PCTTW,” respectively.

CORPORATE INFORMATION

Our principal executive offices are located at 20 North Orange Avenue, Suite 106, Orlando, Florida 32801. Our telephone number is (877) 648-3565. Our website is http://www.purecycle.com. The information contained on or accessible through our website is not part of this prospectus, other than the documents that we file with the SEC that are specifically incorporated by reference into this prospectus.

RISK FACTORS

Investing in our securities involves risk. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, which is incorporated by reference in this prospectus and any prospectus supplement and may be amended, supplemented or superseded from time to time by our Quarterly Reports on Form 10-Q and other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only risks to which we are exposed. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. If any of these risks actually occur, our business, results of operations and financial condition could suffer. In that case, the trading price of our securities could decline, and you could lose all or a part of your investment.

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

This prospectus and any prospectus supplement contains and incorporates by reference statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including statements about the financial condition, results of operations, earnings outlook and prospects of PCT. Forward-looking statements generally relate to future events or future financial or operating performance and may refer to projections and forecasts. Forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “aim,” “anticipate,” “drive,” “intend,” “outlook,” “estimate,” “forecast,” “future,” “goal,” “guidance,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions (or the negative versions of such words or expressions), but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements are based on the current expectations of the management of PCT and are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date of this prospectus. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in the section of PCT’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 entitled “Risk Factors,” those discussed and identified in other public filings made with the SEC by PCT and the following:

•	Our ability to obtain funding for our operations, future capital requirements and future growth, and to continue as a going concern;

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Our ability to meet, continue to meet, and comply on an ongoing basis with the numerous regulatory requirements applicable to our PureFive® resin both generally and in food-grade applications and, more broadly, the operations of our facilities (including in the United States, Europe, Asia and other future international locations);

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Expectations and changes regarding our strategies and future financial performance, including future business plans, expansion plans or objectives, prospective performance and opportunities and competitors, revenues, products and services, pricing, operating expenses, market trends, liquidity, cash flows and uses of cash, capital expenditures, and our ability to invest in growth initiatives, which could be impacted by significant changes to tariffs on foreign imports;

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The ability of the Ironton Facility to be appropriately certified by Leidos Engineering, LLC, following certain performance and other tests, and commence full-scale commercial operations in a timely and cost-effective manner, or at all;

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Our ability to meet, and to continue to meet, the requirements imposed upon us and our subsidiaries by the funding for our operations, including the funding for the Ironton Facility, and the Planned Facilities (as defined below);

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Our ability to minimize or eliminate the many hazards and operational risks at our manufacturing facilities that can result in potential injury to individuals, disrupt our business, including interruptions or disruptions in operations at our facilities, and subject us to liability and increased costs;

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Our ability to complete the necessary funding with respect to, and complete the construction of the new polypropylene recycling facility in Rayong, Thailand (the “Thailand Facility”), our first commercial-scale European plant located at its Antwerp, Belgium site (the “Belgium Facility”), and the Purification facility to be built in Augusta, Georgia (the “Augusta Facility” and, together with the Thailand Facility and the Belgium Facility, the “Planned Facilities”) in a timely and cost-effective manner;

•	Our ability to procure, sort and process polypropylene plastic waste at our planned plastic waste Feed PreP facilities;

•	Our ability to maintain exclusivity under the P&G license;

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The implementation, market acceptance and success of our business model and growth strategy, which includes our ability to bring a total of one billion pounds of installed polypropylene recycling capability online by 2030, and our ability to meet related construction, regulatory, and financing requirements;

•	The ability to negotiate multi-year offtake agreements at appropriate margins to fund ongoing operations;

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The possibility that we may be adversely affected or potentially impacted by economic, business, and/or competitive factors, including interest rates, availability of capital, economic cycles, and other macro-economic impacts (such as tariffs);

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Changes in the prices and availability of materials (such as steel and other materials needed for the construction of future Feed PreP and Purification facilities), including those changes caused by inflation, tariffs and supply chain conditions, such as increased transportation costs and global conflicts, and our ability to obtain such materials in a timely and cost-effective manner;

•	The ability to source feedstock with a high polypropylene content at a reasonable cost, and the temporary spike in prices due to global conflicts such as the current conflict in the Middle East;

•	The development of direct competitors in the recycled polypropylene segment that could impact the demand for our products;

•	The outcome of any legal or regulatory proceedings to which we are, or may become, a party;

•	Geopolitical risk and changes in applicable laws or regulations;

•	Changes in the prices and availability of labor (including labor shortages), turnover in employees, and increases in employee-related costs;

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Any business disruptions due to political or economic instability, pandemics, or armed hostilities (including the ongoing conflict between Russia and Ukraine and active military conflicts in the Middle East); and

•	Operational risks associated with the ability to operate the Ironton Facility and the Planned Facilities, as and when operative, at nameplate capacity.

In light of the foregoing, we caution you not to place undue reliance on our forward-looking statements. Any forward-looking statement that we make in this prospectus and any prospectus supplement speaks only as of the date of such statement, and we undertake no obligation to update any forward-looking statements made in this prospectus to reflect events or circumstances after the date of this prospectus or to reflect new information or the occurrence of unanticipated events, except as required by law. Should one or more of these risks or uncertainties materialize or should any of the assumptions made prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events.

USE OF PROCEEDS

Unless we inform you otherwise in the applicable prospectus supplement, we expect to use the net proceeds from the sale of the securities offered under this prospectus for general corporate purposes. These purposes may include, but are not limited to:

•	financing acquisitions;

•	reduction or refinancing of outstanding indebtedness or other corporate obligations;

•	additions to working capital; and

•	capital expenditures.

We have not allocated a specific portion of the net proceeds for any particular use at this time, and we will have discretion in the use of any net proceeds. Specific information concerning the use of proceeds from the securities offered under this prospectus will be described in the prospectus supplement for such offering. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness.

We will not receive any proceeds from the resale of securities by selling securityholders under this prospectus or any prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

General

The following description of the Company’s capital stock is intended as a summary only and is qualified in its entirety by reference to our Amended and Restated Certificate of Incorporation, as amended (“Amended and Restated Certificate of Incorporation”), the applicable certificate of designations and our Second Amended and Restated Bylaws (“Amended and Restated Bylaws”). We encourage you to read these documents and the applicable portion of the Delaware General Corporation Law, as amended (the “DGCL”) and the Company’s Amended and Restated Certificate of Incorporation, including the applicable certificate of designations, and Amended and Restated Bylaws carefully and in their entirety because they describe your rights as a holder of shares of the Company’s securities.

Common Stock

Our authorized capital stock consists of 450,000,000 shares of Common Stock, par value $0.001 per share, and 25,000,000 shares of undesignated preferred stock, par value $0.001 per share.

Holders of shares of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. The holders of shares of Common Stock do not have cumulative voting rights in the election of directors. Upon the Company’s liquidation, dissolution or winding up and after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of shares of Common Stock will be entitled to receive pro rata the Company’s remaining assets available for distribution. Holders of shares of Common Stock do not have preemptive, subscription, redemption or conversion rights. The Common Stock will not be subject to further calls or assessment by the Company. There will be no redemption or sinking fund provisions applicable to the Common Stock. All shares of the Common Stock that are outstanding are fully paid and non-assessable. The rights, powers, preferences and privileges of holders of shares of Common Stock will be subject to those of the holders of any shares of the Company’s preferred stock the Company may authorize and issue in the future.

When a quorum is present at any meeting, any matter other than the election of directors to be voted upon by the stockholders at such meeting will be decided by the affirmative vote of the holders of a majority of shares of stock present or represented at the meeting and entitled to vote (meaning that of the shares present or represented at the meeting and entitled to vote, a majority of them must be voted “for” the proposal for it to be approved). Abstentions will have the same effect as a vote “against” the proposal, and broker non-votes will have no effect on the vote for the proposal. At all meetings of stockholders for the election of directors at which a quorum is present, directors shall be elected by the affirmative vote of the majority of the votes cast (meaning the number of shares voted “for” a nominee must exceed the number of shares voted “against” such nominee). If any nominee for director in an uncontested election receives a greater number of votes “against” his or her election than votes “for” such election, our bylaws require that such person must promptly tender his or her resignation to the Board following certification of the vote. If the number of nominees for election at any such meeting exceeds the number of directors to be elected at such meeting, however, directors shall be elected by a plurality of the votes cast (meaning that the number of director nominees who receive the highest number of shares voted “for” their election are elected).

Preferred Stock

The Amended and Restated Certificate of Incorporation authorizes the Board to establish one or more series of preferred stock. Unless required by law or by NASDAQ, the authorized shares of preferred stock will be available for issuance without further action by you. The Board is authorized to fix from time to time before issuance the number of preferred shares to be included in any such series and the designation, powers, preferences and relative participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof. The authority of the Board with respect to each such series will include, without limiting the generality of the foregoing, the determination of any or all of the following:

•	the number of shares of any series and the designation to distinguish the shares of such series from the shares of all other series;

•	the voting powers, if any, and whether such voting powers are full or limited in such series;

•	the redemption provisions, if any, applicable to such series, including the redemption price or prices to be paid;

•	whether dividends, if any, will be cumulative or noncumulative, the dividend rate of such series, and the dates and preferences of dividends on such series;

•	the rights of such series upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Company;

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the provisions, if any, pursuant to which the shares of such series are convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock, or any other security, of the Company or any other corporation or other entity, and the rates or other determinants of conversion or exchange applicable thereto;

•	the right, if any, to subscribe for or to purchase any securities of the Company or any other corporation or other entity;

•	the provisions, if any, of a sinking fund applicable to such series;

•	any other relative, participating, optional, or other special powers, preferences or rights and qualifications, limitations, or restrictions thereof; and

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all as may be determined from time to time by the Board and stated or expressed in the resolution or resolutions providing for the issuance of such preferred stock (collectively, a “Preferred Stock Designation”).

The Company could issue a series of preferred stock that could, depending on the terms of the series, impede or discourage an acquisition attempt or other transaction that some, or a majority, of the holders of the Common Stock might believe to be in their best interests or in which the holders of the Common Stock might receive a premium for their Common Stock over its market price. Additionally, the issuance of preferred stock may adversely affect the rights of holders of the Common Stock by restricting dividends on the Common Stock, diluting the voting power of the Common Stock or subordinating the liquidation rights of the Common Stock. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of the Common Stock. The Company has no current plans to issue any new series of preferred stock.

Series A Preferred Stock

On September 13, 2024, we filed the Certificate of Designations, as amended on September 17, 2024, as described below (together, the “Series A Certificate of Designations”) with the Secretary of State of the State of Delaware that established the preferences, limitations and relative rights of the Series A preferred stock, par value $0.001 per share (“Series A Preferred Stock”), and authorized for issuance 100,000 shares of Series A Preferred Stock. The Amended and Restated Certificate of Incorporation was amended, effective immediately, upon the filing of the Series A Certificate of Designations.

Ranking

Series A Preferred Stock ranks senior to shares of Common Stock with respect to rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of our Company.

Liquidation Preference

Each share of Series A Preferred Stock has a liquidation preference of the issue price of $1,000 per share (the “Series A Initial Issue Price”) multiplied by 1.05 (the “Series A Liquidation Preference”).

Dividend and Return Rights

Pursuant to the Certificate of Designations, the shares of Series A Preferred Stock have a maturity date three years after the initial issue date (the “Series A Maturity Date”) and accrue a return equal to 8% per annum (the “Series A Return”), payable quarterly in cash or in-kind at the election of the holder. Pursuant to the Waiver Agreements (defined below), investors holding all of the shares of Series A Preferred Stock elected to irrevocably and unconditionally waive (and consented to such waivers for purposes of Section 12 of the Series A Certificate of Designations) the right to receive Series A Return payments on the first three quarterly Series A Return payment dates within each one-year period following the issue date and to instead receive such Series A Return payments on the fourth quarterly Series A Return payment date within each one-year period following the issue date, such that each holder of Series A Preferred Stock shall receive Series A Return payments for the entire one-year period on each such fourth quarterly Series A Return payment date.

Maturity

Series A Preferred Stock matures three years after the original issuance date.

Conversion and Redemption

Shares of Series A Preferred Stock are subject to (i) a mandatory redemption upon the occurrence of certain triggering events related to the incurrence of additional indebtedness not otherwise permitted under our existing credit agreement, dated as of March 15, 2023, (ii) a mandatory redemption on the Series A Maturity Date and (iii) an optional redemption, at our election, at any time prior to the Series A Maturity Date. Each share of Series A Preferred Stock is redeemable for an amount equal to the Series A Initial Issue Price multiplied by 1.05, which amount shall be payable in (i) cash, (ii) a number of shares of Common Stock equal to such amount divided by $4.69, or (iii) a combination of cash and shares of Common Stock, in each case including accrued but unpaid Series A Return to the redemption date.

If the holder elects upon redemption to receive Common Stock and such holder’s beneficial ownership would exceed 19.9% of the outstanding shares of Common Stock (the “Stock Issuance Cap”), then in lieu of such shares, the holder will receive a number of pre-funded warrants exercisable for an equivalent number of Common Stock (“Pre-Funded Warrants”). The Pre-Funded Warrants will expire seven years after issuance and will be immediately exercisable by the holder for shares of Common Stock, provided that such exercise does not cause such holder’s beneficial ownership to exceed the Stock Issuance Cap.

On September 17, 2024, the investors holding all of the shares of Series A Preferred Stock entered into waivers (the “Waiver Agreements”) to irrevocably and unconditionally waive (and consented to such waivers for purposes of Section 12 of the Series A Certificate of Designations) the rights of such holders of shares of Series A Preferred Stock, (i) to elect to receive shares of Common Stock or Pre-Funded Warrants in connection with redemption events under the Series A Certificate of Designations and (ii) to elect to receive additional shares of Series A Preferred Stock on Return payment dates.

Voting

Holders of shares of Series A Preferred Stock shall have no voting rights with respect to such shares of Series A Preferred Stock except as from time to time required by law. Holders of shares of Series A Preferred Stock shall vote as a single class with respect to amendments to the Certificate of Designations applicable to all shares of Series A Preferred Stock upon the vote or written consent of the holders of a majority of such shares of Series A Preferred Stock then outstanding.

Change of Control

Upon certain change of control events involving the Company, the holders of shares of Series A Preferred Stock will be entitled to receive in full, out of the assets of the Company or proceeds thereof available for distribution to stockholders, a sum in cash equal to (i) the Series A Liquidation Preference of such share of Series A Preferred Stock, plus (ii) the accrued Series A Return in respect of such share of Series A Preferred Stock as of the applicable change of control purchase date.

Liquidation

In the event of any liquidation, bankruptcy, insolvency, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, or upon the occurrence of certain change of control events involving the Company, the holders of shares of Series A Preferred Stock will be entitled to receive in full, out of the assets of the Company or proceeds thereof available for distribution to stockholders, and after satisfaction of all liabilities and obligations to creditors of the Company, before any distribution of such assets and/or proceeds is made to or set aside for the holders of any other junior securities, a sum in cash equal to (i) the Liquidation Preference of such share of Series A Preferred Stock, plus (ii) the accrued Series A Return in respect of such share of Series A Preferred Stock as of the applicable change of control purchase date.

Registration

Pursuant to the subscription agreements, dated September 11, 2024, by and between the Company and certain investors, holders of the shares of Series A Preferred Stock have the right to demand registration of the shares of Series A Preferred Stock and the Common Stock issuable upon conversion of such Series A Preferred Stock (including shares issuable upon exercise of any Pre-Funded Warrants). Pursuant to the Waiver Agreements, the investors holding all of the shares of Series A Preferred Stock irrevocably and unconditionally waived the rights of such holders of shares of Series A Preferred Stock to require us to register the shares of Common Stock issuable upon redemption of the Series A Preferred Stock (including shares issuable upon exercise of any Pre-Funded Warrants) on a registration statement filed by the Company.

Preemption

Holders of shares of Series A Preferred Stock shall not have any preemptive rights with respect to the Company’s other securities.

No Sinking Fund

Shares of Series A Preferred Stock shall not be subject to or entitled to the operation of a retirement or sinking fund.

Series B Convertible Preferred Stock

On June 18, 2025, we filed the Certificate of Designations (the “Series B Certificate of Designations”) with the Secretary of State of the State of Delaware that established the preferences, limitations and relative rights of the Series B convertible perpetual preferred stock, par value $0.001 per share (“Series B Convertible Preferred Stock”), and authorized for issuance 300,000 shares of Series B Convertible Preferred Stock. The Amended and Restated Certificate of Incorporation was amended, effective immediately, upon the filing of the Series B Certificate of Designations.

Ranking

The Series B Convertible Perpetual Preferred Stock ranks, with respect to dividend rights and rights upon any liquidation, dissolution or winding up of the Company (a “Series B Liquidation Event”): (a) senior to the

Company’s Common Stock and other capital stock of the Company, the terms of which do not expressly provide that such class or series ranks senior to or on a parity with the Series B Convertible Perpetual Preferred Stock other than the Company’s Series A Preferred Stock, as to dividend rights and rights upon Liquidation Events; (b) on a parity with any other class or series of capital stock of the Company, the terms of which expressly provide that such class or series ranks on a parity with the Series B Convertible Preferred Stock as to dividend rights and rights upon Series B Liquidation Events; (c) junior to the Series A Preferred Stock and any other class or series of capital stock of the Company, the terms of which expressly provide that such class or series ranks senior to the Series B Convertible Preferred Stock as to dividend rights and rights upon Series B Liquidation Events; and (d) junior to all existing and future indebtedness of the Company.

Liquidation Preference

Each share of Series B Convertible Preferred Stock has a liquidation preference of the issue price of $1,000 per share as adjusted for dividends paid in kind and accreted pursuant to the terms of the Series B Certificate of Designations.

Dividend and Return Rights

Pursuant to the Series B Certificate of Designations, the shares of Series B Convertible Preferred Stock are entitled to receive cumulative dividends at a rate equal to 7% per annum (the “Series B Return”), payable quarterly in cash or in-kind at the election of the Company, which, if paid in-kind will be capitalized to the Series B Accrued Value (as defined below).

Maturity

Series B Convertible Preferred Stock is perpetual and has no maturity date.

Conversion and Redemption

A holder of the Series B Convertible Preferred Stock may elect to convert such holder’s shares of Series B Convertible Preferred Stock into shares of Common Stock, at any time. In addition, on or after the dividend payment date following June 20, 2029, if at any time the closing price of the Common Stock has been at least 175% of the applicable conversion price for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading days ending on the trading day immediately preceding the trading day on which a conversion notice is given (a “Series B Conversion Notice”), the Company may elect to convert all of the shares of Series B Convertible Preferred Stock into a number of shares of Common Stock equal to the Series B Accrued Value (as defined below) divided by the conversion price on the date of the Series B Conversion Notice, unless modified pursuant to a Make-Whole Change (as defined in the Series B Certificate of Designations). The shares of Series B Convertible Preferred Stock are convertible into Common Stock at an initial conversion price equal to $14.02, which represents a 30% premium to the 10-day volume weighted average price of the Common Stock on the trading day immediately prior to the execution of the subscription agreements for the Series B Convertible Preferred Stock. Except in the case of a change in control, the Series B Convertible Preferred Stock may not be redeemed or repurchased upon the election of the holders of the Series B Convertible Preferred Stock.

Voting

Holders of shares of Series B Convertible Preferred Stock shall have no voting rights with respect to such shares of Series B Convertible Preferred Stock except as from time to time required by law.

Change of Control

Upon certain change in control events involving the Company, (i) the holders of the Series B Convertible Preferred Stock will have the right to require the Company to redeem any or all of their Series B Convertible

Preferred Stock and (ii) the Company will have the option to redeem all (but not less than all) of the then-outstanding Series B Convertible Preferred Stock, in each case, for a cash amount equal to the Series B Accrued Value (as defined below), on a per share basis. In connection with the Company delivering a Series B Conversion Notice or in connection with a change in control, the Company will, in certain circumstances, be required to increase the conversion rate for shares of Series B Convertible Preferred Stock converting in connection therewith, which will be calculated using a make-whole table calculated over a 10-year period. In no event will the conversion rate be increased to an amount that exceeds 87.5611 shares of Common Stock per $1,000 liquidation preference of Series B Convertible Preferred Stock.

Liquidation

In the event of any Series B Liquidation Event, each holder of the Series B Convertible Preferred Stock will be entitled to receive a per share amount equal to the greater of (i) the per share purchase price of the Series B Convertible Preferred Stock (as adjusted for any in-kind dividends) plus all accrued and unpaid dividends thereon (the “Series B Accrued Value”) and (ii) the amount that such Series B Convertible Preferred Stock would have been entitled to receive if it had converted into the Company’s Common Stock immediately prior to such Series B Liquidation Event.

Registration

The shares of Common Stock issuable upon conversion of the Series B Convertible Preferred Stock have been registered under the Company’s registration statement on Form S-3, (File No. 333-284634), which was filed with the Securities and Exchange Commission on January 31, 2025, as supplemented by a prospectus supplement filed with the Securities and Exchange Commission on July 18, 2025.

Preemption

Holders of shares of Series B Convertible Preferred Stock shall not have any preemptive rights with respect to the Company’s other securities.

No Sinking Fund

Shares of Series B Convertible Preferred Stock shall not be subject to or entitled to the operation of a retirement or sinking fund.

Public Warrants

The Company has outstanding public warrants (the “Public Warrants”) and private warrants (the “Private Warrants,” and together with the Public Warrants, the “PCT Warrants”) that entitle each holder to exercise its PCT Warrants for a whole number of the Common Stock at a price of $11.50 per share. The Private Warrants are identical to the Public Warrants, except that the Private Warrants are non-redeemable so long as they are held by the initial holder or any of its permitted transferees. If the Private Warrants are held by someone other than the initial holder or its permitted transferees, the Private Warrants will be redeemable by the Company and exercisable by such holders on the same basis as Public Warrants.

As of March 31, 2026, we had approximately 5.9 million of our PCT Warrants issued and outstanding. Pursuant to the Warrant Agreement (as defined below), a holder of a PCT Warrant may exercise its PCT Warrants only for a whole number of shares of Common Stock. This means that only a whole PCT Warrant may be exercised at any given time by a holder of a PCT Warrant. No fractional PCT Warrants were issued upon separation of the Public Units (as defined below) and only whole PCT Warrants trade on NASDAQ. Each PCT Warrant became exercisable on May 4, 2021 and will expire on March 17, 2027, or earlier upon redemption. The shares of Common Stock issuable upon exercise of the PCT Warrants have been registered under the Company’s registration statement on Form S-1, as amended (File No. 333-251034), which was declared effective by the Securities and Exchange Commission on July 1, 2021 (the “Form S-1”), and, on April 1, 2022, a Company registration statement on Form S-3 (File Nos. 333-251034 and 333-257423) was declared effective by the Securities and Exchange Commission and serves as a post-effective amendment to the Form S-1 pursuant to Rule 429 under the Securities Act.

The outstanding PCT Warrants, other than the Private Warrants held by initial purchasers and affiliates or their permitted transferees, may be called for redemption, in whole and not in part, at a price of $0.01 per PCT Warrant:

•	at any time after the PCT Warrants become exercisable;

•	upon not less than 30 days’ prior written notice of redemption to each PCT Warrant holder;

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if, and only if, the reported last sale price of the shares of Common Stock equals or exceeds $14.38 per share, for any 20 trading days within a 30-day trading period commencing after the PCT Warrants become exercisable and ending on the third business day prior to the notice of redemption to PCT Warrant holders; and

•

if, and only if, there is a current registration statement in effect with respect to the shares of Common Stock underlying such PCT Warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

The right to exercise will be forfeited unless the PCT Warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a PCT Warrant will have no further rights except to receive the redemption price for such holder’s PCT Warrant upon surrender of such PCT Warrant.

The redemption criteria for the PCT Warrants have been established at a price which is intended to provide PCT Warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the PCT Warrant exercise price so that if the share price declines as a result of a redemption call, the redemption will not cause the share price to drop below the exercise price of the PCT Warrants.

If the PCT Warrants are called for redemption as described above, management will have the option to require all holders that wish to exercise PCT Warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the PCT Warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the PCT Warrants, multiplied by the difference between the exercise price of the Public Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose shall mean the average reported last sale price of the Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of PCT Warrants. Whether we will exercise our option to require all holders to exercise their Public Warrants on a “cashless basis” will depend on a variety of factors including the price of the Common Stock at the time the PCT Warrants are called for redemption, ongoing cash needs at such time and concerns regarding dilutive share issuances.

The PCT Warrants have been issued in registered form under a warrant agreement (as supplemented by First Supplemental Warrant Agreement and the Second Supplemental Warrant Agreement, the “Warrant Agreement”) between Continental Stock Transfer & Trust Company, as warrant agent, and an affiliate of the Company (f/k/a Roth CH Acquisition I Co. and now known as PureCycle Technologies Holdings Corp., a wholly-owned direct subsidiary of the Company). The Warrant Agreement provides that the terms of the PCT Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval, by written consent or vote, of the holders of a majority of the then outstanding PCT Warrants in order to make any change that adversely affects the interests of the registered holders. On February 25, 2026, the Company entered into a supplemental warrant agreement (the “First Supplemental Warrant Agreement”) to the original warrant agreements, which, in part, extended the expiration date of the PCT Warrants to June 17, 2026, or earlier upon redemption or liquidation. On April 17, 2026, the Company entered into a supplemental agreement (the “Second Supplemental Warrant Agreement”) to the original warrant agreements, which, in part, extended the expiration dates of the PCT Warrants to March 17, 2027, or earlier upon redemption or liquidation.

The exercise price and number of shares of Common Stock issuable on exercise of the PCT Warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. However, the PCT Warrants will not be adjusted for issuances of shares of Common Stock at a price below the applicable exercise price.

The PCT Warrants may be exercised upon surrender of the PCT Warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the PCT Warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check, for the number of PCT Warrants being exercised. The PCT Warrant holders do not have the rights or privileges of holders of shares of Common Stock and any voting rights until they exercise their PCT Warrants and receive shares of Common Stock. After the issuance of shares of Common Stock upon exercise of the PCT Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

PCT Warrant holders may elect to be subject to a restriction on the exercise of their PCT Warrants such that an electing PCT Warrant holder would not be able to exercise their PCT Warrants to the extent that, after giving effect to such exercise, such holder would beneficially own in excess of 9.9% of the shares of Common Stock outstanding.

No fractional shares will be issued upon exercise of the PCT Warrants. If, upon exercise of the PCT Warrants, a holder would be entitled to receive a fractional interest in a share, upon exercise, the number of shares of Common Stock to be issued to the PCT Warrant holder will be rounded down to the nearest whole number.

Public Units

As of March 31, 2026, we had 47,596 Public Units issued and outstanding. All Public Units outstanding reflect a unit consisting of one share of Common Stock and three-quarters of one redeemable PCT Warrant to purchase Common Stock.

Dividends

We have not declared or paid any cash dividends on our Common Stock and do not presently intend to pay any cash dividends in the foreseeable future. The payment of dividends is subject to the discretion of the Company’s board of directors (the “Board”). Our Board bases its decisions regarding dividends on, among other things, general business conditions, our financial results, contractual, legal and regulatory restrictions regarding dividend payments and any other factors that the Board may consider relevant.

Listing

Our Common Stock, PCT Warrants and Public Units trade on NASDAQ under the symbols “PCT,” “PCTTW” and “PCTTU,” respectively.

Annual Stockholder Meetings

The Second Amended and Restated Bylaws provide that annual stockholder meetings will be held wholly or partially by means of remote communication or at such place, within or without the State of Delaware, on such date and at such time as may be determined by the Board, the Chief Executive Officer of the Company (the “Chief Executive Officer”) or the chairman of the Board (the “Chairman”) and as will be designated in the notice of the annual meeting.

Anti-Takeover Effects of the Company’s Amended and Restated Certificate of Incorporation and Second Amended and Restated Bylaws and Certain Provisions of Delaware Law

The Amended and Restated Certificate of Incorporation, Certificate of Designations and the Second Amended and Restated Bylaws contain and the DGCL contains provisions, which are summarized in the following paragraphs, that are intended to enhance the likelihood of continuity and stability in the composition of the Board. These provisions are intended to avoid costly takeover battles, reduce the Company’s vulnerability to a hostile change of control and enhance the ability of the Board to maximize stockholder value in connection with any unsolicited offer to acquire the Company. However, these provisions may have an anti-takeover effect and may delay, deter or prevent a merger or acquisition of the Company by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the prevailing market price for the shares of the Common Stock held by stockholders.

Authorized but Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of NASDAQ, which would apply if and so long as the Common Stock remains listed on NASDAQ, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of Common Stock. Additional shares that may be used in the future may be issued for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

The Board may generally issue preferred stock on terms calculated to discourage, delay or prevent a change of control of the Company or the removal of the Company’s management. Moreover, the Company’s authorized but unissued shares of preferred stock will be available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, to facilitate acquisitions and employee benefit plans.

One of the effects of the existence of unissued and unreserved Common Stock or preferred stock may be to enable the Board to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of the Company’s management and possibly deprive the Company’s stockholders of opportunities to sell their shares of the Common Stock at prices higher than prevailing market prices.

Removal of Directors; Vacancies

Subject to the rights, if any, of the holders of any series of preferred stock under circumstances specified in a Preferred Stock Designation, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board resulting from death, disability, resignation, disqualification, removal, or other cause will be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board, or by a sole remaining director; provided, that, (i) for so long as Pure Crown has a right to nominate the Pure Crown Director, any vacancy resulting from the death, disability, resignation, disqualification, removal, or other cause with respect to the Pure Crown Director, will be filled only by Pure Crown and (ii) for so long as Sylebra Capital has a right to nominate one or more directors for nomination to the Board, any vacancy resulting from the death, disability, disqualification, resignation, or removal with respect to such nominee shall be filled by a successor nominee of Sylebra Capital, subject to certain exceptions described in the Board Representation Agreement. Sylebra Capital is currently entitled to designate two directors for nomination. Any director elected in accordance with the preceding sentence will hold office until the next annual election and until their successors are duly elected and qualified or until their earlier death, disability, resignation, disqualification or removal. No decrease in the number of directors constituting the Board may shorten the term of any incumbent director.

Subject to the rights, if any, of the holders of any series of preferred stock to elect additional directors under circumstances specified in a Preferred Stock Designation, any director may be removed from office by the stockholders at any time, with or without cause. At any annual meeting or special meeting of the stockholders, the notice of which states that the removal of a director or directors is among the purposes of the meeting and identifies the director or directors proposed to be removed, the affirmative vote of the holders of a majority of the voting power of the outstanding Voting Stock, voting together as a single class, may remove such director or directors. “Voting Stock” means stock of the Company of any class or series entitled to vote generally in the election of directors.

Special Stockholder Meetings

Subject to the rights of the holders of any future series of preferred stock, special meetings of stockholders may be called only (i) by the Chairman, (ii) by the Chief Executive Officer, or (iii) by the Secretary of the Company (the “Secretary”) acting at the request of the Chairman, the Chief Executive Officer or a majority of the total number of directors that the Company would have if there were no vacancies on its Board. At any annual meeting or special meeting of stockholders, only such business will be conducted or considered as has been brought before such meeting in the manner provided in the Second Amended and Restated Bylaws.

Requirements for Advance Notification of Director Nominations and Stockholder Proposals

The Second Amended and Restated Bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the Board or a committee of the Board. In order for any matter to be properly brought before a meeting, a stockholder will have to comply with advance notice requirements and provide the Company with certain information, including, for stockholders who intend, or are part of a group who intends, to solicit proxies in support of director nominees other than the nominees of the Board or a committee of the Board, reasonable documentary evidence that the requirements of Rule 14a-19 under the Exchange Act have been satisfied. Generally, to be timely, a stockholder’s notice relating to any nomination or other business to be brought before an annual meeting must be delivered to the Secretary at the Company’s principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the immediately preceding annual meeting of stockholders. Notwithstanding the foregoing, in the event that the number of directors to be elected to the Board at the annual meeting is increased effective after the time period for which nominations would otherwise be due and there is no public announcement by the Company naming the nominees for the additional directorships at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice will also be considered timely, but only with respect to nominees for the additional directorships, if it will be delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the 10th day following the day on which such public announcement is first made by the Company.

To be timely, a stockholder’s notice relating to the nomination of a director to Board to be brought before a special meeting, if permitted, will be delivered to the Secretary at the principal executive offices of the Company not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. The Second Amended and Restated Bylaws also specify requirements as to the form and content of a stockholder’s notice.

Notwithstanding the foregoing notice requirements, the notice requirements will not apply to director nominations pursuant to the Pure Crown Side Letter (as defined in the Second Amended and Restated Bylaws). These notice provisions may defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of the Company.

Consent of Stockholders in Lieu of Meeting

Subject to the rights of the holders of any series of preferred stock, any action required or permitted to be taken by the stockholders may be taken only at a duly called annual or special meeting of stockholders and may not be taken without a meeting by means of any consent in writing of such stockholder.

Dissenters’ Rights of Appraisal and Payment

Under the DGCL, with certain exceptions, the Company’s stockholders will have appraisal rights in connection with a merger or consolidation of the Company. Pursuant to the DGCL, stockholders who properly request and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.

Stockholders’ Derivative Actions

Under the DGCL, any of the Company’s stockholders may bring an action in the Company’s name to procure a judgment in the Company’s favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of the Company’s shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law.

Amendment of the Amended and Restated Certificate of Incorporation

The Amended and Restated Certificate of Incorporation provides that the Company reserves the right at any time from time to time to amend, alter, change or repeal any provision contained in the Amended and Restated Certificate of Incorporation. Notwithstanding any inconsistent provision of the Amended and Restated Certificate of Incorporation or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any series of preferred stock required by law, the affirmative vote of the holders of a majority of the voting power of the outstanding capital stock entitled to vote, voting together as a single class, is required to amend, alter, change or repeal, or adopt any provision inconsistent with, certain provisions, as noted in the Amended and Restated Certificate of Incorporation, or the definition of any capitalized terms used therein or any successor provision.

Amendment of the Second Amended and Restated Bylaws

The Second Amended and Restated Bylaws may be amended in any respect or repealed at any time, either (a) at any meeting of stockholders, provided that any amendment or supplement proposed to be acted upon at any such meeting has been properly described or referred to in the notice of such meeting, or (b) by the Board, provided that no amendment adopted by the board may vary or conflict with any amendment adopted by the stockholders in accordance with the Amended and Restated Certificate of Incorporation and the Second Amended and Restated Bylaws. Notwithstanding the foregoing and anything contained in the Second Amended and Restated Bylaws, certain provisions of the Second Amended and Restated Bylaws may not be amended or repealed by the stockholders, and no provision inconsistent therewith may be adopted by the stockholders, without the affirmative vote of the holders of a majority of the Company’s outstanding capital stock entitled to vote, voting together as a single class.

Exclusive Forum Selection

The Amended and Restated Certificate of Incorporation provides that, unless the Company consents in writing to the selection of an alternative forum, (a) the Court of Chancery (the “Chancery Court”) of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware) will, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action, suit or proceeding brought on behalf of the Company, (ii) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any director, officer, employee or stockholder of the Company to the Company or to the Company’s stockholders, (iii) any action, suit or proceeding arising pursuant to any provision of the DGCL or the Second Amended and Restated Bylaws or the Amended and Restated Certificate of Incorporation (as either may be amended and/or restated from time to time) or as to which the DGCL confers jurisdiction on the Chancery Court, or (iv) any action, suit or proceeding asserting a claim against the Company governed by the internal affairs doctrine; and (b) subject to the preceding provisions, the federal district courts of the United States will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act or the Exchange Act. If any action the subject matter of which is within the scope of clause (a) of the immediately preceding sentence is filed in a court other than the courts in the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder will be deemed to have consented to (1) the personal jurisdiction of the state and federal courts in the State of Delaware in connection with any action brought in any such court to enforce the provisions of clause (a) of the immediately preceding sentence and (2) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder. Any person or entity purchasing or otherwise acquiring or holding any interest in any security of the Company will be deemed to have notice of and consented to such provisions of the Amended and Restated Certificate of Incorporation. Notwithstanding the foregoing, the exclusive forum provision will not apply to suits brought to enforce any liability or duty created by the Securities Act, the Exchange Act, or any other claim for which the federal courts of the United States have exclusive jurisdiction. Unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by applicable law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.

Limitations on Liability and Indemnification of Officers and Directors

The DGCL authorizes corporations to limit or eliminate the personal liability of directors and certain officers to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. The Amended and Restated Certificate of Incorporation includes a provision that eliminates the personal liability of directors for monetary damages for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. The effect of these provisions is to eliminate the rights of the Company and its stockholders, through stockholders’ derivative suits on the Company’s behalf, to recover monetary damages from a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. However, exculpation does not apply to any director for any breach of the director’s duty of loyalty to the Company or its stockholders, or if the director has acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper benefit from his or her actions as a director.

The Amended and Restated Certificate of Incorporation provides that the Company must indemnify and advance expenses to the Company’s directors and officers to the fullest extent authorized by the DGCL. The Company also is expressly authorized to maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the DGCL. The Company believes that these indemnification and advancement provisions and insurance are useful to attract and retain qualified directors and executive officers.

The limitation of liability, advancement and indemnification provisions in the Amended and Restated Certificate of Incorporation may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit the Company and its stockholders. In addition, your investment may be adversely affected to the extent the Company pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

DESCRIPTION OF RIGHTS

We may issue rights to purchase Common Stock or other securities or any combination thereof. These rights may be issued independently or together with any other security offered by us and may or may not be transferable by the securityholder receiving the rights in such offering. In connection with any offering of rights, we may enter into a standby arrangement with one or more underwriters or other investors pursuant to which the underwriters or other investors may be required to purchase any securities remaining unsubscribed for after such offering.

To the extent appropriate, the applicable prospectus supplement will describe the specific terms of the rights to purchase shares of our securities offered thereby, including the following:

•	the date of determining the securityholders entitled to the rights distribution;

•	the price, if any, for the rights;

•	the exercise price payable for the Common Stock, depositary shares or other securities upon the exercise of the right;

•	the number of rights issued to each securityholder;

•	the amount of Common Stock, depositary shares or other securities that may be purchased per each right;

•	any provisions for adjustment of the amount of securities receivable upon exercise of the rights or of the exercise price of the rights;

•	the extent to which the rights are transferable;

•	the date on which the right to exercise the rights shall commence, and the date on which the rights shall expire;

•	the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities or an over-allotment privilege to the extent the securities are fully subscribed;

•	the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of rights;

•	any applicable U.S. federal income tax considerations; and

•	any other terms of the rights, including the terms, procedures and limitations relating to the transferability, exchange and exercise of the rights.

The description in the applicable prospectus supplement of any rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate and/or rights agreement, which will be filed with the SEC if we offer rights. You are urged to read the applicable rights certificate, rights agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and for us to sell to the holders, a specified number of shares of Common Stock at a future date or dates. The price per share of Common Stock and the number of shares of Common Stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula stated in the stock purchase contracts.

The stock purchase contracts may be issued separately or as part of units that we call “stock purchase units.” Stock purchase units consist of a stock purchase contract and U.S. treasury securities securing the holders’ obligations to purchase shares of Common Stock under the stock purchase contracts.

The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and these payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations in a specified manner.

The applicable prospectus supplement will describe the terms of the stock purchase contracts or stock purchase units. The description in the prospectus supplement will only be a summary, and you should read the stock purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units. Material U.S. federal income tax considerations applicable to the stock purchase units and the stock purchase contracts will also be discussed in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms that will apply to any debt securities that we may offer pursuant to this prospectus and an applicable prospectus supplement. The specific terms of any offered debt securities, and the extent to which the general terms described in this section apply to these debt securities, will be described in the applicable prospectus supplement at the time of the offering. The prospectus supplement, which we will file with the SEC, may or may not modify the general terms found in this prospectus. For a complete description of any series of debt securities, you should read both this prospectus and the prospectus supplement that applies to that series of debt securities.

As used in this prospectus, “debt securities” means the debentures, notes, bonds and other evidences of indebtedness that we may offer pursuant to this prospectus and an applicable prospectus supplement and authenticated by the relevant trustee and delivered under the applicable indenture. We may issue debt securities under an indenture (the “indenture”) to be entered into between us and U.S. Bank Trust Company, National Association, as trustee (the “trustee”), as supplemented from time to time, the form of which is filed as an exhibit to the registration statement of which this prospectus is a part. If a different trustee or a different indenture for a series of debt securities is used, those details will be provided in a prospectus supplement and the forms of any other indentures will be filed with the SEC at the time they are used.

We have summarized below the material provisions of the indenture and the debt securities, and indicated which material provisions will be described in an applicable prospectus supplement. For further information, you should read the indenture. The following summary is qualified in its entirety by the provisions of the indenture, including the provisions made part thereof by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

General

The indenture will not limit the aggregate principal amount of debt securities that may be issued under it. We may issue debt securities at one or more times in one or more series. Each series of debt securities may have different terms. The terms of any series of debt securities will be described in, or determined by action taken pursuant to, a resolution of our Board or a committee appointed by our Board or in a supplement to the indenture relating to that series.

We are not obligated to issue all debt securities of one series at the same time and, unless otherwise provided in the prospectus supplement, we may reopen a series, without the consent of the holders of the debt securities of that series, for the issuance of additional debt securities of that series. Additional debt securities of a particular series will have the same terms and conditions as outstanding debt securities of that series, except for the date of original issuance and the offering price, and will be consolidated with, and form a single series with, those outstanding debt securities.

The prospectus supplement relating to any series of debt securities that we may offer will state the price or prices at which the debt securities will be offered and will contain the specific terms of that series. These terms may include the following:

•	the title of the series;

•	any limit upon the aggregate principal amount of the series;

•	the date or dates on which each of the principal of and premium, if any, on the securities of the series is payable and the method of determination thereof;

•	whether the debt securities are senior or subordinated debt securities and, if subordinated, the terms of such subordination;

•

the rate or rates at which the securities of the series will bear interest, if any, or the method of calculating such rate or rates of interest, the date or dates from which interest will accrue or the method by which the date or dates will be determined, the interest payment dates on which any interest will be payable and the record date, if any;

•	whether debt securities are entitled to any guarantee of any subsidiary guarantors and the identity of any such subsidiary guarantors for that series and the terms of such guarantee;

•	the place or places where the principal of (and premium, if any) and interest, if any, on securities of the series will be payable;

•	the place or places where the securities may be exchanged or transferred;

•

the period or periods within which, the price or prices at which, the currency or currencies (including currency unit or units) in which, and the other terms and conditions upon which, securities of the series may be redeemed, in whole or in part, at our option, if we are to have that option with respect to the applicable series;

•

our obligation, if any, to redeem or purchase securities of the series in whole or in part pursuant to any sinking fund or analogous provision or upon the happening of a specified event or at the option of a holder thereof and the period or periods within which, the price or prices at which, and the other terms and conditions upon which securities of the series will be redeemed or purchased, in whole or in part, pursuant to such an obligation;

•	if other than minimum denominations of $2,000 and multiples of $1,000 thereafter, the denominations in which securities of the series are issuable;

•

if other than U.S. dollars, the currency or currencies (including currency unit or units) in which payments of principal of (and premium, if any) and interest, if any, on the securities of the series will or may be payable, or in which the securities of the series will be denominated, and the particular provisions applicable thereto;

•

if the payments of principal (and premium, if any), or interest, if any, on the securities of the series are to be made, at our or a holder’s election, in a currency or currencies (including currency unit or units) other than that in which the securities are denominated or designated to be payable, the currency or currencies (including currency unit or units) in which the payments are to be made, the terms and conditions of the payments and the manner in which the exchange rate with respect to the payments will be determined, and the particular provisions applicable thereto;

•

if the amount of payments of principal (and premium, if any) and interest, if any, on the securities of the series will be determined with reference to an index, formula or other method (which index, formula or method may be based, without limitation, on a currency or currencies (including currency unit or units) other than that in which the securities of the series are denominated or designated to be payable), the index, formula or other method by which those amounts will be determined;

•	whether, and the terms and conditions upon which, the securities of the series may or must be converted into our securities or exchanged for our securities or those of another enterprise;

•

if other than the principal amount thereof, the portion of the principal amount of securities of the series which will be payable upon declaration of acceleration of the maturity thereof pursuant to an event of default or the method by which that portion will be determined;

•

any modifications of or additions to (i) the events of default and any changes in the right of the trustee or the holders to declare the principal, premium, if any, any interest, if any, with respect to the securities to be due and payable, (ii) covenants with respect to securities of the series or (iii) any modifications of or additions to subordination provisions with respect to any debt securities that are subordinated;

•	whether the securities of the series will be subject to legal defeasance or covenant defeasance as provided in the indenture;

•	any modifications of or additions to provisions relating to satisfaction and discharge of the indenture;

•	if other than the trustee, the identity of the registrar and any paying agent and any other agent appointed in connection with the securities of such series;

•

if the securities of the series will be issued in whole or in part in global form, (i) the depositary for the global securities, (ii) the form of any legend that will be borne by the global securities, (iii) whether beneficial owners of interests in any securities of the series in global form may exchange those interests for certificated securities of that series and of like tenor of any authorized form and denomination and (iv) the circumstances under which any such exchange may occur;

•	whether the securities of the series will be secured or unsecured and, if secured, the nature and priority of the security interest and the identity of any collateral agent; and

•	any other terms of the series.

Interest

Unless otherwise indicated in the applicable prospectus supplement, if any payment date with respect to debt securities falls on a day that is not a business day, we will make the payment on the next business day. The payment made on the next business day will be treated as though it had been made on the original payment date, and no interest will accrue on the payment for the additional period of time.

Ranking

Unless otherwise indicated in the applicable prospectus supplement, the debt securities, if senior debt securities, will be our direct, unconditional, unsecured and unsubordinated obligations and will rank pari passu with all of our other unsecured senior obligations. However, such senior debt securities will be effectively junior to all of our secured obligations to the extent of the value of the assets securing those obligations. Such debt securities will also be structurally subordinated to all liabilities, including trade payables and lease obligations, of our subsidiaries. The debt securities, if subordinated debt securities, will be our direct, unconditional, unsecured and subordinated obligations and will be junior in right of payment to our existing and future senior obligations. The extent of subordination of such subordinated debt securities will be described in an accompanying prospectus supplement.

Covenants

Except as described below or in the prospectus supplement with respect to any series of debt securities, neither we nor any subsidiary guarantors are restricted by the indenture from paying dividends or making distributions on our or their capital stock or purchasing or redeeming our or their capital stock. The indenture does not require the maintenance of any financial ratios or specified levels of net worth or liquidity. In addition, with certain exceptions, the indenture does not contain any covenants or other provisions that would limit our or any subsidiary guarantor’s right to incur additional indebtedness or limit the amount of additional indebtedness, including senior or secured indebtedness that we can create, incur, assume or guarantee.

Unless otherwise indicated in the applicable prospectus supplement, covenants contained in the indenture will be applicable to the series of debt securities to which the prospectus supplement relates so long as any of the debt securities of that series are outstanding.

Reporting

The indenture provides that we will file with the trustee and the SEC such information, documents and other reports as may be required pursuant to the Trust Indenture Act at the times and in the manner provided in the Trust Indenture Act.

Guarantees

One or more of our direct or indirect wholly-owned subsidiaries may fully and unconditionally guarantee any series of debt securities offered by this prospectus in the future. The term “subsidiary guarantors” with respect to a series of debt securities refers to those subsidiaries, if any, that guarantee that series of debt securities. We may file one or more post-effective amendments to our registration statement to add such potential subsidiary guarantors. The applicable prospectus supplement will name the subsidiary guarantors, if any, for that series of debt securities and will describe the terms of the guarantee by the subsidiary guarantors.

Consolidation, Merger and Sale of Assets

The indenture provides that neither we nor any subsidiary guarantor may consolidate or merge with or into, or sell or convey all or substantially all of our assets in any one transaction or series of related transactions to another person, unless (other than a consolidation or merger of PCT and one or more subsidiary guarantors or two or more subsidiary guarantors, or a sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the assets of PCT to a subsidiary guarantor, a subsidiary guarantor to the Company or of a subsidiary guarantor to another subsidiary guarantor):

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either we or a subsidiary guarantor, as the case may be, are the resulting, surviving or transferee corporation, or our successor is a corporation organized under the laws of the United States, any state or the District of Columbia and expressly assumes by supplemental indenture all of our obligations under the indenture and all the debt securities; and

•	immediately after giving effect to the transaction, no default or event of default has occurred and is continuing.

The term “default” for the purpose of this provision means any event that is, or with the passage of time or the giving of notice or both would become, an event of default.

Notwithstanding the foregoing, the provisions of this covenant shall not apply to (i) any sale, transfer, lease, conveyance or other disposition of assets between or among the Company and its wholly owned subsidiaries or between or among wholly owned subsidiaries of the Company, or (ii) any merger or consolidation of the Company with a wholly owned subsidiary of the Company solely for the purpose of reincorporating the Company in another jurisdiction. Except in the case of a lease of all or substantially all of our assets or a subsidiary guarantor’s assets, the successor will be substituted for us or the subsidiary guarantor, as the case may be, in the indenture with the same effect as if it had been an original party to such indenture. Thereafter, the successor may exercise the rights and powers of PCT or such subsidiary guarantor under the indenture.

Events of Default, Notice and Waiver

In the indenture, the term “event of default” with respect to debt securities of any series means any of the following:

•	failure by us to pay interest, if any, on the debt securities of that series for 30 days after the date payment is due and payable;

•	failure by us to pay principal of or premium, if any, on the debt securities of that series when due, at maturity, upon any redemption, by declaration or otherwise;

•	failure by us or any subsidiary guarantor to comply with other covenants in the indenture or the debt securities of that series for 90 days after notice that compliance was required;

•	certain events of bankruptcy or insolvency of us or any subsidiary guarantor with respect to such series that is a significant subsidiary; and

•	if applicable, specified events involving the guarantees.

The term “significant subsidiary” for the purpose of this provision means any of our subsidiaries that would be a “significant subsidiary” as defined in Rule 1-02(w) of Regulation S-X of the Exchange Act.

If an event of default (other than relating to certain events of bankruptcy or insolvency of us or breach of our reporting obligation) has occurred and is continuing, the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of that series may declare the entire principal of all the debt securities of the affected series, and accrued interest thereon, if any, to be due and payable immediately.

If an event of default relating to certain events of bankruptcy or insolvency of us or any subsidiary guarantor occurs and is continuing, then the principal amount of all of the outstanding debt securities and any accrued interest thereon will automatically become due and payable immediately, without any declaration or other act by the trustee or any holder.

The holders of not less than a majority in aggregate principal amount of the debt securities of any series may, after satisfying conditions, rescind and annul any of the above-described declarations and consequences involving the debt securities of that series, except a continuing default or event of default in the payment of principal of, or interest or premium, if any, on the debt securities of the affected series.

The indenture imposes limitations on suits brought by holders of debt securities of any series against us or any subsidiary guarantor. Except for actions for payment of overdue principal or interest, no holder of a debt security of any series may institute any action against us under the indenture unless:

•	the holder has previously given to the trustee written notice of an event of default and the continuance of that event of default;

•	the holder or holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have requested that the trustee pursue the remedy;

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such holder or holders have offered, and, if requested, provided to the trustee security or indemnity reasonably satisfactory to the trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

•	the trustee has not instituted the action within 60 days of the receipt of such notice, request and offer of indemnity; and

•	the trustee has not received inconsistent direction by the holders of a majority in principal amount of the outstanding debt securities of that series.

We will be required to file annually with the trustee a certificate, signed by an officer of our Company, stating whether or not the officer knows of any default by us in the performance, observance or fulfillment of any condition or covenant of the indenture.

Notwithstanding the foregoing, the sole remedy for any breach of our obligation under the indenture to file or furnish reports or other financial information pursuant to section 314(a)(1) of the Trust Indenture Act (or as otherwise required by the indenture) shall be the payment of liquidated damages, and the holders will not have any right under the indenture to accelerate the maturity of the debt securities of the affected series as a result of any such breach. If any such breach continues for 180 days after notice thereof is given in accordance with the indenture, we will pay liquidated damages to the holders of the debt securities of that series at a rate per annum equal to 0.25% per annum of the principal amount of the debt securities of the affected series from the 180th day following such notice to but not including the date on which the breach relating to the reporting obligations referred to in this paragraph shall have been cured or waived; provided that in no event shall such liquidated damages accrue for more than 365 days. The provisions of the indenture described in this paragraph will not affect the rights of the holders of the debt securities of any series in the event of the occurrence of any other event of default.

Modification and Waiver

Except as provided in the two succeeding paragraphs, the indenture provides that we, any subsidiary guarantors and the trustee thereunder may, with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of any series then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, debt securities of that series), voting as one class, add any provisions to, or change in any manner, eliminate or modify in any way the provisions of, the indenture or modify in any manner the rights of the holders of the debt securities of that series.

We, any subsidiary guarantors and the trustee may amend or supplement the indenture or the debt securities of any series without the consent of any holder to:

•	convey, transfer, assign, mortgage or pledge to the trustee as security for the debt securities of any series, any property or assets;

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evidence the assumption by a successor corporation of our obligations under the indenture and the debt securities of any series in the case of a merger, amalgamation, consolidation or sale of all or substantially all of our assets;

•	add covenant(s) or events of default(s) for the protection of the holders of all or any series of debt securities;

•

cure any ambiguity or correct or supplement any provision contained in the indenture or any supplemental indenture that may be defective or inconsistent with any other provision contained in the indenture or in any supplemental indenture, or make any other provisions as we may deem necessary or desirable;

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evidence and provide for the acceptance of appointment by a successor trustee in accordance with the indenture and add or change any of the provisions in the indenture as shall be necessary to provide for or facilitate the administration of trusts thereunder by more than one trustee;

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provide for uncertificated debt securities in addition to, or in place of, certificated debt securities of any series in a manner that does not materially and adversely affect any holders of the debt securities of that series;

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conform the text of the indenture or the debt securities of any series to any provision of this “Description of Debt Securities” or “Description of Securities” in this prospectus or the applicable prospectus supplement for that series to the extent that the provision in that description was intended to be a verbatim recitation of a provision of the indenture or the debt securities of that series;

•	provide for the issuance of additional debt securities of any series in accordance with the limitations set forth in the indenture as of the date of the indenture;

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make any change that would provide any additional rights or benefits to the holders of all or any series of debt securities or that does not adversely affect the legal rights under the indenture of any such holder or any holder of a beneficial interest in the debt securities of that series;

•	comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

•	establish the form or terms of debt securities of any series as permitted by the indenture;

•	secure our obligations in respect of the debt securities of any series;

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in the case of convertible or exchangeable debt securities of any series, subject to the provisions of the supplemental indenture for that series, to provide for conversion rights, exchange rights and/or repurchase rights of holders of that series in connection with any reclassification or change of our common stock or in the event of any amalgamation, consolidation, merger or sale of all or substantially all of the assets of us or our subsidiaries substantially as an entirety occurs;

•	in the case of convertible or exchangeable debt securities of any series, to reduce the conversion price or exchange price applicable to that series;

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in the case of convertible or exchangeable debt securities of any series, to increase the conversion rate or exchange ratio in the manner described in the supplemental indenture for that series, provided that the increase will not adversely affect the interests of the holders of that series in any material respect;

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make any amendment to or supplement of the indenture or the debt securities of any series that does not adversely affect the rights of holders of any series of debt securities then outstanding in any material respect; or

•	add Guarantees with respect to the debt securities of any series.

We, any subsidiary guarantors and the trustee may not, without the consent of the holder of each outstanding debt security affected thereby:

•	change the final maturity date of any debt security;

•	reduce the aggregate principal amount on any debt security;

•	reduce the rate of or extend the stated time for payment of interest on any debt security;

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reduce or alter the method of computation of any amount payable on any debt security upon redemption, prepayment or purchase of any debt security or otherwise alter or waive any of the provisions with respect to the redemption or of any debt security, or waive a redemption payment with respect to any debt security;

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make any note payable in any money, or at a place of payment other than provided in any debt security of any series or in accordance with the terms of any debt security of any series, the indenture or any supplemental indenture;

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impair the right to institute suit for the enforcement of any payment on any debt security when due, or otherwise make any change in the provisions of the indenture or any supplemental indenture relating to waivers of past defaults or the rights of holders of any debt security to receive payments of principal of, or premium, if any, or interest on any debt security;

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modify the provisions of the indenture with respect to modification and waiver (including waiver of a default or event of default in respect of debt securities of any series), except to increase the percentage required for modification or waiver or to provide for the consent of each affected holder;

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reduce the percentage of principal amount of outstanding debt securities of any series whose holders must consent to an amendment, supplement or waiver of the indenture or the debt securities of that series;

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make any change that adversely affects the conversion rights of holders of debt securities of any series that are exchangeable or convertible to receive payment or delivery of any consideration due upon the conversion or exchange of the debt securities of that series; or

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modify or amend any provisions of the indenture or the debt securities of any series as may be described in the prospectus supplement with respect to that series of debt securities as requiring the consent of each holder affected thereby.

Defeasance

The indenture provides that we and any subsidiary guarantors will be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to the trustee, to register the transfer or exchange of the debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold monies for payment in trust and to pay the principal of and interest, if any, on those debt securities), upon the irrevocable deposit with the applicable trustee, in trust, of money and/or U.S.

government obligations, which through the payment of interest and principal of the U.S. government obligations in accordance with their terms will provide money in an amount sufficient to pay any installment of principal and premium, if any, and interest, if any, on the debt securities of that series on the stated maturity date thereof in accordance with the terms of the indenture and the debt securities of that series. Also, the establishment of such a trust will be conditioned on the delivery by us or a subsidiary guarantor to the trustee of an opinion of counsel reasonably satisfactory to the trustee to the effect that, based upon applicable U.S. federal income tax law or a ruling published by the IRS, such a defeasance and discharge will not be deemed, or result in, a taxable event with respect to the holders. For the avoidance of doubt, such an opinion would require a change in current U.S. tax law.

We and any subsidiary guarantors may also omit to comply with the restrictive covenants, if any, of any particular series of debt securities, other than the covenant to pay the amounts due and owing with respect to that series. Any such omission will not be an event of default with respect to the debt securities of that series, upon the deposit with the applicable trustee, in trust, of money and/or U.S. government obligations, which through the payment of interest and principal of the U.S. government obligations in accordance with their terms will provide money in an amount sufficient to pay any installment of principal and premium, if any, and interest, if any, on the debt securities of that series on the stated maturity date thereof in accordance with the terms of the indenture and the debt securities of that series. Our and any subsidiary guarantors’ obligations under the indenture and the debt securities of that series other than with respect to those covenants will remain in full force and effect. Also, the establishment of such a trust will be conditioned on the delivery by us or a subsidiary guarantor to the trustee of an opinion of counsel to the effect that such a defeasance and discharge will not be deemed, or result in, a taxable event with respect to the holders.

Satisfaction and Discharge

At our option, we may satisfy and discharge the indenture with respect to the debt securities of any series (except for specified rights and obligations of the trustee and ours, including, among others, the obligations to apply money held in trust), as may be reasonably requested by the Company when:

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either (a) all debt securities of that series previously authenticated under the indenture have been delivered to the trustee for cancellation or (b) all debt securities of that series not yet delivered to the trustee for cancellation (i) have become due and payable by reason of the mailing of a notice of redemption or otherwise or (ii) will become due and payable within one year, and we or a subsidiary guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders an amount sufficient to pay and discharge the entire indebtedness on debt securities of that series;

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no default or event of default with respect to debt securities of that series has occurred or is continuing on the date of the deposit or will occur as a result of the deposit and the deposit will not result in a breach or violation of any other instrument to which we are bound;

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we or a subsidiary guarantor have paid or caused to be paid all other sums payable by us under the indenture and any applicable supplemental indenture with respect to the debt securities of that series;

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we have delivered irrevocable instructions to the trustee to apply the deposited funds toward the payment of securities of that series at the stated maturity date or the redemption date, as applicable; and

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we have delivered to the trustee an officer’s certificate and an opinion of counsel stating that all conditions precedent relating to the satisfaction and discharge of the indenture as to that series have been satisfied.

Unclaimed Money

Subject to applicable abandoned property laws, if money deposited with the trustee or paying agent for the payment of principal of, premium or accrued and unpaid interest, if any, on debt securities remains unclaimed for two years, the trustee and paying agent will pay the money back to us upon our request. After the trustee or paying agent pays the money back to us, holders of debt securities entitled to the money must look to us for payment, subject to applicable law, and all liability of the trustee and the paying agent with respect to the money will cease.

Purchase and Cancellation

The registrar and paying agent will forward to the trustee any debt securities surrendered to them for transfer, exchange or payment, and the trustee will promptly cancel those debt securities in accordance with its customary procedures. We will not issue new debt securities to replace debt securities that we have paid or delivered to the trustee for cancellation or that any holder has converted.

We may, to the extent permitted by law, purchase debt securities in the open market or by tender offer at any price or by private agreement. We may, at our option and to the extent permitted by law, reissue, resell or surrender to the trustee for cancellation any debt securities we purchase in this manner; provided that we do not reissue or resell those debt securities if upon reissuance or resale, they would constitute “restricted securities” within the meaning of Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”). Debt securities surrendered to the trustee for cancellation may not be reissued or resold and will be promptly cancelled.

Replacement of Debt Securities

We will replace mutilated, lost, destroyed or stolen debt securities at the holder’s expense upon delivery to the trustee of the mutilated debt securities or evidence of the loss, destruction or theft of the debt securities satisfactory to the trustee and us. In the case of a lost, destroyed or stolen debt security, we or the trustee may require, at the expense of the holder, indemnity satisfactory to us and the trustee.

Regarding the Trustee

U.S. Bank Trust Company, National Association, is the trustee under the indenture. Except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, the trustee will exercise such of the rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs. The holders of a majority in principal amount of the then outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. Subject to these provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of debt securities, unless such holder has offered, and, if requested, provided to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

Pursuant and subject to the Trust Indenture Act, the trustee will be permitted to engage in other transactions with us; however, if the trustee acquires any conflicting interest, it would be required to eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign.

No Individual Liability of Directors, Officers, Employees, Incorporators, Stockholders or Agents

The indenture provides that none of the past, present or future directors, officers, employees, incorporators, stockholders, other owners or agents of PCT or any subsidiary guarantor in their capacity as such will have any liability for any of our obligations under the debt securities of any series or the indenture. Each holder of debt securities of any series by accepting a debt security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the debt securities. The waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Governing Law

The indenture and debt securities of each series are governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more shares of common stock, shares of preferred stock, warrants, stock purchase contracts, stock purchase units, debt securities or any combination of such securities.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

A summary of certain U.S. federal income tax considerations to persons investing in the securities offered by this prospectus may be set forth in an applicable prospectus supplement. The summary will be prepared for information purposes only, however, and will not be intended as legal or tax advice to prospective purchasers. Prospective purchasers of securities are urged to consult their own tax advisors prior to any acquisition of securities.

FORMS OF SECURITIES

Each warrant and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

We may issue the registered warrants and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable warrant agreement or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable warrant agreement or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable warrant agreement or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Any payments to holders with respect to warrants or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of the Company, any warrant agent, unit agent or any other agent of the Company, agent of such warrant agent or unit agent will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary. In addition, we may at any time determine that the securities of any series shall no longer be represented by a global security and will issue securities in definitive form in exchange for such global security pursuant to the procedure described above.

SELLING SECURITYHOLDERS

Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act which are incorporated by reference into this prospectus.

PLAN OF DISTRIBUTION

We or selling securityholders may sell the securities in and outside the United States:

•	through underwriters or dealers;

•	through agents;

•	directly to one or more purchasers;

•	any combination of these; or

•	through any method described in the applicable prospectus supplement.

The distribution of the securities may be effected, from time to time, in one or more transactions, including:

•	block transactions (which may involve crosses) and transactions on any organized market where the securities may be traded;

•	purchases by a dealer as principal and resale by the dealer for its own account pursuant to a prospectus supplement;

•	ordinary brokerage transactions and transactions in which a dealer solicits purchasers;

•	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers; and

•	in any other manner described in the applicable prospectus supplement.

We or selling securityholders may distribute the securities from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed from time to time;

•	market prices prevailing at the time of sale;

•	prices related to the prevailing market prices;

•	negotiated prices; or

•	prices determined according to the process described in the applicable prospectus supplement.

Any selling stockholder will act independently of us in making decisions with respect to the timing, manner and size of each of its sales of securities covered by this prospectus.

The prospectus supplement will describe the terms of the offering of the securities, including the following:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price and the proceeds we will receive from the sale;

•	any underwriting discounts and other items constituting underwriters’ compensation; and

•	any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

Sale through Underwriters or Dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer the securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If we offer the securities in a subscription rights offering to our existing holders of our securities, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting agreement, we may retain a dealer-manager to manage a subscription rights offering for us.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the securities sold for their account may be reclaimed by the syndicate if the securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of such securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

If dealers are used in the sale of the securities, we or the selling securityholders will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Shares of Common Stock may also be exchanged for satisfaction of selling securityholders’ obligations or other liabilities to their creditors. Such transactions may or may not involve brokers or dealers.

Direct Sales and Sales through Agents

We or the selling securityholders may sell the securities directly. In this case, no underwriters or agents would be involved. We or the selling securityholders may also sell the securities through agents designated from time to time at fixed prices or at varying prices determined at the time of sale. In the prospectus supplement, we will name any agent involved in the offer or sale of the securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We or the selling securityholders may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any sales of these securities in the prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the prospectus supplement, we or the selling securityholders may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase the securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

We and the selling securityholders may have agreements with the agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

Selling securityholders might not sell any securities under this prospectus. In addition, any shares of Common Stock covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

LEGAL MATTERS

Legal matters in connection with the issuance and sale of the securities offered hereby will be passed upon for us by Jones Day. Additional legal matters will be passed upon for any underwriters, dealers or agents by counsel named in the applicable prospectus supplement.

EXPERTS

The audited financial statements and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

PureCycle Technologies, Inc.

 % Convertible Senior Notes due 2032

PRELIMINARY PROSPECTUS SUPPLEMENT

Sole Bookrunner

Morgan Stanley

June , 2026